Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO THE FIFTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

This SECOND AMENDMENT TO THE FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of April 18, 2016, is entered into by and among the following parties:

(i) P&L RECEIVABLES COMPANY, LLC, a Delaware limited liability company and, as Seller;

(ii) PEABODY ENERGY CORPORATION, a Delaware corporation (“Peabody”) and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as Servicer;

(iii) the various parties identified on the signature pages hereto as Sub-Servicers; and

(iv) PNC BANK, NATIONAL ASSOCIATION (the “Administrator”), as Administrator and as the sole Purchaser Agent, Committed Purchaser, LC Bank and LC Participant on the date hereof.

BACKGROUND

1. The parties hereto have entered into that certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016 (as amended, amended and restated, supplemented or otherwise modified through the date hereof, the “Agreement”).

2. The parties hereto have entered into that certain First Amendment to the Fifth Amended and Restated Receivables Purchase and Sale Agreement, dated as of April 12, 2016 (the “PSA Amendment”).

3. Concurrently herewith, Peabody, as Contributor, and the Seller, as Transferee, are entering into that certain Third Amendment to the Contribution Agreement (the “Contribution Agreement Amendment”), which amends that certain Contribution Agreement, dated as of February 20, 2002.

4. Concurrently herewith, Peabody, as Performance Guarantor, and the Administrator are entering into that certain Amended and Restated Performance Guaranty (the “Restated Performance Guaranty”).

5. Concurrently herewith, the Originators, as Performance Guarantors, and the Administrator are entering into that certain Originator Performance Guaranty (the “Originator Performance Guaranty”).

6. Concurrently herewith, the Seller, Servicer and PNC Bank, National Association, as Administrator and as the sole Purchaser Agent, Committed Purchaser, LC Bank and LC Participant, are entering into that Structuring Fee Letter (the “Structuring Fee Letter”).

7. The parties hereto desire to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

SECTION 1. Defined Terms. Capitalized terms used but not otherwise defined herein (including, without limitation, capitalized terms used in the above preamble and background section) have the respective meanings set forth in the Agreement (as amended hereby).

SECTION 2. Amendments to the Agreement. The Agreement is hereby amended to incorporate the changes shown on the marked pages of the Agreement attached hereto as Exhibit A.

SECTION 3. Representations and Warranties. Each of the Seller, the Servicer and the Sub-Servicers hereby represents and warrants to the Administrator, the Purchaser Agents and the Purchasers as follows:

(a) the execution and delivery by such Person of this Amendment, and the performance of its obligations under this Amendment, the Agreement (as amended hereby) and the other Transaction Documents (as defined in the Agreement and in Exhibit A attached hereto) to which it is a party are within its organizational powers and have been duly authorized by all necessary action on its part, and this Amendment, the Agreement (as amended hereby) and the other Transaction Documents to which it is a party are its valid and legally binding obligations, enforceable in accordance with its terms;

(b) the representations and warranties made by such Person in the Agreement (as amended hereby) and each of the other Transaction Documents to which it is a party are true and correct as of the date hereof (as the case may be), unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date); and

(c) no event has occurred and is continuing, or would result from this Amendment, that constitutes a Termination Event or an Unmatured Termination Event.

SECTION 4. Effect of Amendment. All provisions of the Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Agreement (or in any other Transaction Document) to “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Agreement shall be deemed to be references to the Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.

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SECTION 5. Conditions to Effectiveness. The effectiveness of the Amendment is subject to the condition precedent that the Administrator and each Purchaser Agent shall (x) be reasonably satisfied that the Administrator and each of the Purchasers, Purchaser Agents and the LC Bank, shall have protections provided for in the Interim Order and, to the extent then entered, the Final Order, including the protection of Section 364(e) of the Bankruptcy Code with respect to any priority or lien granted or debt incurred pursuant to said Interim Order or Final Order and (y) have received, on or before the date hereof, each of the following, each in form and substance (including the date thereof) reasonably satisfactory to the Administrator and each Purchaser Agent:

(a) Counterparts of (i) this Amendment, (ii) the PSA Amendment, (iii) the Contribution Agreement Amendment, (iv) the Structuring Fee Letter, (v) the Restated Performance Guaranty and (vi) the Originator Performance Guaranty, in each case, duly executed by the parties thereto.

(b) certified copies of: (i) the resolutions of the board of directors (or the Person or Persons exercising similar management and control) of each of the Seller, the Originators, the Sub-Servicers, and Peabody authorizing the execution, delivery and performance by the Seller, the Originators, the Sub-Servicers and Peabody, as the case may be, of this Amendment, the Agreement (as amended hereby) and the other Transaction Documents to which it is a party; (ii) all documents evidencing other necessary corporate or organizational action and governmental approvals, if any, with respect to this Amendment, the Agreement (as amended hereby) and the other Transaction Documents and (iii) the certificate of incorporation or certificate of formation and by-laws or limited liability company agreement, as applicable, of the Seller, the Originators, the Sub-Servicers and Peabody;

(c) a certificate of the Secretary or Assistant Secretary of the Seller, each of the Originators, each of the Sub-Servicers and Peabody certifying the names and true signatures of its officers who are authorized to sign this Amendment and the other Transaction Documents to which it is a party; provided that, until the Administrator receives a subsequent incumbency certificate from the Seller, the Originators, the Sub-Servicers or Peabody, as the case may be, the Administrator shall be entitled to rely on the last such certificate delivered to it by the Seller, the Originators, the Sub-Servicers or Peabody, as the case may be;

(d) favorable opinions, addressed to the Administrator in form and substance reasonably satisfactory to the Administrator, of external counsel for the Seller, the Originators, the Sub-Servicers and Peabody, covering such matters as the Administrator may reasonably request, including, without limitation, customary corporate, no-conflicts and enforceability matters;

(e) evidence of payment by the Seller of all accrued and unpaid fees, costs and expenses (including those contemplated by the Structuring Fee Letter) to the extent then due and payable on or prior to the date hereof, including any such costs, fees and expenses arising under or referenced in Section 5.4 of the Agreement (as amended hereby) (including all attorney fees that have been invoiced at least one (1) Business Day prior to the date that the Interim Order is entered by the Bankruptcy Court);

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(f) good standing certificates with respect to each of the Seller, the Originators, the Sub-Servicers and Peabody issued by the Secretary of State (or similar official) of the state of each such Person’s organization or formation and principal place of business;

(g) a copy of the Interim Order entered by the Bankruptcy Court that is in full force and effect and has not been vacated or reversed, is not subject to a stay, and has not been modified or amended (except for modifications or amendments approved in writing by the Administrator and the Majority Purchaser Agents, in each case, acting in their sole discretion); and

(h) evidence that (i) all “first day orders” and all related pleadings intended to be entered on or prior to the entry of the Interim Order (including a “cash management order”) shall have been entered by the Bankruptcy Court and shall be reasonably satisfactory in form and substance to the Administrator and (ii) forms of “second day orders” filed but not yet entered shall be reasonably satisfactory in form and substance to the Administrator, it being understood that drafts approved by counsel to the Administrator prior to the Filing Date are reasonably satisfactory.

SECTION 6. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 7. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any provision hereof, and the unenforceability of any provision hereof, and the unenforceability of one or more provisions of this Amendment in one jurisdiction shall not have the effect of rendering such provision or provisions unenforceable in any other jurisdiction.

SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York (including for such purposes Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York).

SECTION 9. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Agreement or any provision hereof or thereof.

[Signature pages follow.]

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

THE SELLER:

P&L RECEIVABLES COMPANY, LLC, as Seller

By:	/s/ James A. Tichenor
Name:	James A. Tichenor
Title:	Vice President & Treasurer

THE SERVICER:

PEABODY ENERGY CORPORATION, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as Servicer

By:	/s/ James A. Tichenor
Name:	James A. Tichenor
Title:	Vice President & Treasurer

S-1	Second Amendment to 5th A&R RPA (Peabody)

THE SUB-SERVICERS:

PEABODY ARCLAR MINING, LLC;
PEABODY MIDWEST MINING, LLC;
TWENTYMILE COAL, LLC;
PEABODY CABALLO MINING, LLC;
COALSALES II, LLC;
PEABODY POWDER RIVER MINING, LLC;
PEABODY HOLDING COMPANY, LLC;
PEABODY BEAR RUN MINING, LLC;
PEABODY WILD BOAR MINING, LLC;
PEABODY GATEWAY NORTH MINING, LLC;
PEABODY COALTRADE, LLC; and
PEABODY COALSALES, LLC, each, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as a Sub-Servicer

By:	/s/ James A. Tichenor
Name:	James A. Tichenor
Title:	Vice President & Treasurer of each of the foregoing Sub-Servicers

PEABODY WESTERN COAL COMPANY, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code,as a Sub-Servicer

By:	/s/ Douglas D. Loucks
Name:	Douglas D. Loucks
Title:	Treasurer

S-2	Second Amendment to 5th A&R RPA (Peabody)

PNC’S PURCHASER GROUP:

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for its Purchaser Group and as Committed Purchaser

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

S-3	Second Amendment to 5th A&R RPA (Peabody)

PNC BANK, NATIONAL ASSOCIATION,
as an LC Participant for its Purchaser Group and as the LC Bank

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

S-4	Second Amendment to 5th A&R RPA (Peabody)

THE ADMINISTRATOR:

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:	/s/ Michael Brown
Name:	Michael Brown
Title:	Senior Vice President

S-5	Second Amendment to 5th A&R RPA (Peabody)

EXHIBIT A1

MARKED PAGES SHOWING ONLY CHANGED PAGES TO FIFTH AMENDED AND

RESTATED RECEIVABLES PURCHASE AGREEMENT

(Attached)

Exhibit A

CONFORMED COPYEXHIBIT A TO THE SECOND AMENDMENT TO THE FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT Conformed through the First Amendment, dated as of April [10],April 12, 2016 Conformed through the Second Amendment, dated April 18, 2016

FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

DATED AS OF MARCH 25, 2016

BY AND AMONG

P&L RECEIVABLES COMPANY, LLC,

as Seller,

PEABODY ENERGY CORPORATION,

a debtor and debtor-in-possession under

chapter 11 of the Bankruptcy Code, as initial Servicer,

PEABODY ARCLAR MINING, LLC,

PEABODY MIDWEST MINING, LLC,

TWENTYMILE COAL, LLC,

PEABODY CABALLO MINING, LLC,

COALSALES II, LLC,

PEABODY WESTERN COAL COMPANY,

PEABODY POWDER RIVER MINING, LLC,

PEABODY HOLDING COMPANY, LLC,

PEABODY BEAR RUN MINING, LLC,

PEABODY WILD BOAR MINING, LLC,

PEABODY GATEWAY NORTH MINING, LLC,

PEABODY COALTRADE, LLC,

and

PEABODY COALSALES, LLC,

each a debtor and debtor-in-possession under

chapter 11 of the Bankruptcy Code,

as Sub-Servicers,

THE VARIOUS CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS COMMITTED PURCHASERS FROM TIME TO TIME PARTY

HERETO,

THE VARIOUS PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS LC PARTICIPANTS FROM TIME TO TIME PARTY HERETO,

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrator and as LC Bank

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ARTICLE I. AMOUNTS AND TERMS OF THE INVESTMENTS	2

Section 1.1 Investment Facility.	2
Section 1.2 Making Investments; Initial Investment; Joinders; Related Agreements.	4
Section 1.3 Transfer of Receivables and Other Purchased Assets	45
Section 1.4 Terms and Conditions for Sale, Assignment and Transfer	5
Section 1.5 Purchased Assets Coverage Percentage Computation.	9
Section 1.6 Settlement Procedures.	9
Section 1.7 Fees.	2
Section 1.8 Payments and Computations, Etc.	3
Section 1.9 Increased Costs.	1516
Section 1.10 Requirements of Law.	1617
Section 1.11 Inability to Determine Euro-Rate.	1718
Section 1.12 Extension of the Facility Termination Date.	1819
Section 1.13 Letters of Credit.	19
Section 1.14 Issuance of Letters of Credit.	1920
Section 1.15 Requirements For Issuance of Letters of Credit.	20
Section 1.16 Disbursements, Reimbursement.	2021
Section 1.17 Repayment of Participation Advances.	2122
Section 1.18 Documentation.	22
Section 1.19 Determination to Honor Drawing Request.	2223
Section 1.20 Nature of Participation and Reimbursement Obligations.	2223
Section 1.21 Indemnity	2425
Section 1.22 Liability for Acts and Omissions.	2425

ARTICLE II. REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS	2627

Section 2.1 Representations and Warranties; Covenants.	4
Section 2.2 Termination Events.	4

ARTICLE III. INDEMNIFICATION	5

Section 3.1 Indemnities by the Seller.	5
Section 3.2 Indemnities by the Servicer.	2829

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(continued)

Page
ARTICLE IV. ADMINISTRATION AND COLLECTIONS	2829

Section 4.1 Appointment of the Servicer.	2829
Section 4.2 Duties of the Servicer.	2930
Section 4.3 Lock-Box Arrangements.	31
Section 4.4 Enforcement Rights.	3132
Section 4.5 Responsibilities of the Seller.	3233
Section 4.6 Servicing Fee.	3334
Section 4.7 Agents	3334

ARTICLE V. MISCELLANEOUS	3839

Section 5.1 Amendments, Etc.	3839
Section 5.2 Notices, Etc.	3940
Section 5.3 Successors and Assigns; Assignability; Participations.	4041
Section 5.4 Costs, Expenses and Taxes.	4344
Section 5.5 No Proceedings; Limitation on Payments.	4748
Section 5.6 Confidentiality.	4748
Section 5.7 GOVERNING LAW AND JURISDICTION	4849
Section 5.8 Execution in Counterparts	4849
Section 5.9 Survival of Termination; Non-Waiver	49
Section 5.10 WAIVER OF JURY TRIAL	4950
Section 5.11 Entire Agreement	4950
Section 5.12 Headings	4950
Section 5.13 Sharing of Recoveries	4950
Section 5.14 Purchaser Groups’ Liabilities	5051
Section 5.15 Right of Setoff	5051
Section 5.16 USA Patriot Act	6
Section 5.17 Severability	6
Section 5.18 Mutual Negotiations	6

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(continued)

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This FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 25, 2016, by and among P&L RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as seller (the “Seller”), PEABODY ENERGY CORPORATION, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Peabody”), as initial servicer (in such capacity, collectively, together with its successors and permitted assigns in such capacity, the “Servicer”), PEABODY ARCLAR MINING, LLC, an Indiana limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY MIDWEST MINING, LLC, an Indiana limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, TWENTYMILE COAL, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY CABALLO MINING, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, COALSALES II, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY WESTERN COAL COMPANY, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY POWDER RIVER MINING, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY HOLDING COMPANY, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY COALTRADE, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY COALSALES, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY GATEWAY NORTH MINING, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY WILD BOAR MINING, LLC and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, a Delaware limited liability company, PEABODY BEAR RUN MINING, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (each a “Sub-Servicer” and collectively the “Sub-Servicers”), the various CONDUIT PURCHASERS from time to time party hereto, the various COMMITTED PURCHASERS from time to time party hereto, the various LC PARTICIPANTS from time to time party hereto, the various PURCHASER AGENTS from time to time party hereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).

PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

The Seller desires to sell, transfer and assign receivables, and the Purchasers desire to acquire such receivables from time to time on the terms and subject to the conditions set forth herein.

of (i) the amount identified on such Qualifying Interim Report as Collections on deposit in the Lock-Box Account and/or LC Collateral Account in excess of the amount necessary to ensure that the Purchased Assets Coverage Percentage does not exceed 100% and (ii) the aggregate amount of available Collections then on deposit in the Lock-Box Accounts and the LC Collateral Account. For purposes of this clause (g), “Qualifying Interim Report” shall mean any Interim Report that satisfies each of the following conditions: (A) the Purchased Assets Coverage Percentage as set forth in such Interim Report shall not exceed 100%; (B) such Interim Report is calculated as of the immediately prior Business Day and (C) all of the information and calculations set forth in such Interim Report are true and correct. For the avoidance of doubt, the Administrator shall have no obligation to remit funds to the Seller or the Servicer or any Affiliate thereof from the Lock-Box Account (or the LC Collateral Account, if applicable) unless the Administrator shall have received a Qualifying Interim Report.

Section 1.7 Fees.

(a)	The Seller shall pay to the Administrator, the Purchasers and the Purchaser Agents the fees in the amounts and on the dates set forth in those certain fee letter agreements for each Purchaser Group, in each case, from time to time entered into among Peabody, the Seller and the applicable Purchaser Agent and/or the Administrator (as such letter agreements may be amended, supplemented or otherwise modified from time to time, the “Fee Letters”).

(b)	The Seller agrees to pay to each Purchaser Agent, for the account of the Purchasers in such Purchaser Agent’s Purchaser Group, the following fees:

(i) a “Program Fee” accruing on each day from and after the date hereof until the Final Payout Date, which Program Fee for each such day shall be an amount equal to the product of (i) 5.00%, multiplied by (ii) the aggregate outstanding Capital of the Purchasers in such Purchaser Group on such day, multiplied by (iii) 1/360;

(ii) an “Unused Fee” accruing on each day from and after the date hereof until the Final Payout Date, which Unused Fee for each such day shall be an amount equal to the product of (i) 0.80%, multiplied by (ii) the excess, if any, of (A) such Purchaser Group’s Group Commitment on such day, over (B) the sum of (1) the aggregate outstanding Group Capital of such Purchaser Group on such day, plus (2) the aggregate LC Participation Amount held by all such LC Participants in such Purchaser Group on such day, multiplied by (iii) 1/360;

(iii) an “LC Participation Fee” accruing on each day from and after the date hereof until the date on or after the Final Payout Date when the LC Participation Amount of the LC Participant in such Purchaser Group has been reduced to zero ($0), which LC Participation Fee for each such day shall be an amount equal to the product of (i) 5.00%, multiplied by (ii) the aggregate LC Participation Amount held by all such LC Participants in such Purchaser Group on such day, multiplied by (iii) 1/360; and

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(c)	In addition to the foregoing, the Seller agrees to pay, to PNC, as LC Bank, an “LC Bank Fee” accruing on each day from and after the date hereof until the date on or after the Final Payout Date when the LC Participation Amount has been reduced to zero ($0), which LC Bank Fee for each such day shall be an amount equal to the product of (i) 0.15%, multiplied by (ii) the LC Participation Amount on such day, multiplied by (iii) 1/360.

Section 1.8 Payments and Computations, Etc.

(a)	All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day. Amounts payable hereunder to or for the benefit of the Administrator, the Purchasers or the Purchaser Agents (or their related Affected Persons or Indemnified Parties) shall be distributed as follows:

(i) Any amounts to be distributed by or on behalf of the Administrator hereunder to any Purchaser Agent, Purchaser or Purchaser Group shall be distributed to the account specified in writing from time to time by the applicable Purchaser Agent to the Administrator, and the Administrator shall have no obligation to distribute any such amounts unless and until it actually receives payment of such amounts by the Seller or the Servicer, as applicable, in the Administration Account. Except as expressly set forth herein (including, without limitation, as set forth in Section 1.6(b)(iii) with respect to Collections held in trust for Declining Conduit Purchasers and Exiting Purchasers), the Administrator shall distribute (or cause to be distributed) such amounts to the Purchaser Agents for the Purchasers within their respective Purchaser Groups ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to the Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by the Purchasers.

(ii) Except as expressly set forth herein (including, without limitation, as set forth in Section 1.6(b)(iii) with respect to Collections held in trust for Declining Conduit Purchasers and Exiting Purchasers), each Purchaser Agent shall distribute the amounts paid to it hereunder for the benefit of the Purchasers in its Purchaser Group to the Purchasers within its Purchaser Group ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to such Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by such Purchasers.

(b)	The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer,

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ARTICLE II.

REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS

Section 2.1 Representations and Warranties; Covenants.

Each of the Seller, Peabody and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

Section 2.2 Termination Events.

If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority Purchaser Agents) and Purchasers) or shall (at the direction of the Majority Purchaser Agents Purchasers), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that the Facility Termination Date shall automatically occurupon the occurrence of any event other than the Chapter 11 Cases (without any requirement for the passage of time or the giving of notice) upon either (i) the occurrence of any event described in paragraph (f) of Exhibit V, other than such an event arising from a Specified Chapter 11 Case, or (ii) if a Specified Chapter 11 Case has occurred, the Bankruptcy Court shall not have entered an Interim Order by May 1, 2016. the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the Purchasers Administrator, the Purchaser Agents and the Administrator Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other applicable lawApplicable Law, which rights and remedies shall be cumulative.

For purposes of this Section 2.2, the following terms shall have the following meaningsassigned thereto:

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Missouri or such other court as shall have jurisdiction over the Specified Chapter 11 Cases.

“Interim Order” means an order of the Bankruptcy Court in substantially the form of Annex J, with changes to such form as are reasonably satisfactory to the Administrator and the Majority Purchaser Agents authorizing and approving amendments to the Agreement and each of the other Transaction Documents in form and substance satisfactory to the Administrator and each of the Purchaser Agents in their sole and absolute discretion pursuant to Sections 105, 362(d), 363(b)(1), 363(f), 363(m), 364(c), 364(d), 364(e) and 365 of the Bankruptcy Code and Bankruptcy Rule 4001 providing other relief, in form and substance satisfactory to the Administrator and each of the Purchaser Agents in their sole and absolute discretion, providing for, among other things, (i) assumption of the Contribution Agreement as so amended and continued sale and contribution of Receivables to the Seller pursuant thereto, (ii) assumption of the Purchase and Sale Agreement as so amended and continued sale of Receivables to the Contributor pursuant thereto and (iii) superpriority administrative status for all claims of the Seller, the Administrator and the Purchasers against Peabody and its Subsidiaries (other than the Seller) under the Transaction Documents as so amended.

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“Specified Chapter 11 Cases” means any Chapter 11 cases of Peabody and certain of its Subsidiaries (other than the Seller) initiated on or prior to April [10], 2016 and jointly administered under the same case number in the Bankruptcy Court. For the avoidance of doubt, the Specified Chapter 11 Cases shall not include any Insolvency Proceeding with respect to the Seller.

ARTICLE III.

INDEMNIFICATION

Section 3.1 Indemnities by the Seller.

Without limiting any other rights that the Administrator, the Purchaser Agents, the Purchasers, the Liquidity Banks, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or permitted assigns (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of Investments or Reinvestments, the ownership of any portion of the Purchased Assets, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its employees, officers, directors, agents, counsel, successors, transferees or permitted assigns or (b) any indemnification which has the effect of recourse for the non-payment of the Receivables to any indemnitor (except as otherwise specifically provided in this Agreement). Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct on the date thereof (or, if such information is stated therein to be as of a different date, on such different date), or the failure of any other information provided to any Purchaser or the Administrator with respect to Receivables or this Agreement to be true and correct on the date so provided (or, if such information is stated therein to be as of a different date, on such different date),

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(ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to against amounts owing by the Seller hereunder (even if contingent or unmatured) and (ii) the Servicer against amounts owing by the Servicer hereunder (even if contingent or unmatured).

Section 5.16 USA Patriot Act.

Each of the Administrator and each of the other Purchasers hereby notifies the Seller, the Servicer and each Sub-Servicer that pursuant to the requirements of the USA Patriot Act, the Administrator and the other Purchasers may be required to obtain, verify and record information that identifies the Seller, the Originators, the Contributor, the Servicer, the Sub-Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators, the Contributor, the Servicer, the Sub-Servicer and the Performance Guarantor that will allow the Administrator, the Purchaser Agents and the other Secured Parties Purchasers to identify the Seller, the Originators, the Contributor, the Servicer, the Sub-Servicer and the Performance Guarantor in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act. Each of the Seller, the Servicer and Sub-Servicers agrees to provide the Administrator and each other Purchaser, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.

Section 5.17 Severability.

Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 5.18 Mutual Negotiations.

This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:

P&L RECEIVABLES COMPANY, LLC, as Seller

By:
Name: James A. Tichenor
Title: Vice President & Treasurer

THE SERVICER:

PEABODY ENERGY CORPORATION, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as initial Servicer

By:
Name: James A. Tichenor
Title: Vice President & Treasurer

S-1	Amendment and Restated Receivables Purchase Agreement

THE SUB-SERVICERS:

PEABODY ARCLAR MINING, LLC; PEABODY MIDWEST MINING, LLC; TWENTYMILE COAL, LLC;
PEABODY CABALLO MINING, LLC; COALSALES II, LLC;

PEABODY POWDER RIVER MINING, LLC; PEABODY HOLDING COMPANY, LLC; PEABODY BEAR RUN MINING, LLC; PEABODY WILD BOAR MINING, LLC; PEABODY GATEWAY NORTH MINING, LLC; PEABODY COALTRADE, LLC; and PEABODY COALSALES, LLC, each, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as a Sub-Servicer

By:
Name:	James A. Tichenor
Title:	Vice President & Treasurer of each of theforegoing Sub-Servicers

PEABODY WESTERN COAL COMPANY, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as a Sub-Servicer

By:
Name: Douglas D. Loucks
Title: Treasurer

S-2	Fifth Amendment and Restated Receivables Purchase Agreement

Termination Event exists shall be an interest rate equal to the greater of (i) 3.00% per annum above the Base Rate in effect on such day and (ii) the Euro-Rate on such day.

“Anti-Terrorism Laws” means any Applicable Law or regulation relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Assumption Agreement” means an agreement substantially in the form set forth in Annex F to this Agreement.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Missouri or such other court as shall have jurisdiction over the Chapter 11 Cases.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a) the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or the applicable Committed Purchaser or, in the case of determining the Base Rate for purposes of calculating the Yield Reserve, the Administrator) as its “reference rate” or “prime rate”, as applicable. Such “reference rate” (or “prime rate”, as applicable) is set by the applicable Purchaser Agent (or the applicable Committed Purchaser or the Administrator) based upon various factors, including the applicable Purchaser Agent’s (or the applicable Committed Purchaser’s or the Administrator’s) costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate; and

(b) 0.50% per annum above the latest Federal Funds Rate.

“Base Rate Portion of Capital” shall mean a Portion of Capital, the Discount with respect to which is calculated at a per annum rate based on the interest rate determined by reference to the Base Rate.

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“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, Peabody or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York, or Pittsburgh, Pennsylvania and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

“Capital” means, with respect to any Purchaser, the aggregate amount paid to (or for the benefit of) the Seller in respect of Investments by such Purchaser (including, without limitation, pursuant to Section 1.4(f)), as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.6(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Change in Control” means (a) Peabody ceases to own, directly or indirectly, 100% of the membership interests of the Seller free and clear of all Adverse Claims (other than any Adverse Claim in favor of (x) the administrative agent, collateral agent or trustee under the Credit Agreement or the Second Lien Notes Indenture and (y) the DIP Agent under any Eligible DIP Facility (in each case, so long as such Person is then party to a No Proceedings Agreement or such Adverse Claim is subject to the Interim Order)); (b) a “Change in Control” as defined in the Senior Notes Indenture; (c) with respect to any Material Originator, Peabody ceases to be the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of at least 75% of the outstanding shares of voting securities of such Material Originator without the prior written consent of the Administrator, such consent not to be unreasonably withheld; or (d) Peabody ceases to have beneficial ownership (as defined in clause (c)), directly or indirectly, of 100% of the outstanding shares of voting securities of Peabody Holding Company, LLC. For purposes of this definition, “Senior Notes Indenture” shall have the meaning assigned to such term in the Credit Agreement.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Chapter 11 Cases” means the chapter 11 cases of Peabody and certain of its Subsidiaries jointly administered under the same case number in the Bankruptcy Court.

“Closing Date” means March 25, 2016.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Peabody, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.6(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Committed Purchaser, LC Participant or LC Bank, as applicable, the maximum aggregate amount which such Purchaser is obligated to pay hereunder on account of all Investments and all drawings under all Letters of Credit, on a combined basis, as set forth on Schedule V hereto or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 5.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(c). As the context so requires, “Commitment” with respect to any Committed Purchaser, LC Participant or LC Bank, as applicable, shall also be deemed to include such Committed Purchaser’s, LC Participant’s or LC Bank’s obligation hereunder to make Investments, Reinvestments or participation advances to the LC Bank or, in the case of the LC Bank, to issue Letters of Credit, as applicable, on the terms and subject to the conditions set forth herein.

“Commitment Percentage” means, for each Committed Purchaser or related LC Participant in a Purchaser Group, the Commitment of such Committed Purchaser or related LC Participant, as the case may be, divided by the total of all Commitments of all Committed Purchasers or related LC Participants, as the case may be, in such Purchaser Group.

“Committed Purchaser” means each Person listed as such on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“Company Note” has the meaning set forth in Section 3.1 of the Sale Agreement.

“Concentration Percentage” means: (a) for any Group A Obligor, 15%, (b) for any Group B Obligor, 12%, (c) for any Group C Obligor, 5.0% and (d) for any Group D Obligor, 3.0%.

“Concentration Reserve” means the product of (a) the Aggregate Capital plus the Adjusted LC Participation Amount, and (b)(i) the Concentration Reserve Percentage divided by (ii) 1 minus the Concentration Reserve Percentage.

“Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors at such time, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors at such time, (c) the two (2) largest Obligor Percentage of the Group B Obligors at such time and (d) the one (1) largest Obligor Percentage of the Group A Obligors at such time.

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“Conduit Purchaser” means each commercial paper conduit that is a party to this Agreement, as a purchaser, or that becomes a party to this Agreement, as a purchaser pursuant to an Assumption Agreement or otherwise.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Contribution Agreement” means that certain Contribution Agreement dated as of February 20, 2002 by and between the Contributor and the Seller, as the same may be amended from time to time.

“Contribution Indemnified Amounts” has the meaning set forth in Section 7.1 of the Contribution Agreement.

“Contribution Indemnified Party” has the meaning set forth in Section 7.1 of the Contribution Agreement.

“Contribution Termination Date” has the meaning set forth in Section 1.3 of the Contribution Agreement.

“Contribution Termination Event” has the meaning set forth in Section 6.1 of the Contribution Agreement.

“Contributor” means Peabody Energy Corporation, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code.

“Conveyed Assets” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Covered Entity” means (a) the Seller, the Servicer, each Sub-Servicer, the Performance Guarantor, the Contributor and each Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“CP Rate” means, for any Conduit Purchaser and for any Settlement Period for any Portion of Capital, (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement)

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“Dilution Component Reserve Percentage” means on any date, the product of (a) the average Dilution Ratio for the twelve preceding calendar months multiplied by (b) the Dilution Horizon.

“Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/l000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by the Originators during the two most recent calendar months to (b) the Net Receivables Pool Balance at the last day of the most recent calendar month.

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments required to be made by the Seller pursuant to Section 1.6(e)(i) of the Agreement during such calendar month by (b) the aggregate credit sales made by the Originators during the month that is one month prior to the current month.

“Dilution Reserve” means, on any date, an amount equal to: (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Seller on such date multiplied by (b) (i) the Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Dilution Reserve Percentage on such date.

“Dilution Reserve Percentage” means on any date, the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2.50 times the average of the Dilution Ratio for the twelve most recent calendar months and (y) the Spike Factor.

“DIP Agent” has the meaning set forth in the definition of Eligible DIP Facility.

“DIP Facility” means a secured superpriority debtor-in-possession credit facility entered into by one or more members of the Peabody Group (excluding the Seller), it being understood and agreed that the Agreement together with the other Transaction Documents shall not constitute a DIP Facility.

“Discount” means, with respect to any Purchaser, the amount determined pursuant to the applicable formula below:

(a) for any Portion of Capital of such Purchaser for any Settlement Period to the extent such Purchaser will be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

CPR x C x (ED/360)

(b) for any Portion of Capital of such Purchaser for any Settlement Period to the extent such Purchaser will not be funding such Portion of Capital during such Settlement Period through the issuance of Notes or, to the extent the LC Bank and/or any LC Participant has made an Investment in connection with any drawing under a Letter of Credit, which Investment accrues Discount pursuant to Section 1.4(f) of the Agreement:

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TF + the sum of the following amounts calculated for each

day in such Settlement Period:

AR x C x (1/Year)

where:

AR	=	the Alternate Rate for such Portion on such day;

C	=	such Portion of Capital (i) for purposes of clause (a) above, for such Settlement Period, or (ii) for purposes of clause (b) above, on such day;

CPR	=	the CP Rate for such Portion of Capital for such Settlement Period;

ED	=	the actual number of days during such Settlement Period;

Year	=	if such Portion of Capital is funded based upon: (i) the Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable; and

TF	=	the Termination Fee, if any, for the Portion of Capital for such Settlement Period;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by Applicable Law; and provided further, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Drawing Date” has the meaning set forth in Section 1.16 of the Agreement.

“Eligible Assignee” means any bank or financial institution acceptable to the LC Bank and the Administrator.

“Eligible DIP Facility” means a DIP Facility that satisfies each of the following criteria: (a) each administrative agent and collateral agent (collectively, the “DIP Agent”) under such DIP Facility has entered into and become a party to a No Proceedings Agreement (to the extent an Adverse Claim on the membership interests of the Seller has been granted to the DIP Agent), (b) such No Proceedings Agreement is in full force and effect and is enforceable against the related DIP Agent in accordance with its terms (to the extent an Adverse Claim on the membership interests of the Seller has been granted to the DIP Agent), (c) the DIP Facility is not secured by Liens on any Pool Assets and (d) no superpriority administrative expense claim arising under or in connection with the DIP Facility, except for the “Carve Outs” (as defined in the Financing Orders), shall rank senior to the Superpriority Claims granted to the Purchasers under the Transaction Documents.

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exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(e) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables considered to be “quality accruals” (as reported on the monthly Information Package), exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(f) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the coal with respect to which has been shipped but not yet billed, exceeds 15.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in an Investment or Commitment pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in the Investment or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.4, amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.4(b)(ii) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exiting Notice” has the meaning set forth in Section 1.6(b)(ii) of the Agreement. “Exiting Purchaser” has the meaning set forth in Section 1.6(b)(ii) of the Agreement.

“Facility Termination Date” means the earliest to occur of: (a) with respect to each Purchaser, March 23, 2018, subject to any extension thereof pursuant to Section 1.12, (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of the Agreement and, (d) with respect to each Purchaser Group, the date that the commitment of all of the Committed Purchasers of such Purchaser Group terminate pursuant to Section 1.12.1.12 and (e) the substantial consummation of a plan of reorganization filed in the Chapter 11 Cases that is confirmed pursuant to an order entered by the Bankruptcy Court.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreement between the United States of America and any non-U.S. jurisdiction with respect to the foregoing and any law, regulation, or practice adopted pursuant to such intergovernmental agreement.

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“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the “Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letters” has the meaning set forth in Section 1.7 of the Agreement.

“Fees” means the fees payable by the Seller pursuant to the Fee Letters or Section 1.5 of the Agreement. For the avoidance of doubt, “Fees” excludes any Servicing Fees.

“Filing Date” means April 13, 2016.

“Filing Debtor” means Peabody or any other member of the Peabody Operating Group that is a debtor in any of the Chapter 11 Cases.

“Final Order” means a final order of the Bankruptcy Court authorizing and approving this Agreement and each of the other Transaction Documents pursuant to Sections 105, 362(d), 363(b)(1), 363(f), 363(m), 364(c), 364(d), 364(e) and 365 of the Bankruptcy Code and Bankruptcy Rule 4001 and providing other relief, in substantially the form of the Interim Order (with only such modifications thereto as are necessary to convert the Interim Order to a final order and such other modifications as are reasonably satisfactory to the Administrator and the Majority Purchaser Agents) providing for, among other things, (i) assumption of the Contribution Agreement and continued sale and contribution of Receivables to the Seller pursuant thereto, (ii) assumption of the Purchase and Sale Agreement and continued sale of Receivables to the Contributor pursuant thereto and (iii) superpriority administrative status for all claims of the Seller and the Purchasers against each member of the Peabody Operating Group under the Transaction Documents, which order shall not have been (a) vacated, reversed, or stayed, or (b) amended or modified, except as otherwise agreed to in writing by the Administrator and each of the Purchaser Agents in their sole discretion.

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“Final Payout Date” means the date on or after the Facility Termination Date on which (i) the Purchase Limit and all Commitments have been reduced to zero ($0), (ii) the Aggregate Capital has been reduced to zero ($0), (iii) the Aggregate Discount has been paid in full, (iv) all accrued Fees have been paid in full, (v) the Adjusted LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn (unless backstopped or cash-collateralized in a manner agreed to in writing by the LC Bank and the Majority LC Participants in their sole and absolute discretion) and (vi) all other amounts owing by the Seller and the Servicer to the Administrator, the Purchaser Agents, the Purchasers, the Indemnified Parties and the other Affected Persons hereunder and under the other Transaction Documents have been paid in full.

“Financing Orders” means the Interim Order and the Final Order.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any agency, authority, instrumentality, body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including any court and any supra-national bodies such as the European Union or the European Central Bank.

“Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities, and any Special Group A Obligor.

“Group B Obligor” means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities, and any Special Group B Obligor.

“Group C Obligor” means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities, and any Special Group C Obligor.

“Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.

“Group Commitment” means, with respect to any Purchaser Group at any time, the aggregate Commitments of all Committed Purchasers (solely in such capacity) within such Purchaser Group.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor, and any Special Group D Obligor.

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“Indemnified Amounts” has the meaning set forth in Section 3.1 of the Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of the Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment or disbursement by the Seller or Servicer under any Transaction Document and (b) any incremental U.S. federal income or withholding Taxes or state or local Taxes arising because an Investment or the Purchased Assets is not treated for U.S. federal, state and local income and franchise Tax purposes as intended under Section 1.4(e) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from, the foregoing.

“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to the Agreement.

“Information Package” means a report, in substantially the form of Annex A to the Agreement, furnished to the Administrator and each Purchaser Agent pursuant to the Agreement.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Interim Order” means an order of the Bankruptcy Court in substantially the form of Annex I, with changes to such form as are reasonably satisfactory to the Administrator and the Majority Purchaser Agents authorizing and approving the Agreement and each of the other Transaction Documents pursuant to Sections 105, 362(d), 363(b)(1), 363(f), 363(m), 364(c), 364(d), 364(e) and 365 of the Bankruptcy Code and Bankruptcy Rule 4001 providing other relief, in form and substance satisfactory to the Administrator and each of the Purchaser Agents in their sole discretion, providing for, among other things, (i) assumption of the Contribution Agreement and continued sale and contribution of Receivables to the Seller pursuant thereto, (ii) assumption of the Purchase and Sale Agreement and continued sale of Receivables to the Contributor pursuant thereto and (iii) superpriority administrative status for all claims of the Seller and the Purchasers against each member of the Peabody Operating Group under the Transaction Documents.

“Interim Report” means a report substantially in the form of Annex H, furnished to the Administrator pursuant to Section 1.6(g) on any Business Day as of the date that is one Business Day prior to such date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

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“Lock-Box Agreement” means an agreement, in form and substance satisfactory to the Administrator, among the Seller, the Servicer, the Administrator and a Lock-Box Bank.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts; provided, however, that such bank or other financial institution shall be a Permitted Lock-Box Bank.

“Loss Reserve” means, on any date, an amount equal to: (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Seller on such date multiplied by (b) (i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.

“Loss Reserve Percentage” means, on any date, the product of (i) 2.50 times (ii) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months and (iii) (A) the aggregate credit sales made by the Originators during the five most recent calendar months divided by (B) the Net Receivables Pool Balance as of such date.

“Majority LC Participants” means, at any time, LC Participants whose Pro Rata Shares aggregate 51% or more.

“Majority Purchaser Agents” means, at any time, the Purchaser Agents which in their related Purchaser Group have Committed Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Committed Purchasers in all Purchaser Groups; provided, that so long as any one Committed Purchaser’s Commitment is greater than 50% of the aggregate Commitments and there is more than one Purchaser Group, then “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents which in their related Purchaser Group have Committed Purchasers whose Commitments aggregate more than 50% of the aggregate Commitment of all Committed Purchasers in all Purchaser Groups.

“Material Adverse Effect” means with respect to any event or circumstance, a material adverse effect on:

(a) the assets, operations, business or financial condition of (i) the Seller, or (ii) Peabody and its Subsidiaries taken as a whole,

(b) the ability of any of the Originators, the Contributor, the Servicer, any of the Sub-Servicers, the Transferee or the Seller to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

(c) the validity or enforceability of the Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, or

(d) the status, perfection, enforceability or priority of the Administrator’s, the Purchasers’ or the Seller’s interest in the Pool Assets,

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provided, however, that no “Material Adverse Effect” shall be deemed to occur due to any event or circumstance that customarily occurs as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the commencement of the Chapter 11 Cases.

“Material Originator” means any of the following at any time, so long as such Person is an Originator: (i) Peabody Western Coal Company, a Delaware corporation, and (ii) Peabody COALSALES, LLC, a Delaware limited liability company and (iii) any other Originator now or hereafter party to the Sale Agreement whose Receivables represent 15% or more of the aggregate Receivables originated by the Originators in any calendar month during the immediately preceding 12 Settlement Periods.

“Member” shall have the meaning set forth in Schedule A to the LLC Agreement.

“Mohave Project” means that certain joint venture that developed, built and operates the Mohave Generating Station located in Laughlin, Nevada, which joint venture is owned by Southern California Edison (56%), Nevada Power Company (14%), Salt River Project Agricultural Improvement and Power District (10%), and Department of Water and Power of Los Angeles (20%).

“Monthly Settlement Date” means the twenty-third day of each calendar month occurring after the Closing Date (or the next succeeding Business Day if such day is not a Business Day).

“Moody’s” means Moody’s Investors Service, Inc.

“Navajo Project” means that certain joint venture that developed, built and operates the Navajo Electric Generating Station located in Page, Arizona, which joint venture is owned by Nevada Power Company, Salt River Project Agricultural Improvement and Power District, Department of Water and Power of Los Angeles, Arizona Public Service Co., and Tucson Gas and Electric Co.

“Net Receivables Pool Balance” means, at anytime: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) Excess Concentration.

“No Proceedings Agreement” means in respect of any DIP Facility, a no proceedings letter agreement, among the Administrator, the DIP Agent and Peabody, in substantially the form attached hereto as Annex I or with any changes thereto consented to in writing by the Administrator in its reasonable discretion.

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Group” means any of the following: Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor.

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“Peabody Group” means Seller, Peabody, any Originator, the Contributor or any of their respective Subsidiaries.

“Peabody Operating Group” means the Peabody Group other than the Seller.

“Percentage” means, for each Purchaser Group, a fraction (expressed as a percentage), (a) the numerator of which is such Purchaser Group’s Group Commitment and (b) the denominator of which is the aggregate Group Commitments of all Purchaser Groups.

“Performance Guarantor” means Peabody.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor and each Originator in favor of the Administrator for the benefit of the Purchasers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Performance Reserve” means the sum of the Loss Reserve and the Dilution Reserve. “Permitted Lock-Box Bank” means PNC or an Affiliate thereof.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning set forth in the preamble to the Agreement.

“Pool Assets” has the meaning set forth in Section 1.4(e) of the Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Purchaser and its Capital, any separate portion of such Capital being funded or maintained by such Purchaser (or its successors or permitted assigns) by reference to a particular interest rate basis. In addition, at any time when such Capital is not divided into two or more such portions, “Portion of Capital” means 100% of such Capital.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Purchaser to any Program Support Provider of the Purchased Assets (or portions thereof) and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

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“Program Support Provider” means and includes, with respect to any Conduit Purchaser, any Liquidity Bank and any other Person (other than any customer of such Conduit Purchaser) agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Required LC Participants” means, at any time, the LC Participants whose Pro Rata Shares aggregate 66 2/3% or more.

“Responsible Officer” means, with respect to each Originator, the Contributor, the Servicer, the Transferee and the Seller, any president, vice president, treasurer, assistant treasurer, secretary, assistant secretary, chief financial officer, controller or any other officer of any such Person charged with the responsibility for administration of any Transaction Document.

“Restricted Payments” has the meaning set forth in Section 1(n) of Exhibit IV of the Agreement.

“Sale Agreement” means the Purchase and Sale Agreement, dated as of February 20, 2002, between the Contributor and the Originators as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Obligor” means an Obligor which (i) if a natural person, is either (A) a resident of a Sanctioned Country or (B) a Sanctioned Person or (ii) if a corporation or other business organization, is organized under the laws of a Sanctioned Country or any political subdivision thereof.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Second Lien Notes Indenture” means the Indenture, dated as of March 16, 2015, among Peabody, the subsidiary guarantors party thereto and U.S. Bank National Association as trustee and collateral agent (or any successor thereto).

“Seller” has the meaning set forth in the preamble to the Agreement.

“Servicer” has the meaning set forth in the preamble to the Agreement.

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happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Superpriority Claim” means a claim against any member of the Peabody Operating Group in any of the Chapter 11 Cases, which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code.

“Taxes” has the meaning set forth in Section 5.4(b)(i) of this Agreement.

“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

“Termination Event” has the meaning specified in Exhibit V to the Agreement.

“Termination Fee” means, for any Settlement Period during which a Termination Day occurs, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b)the income, if any, received by the applicable Purchaser from investing the proceeds of such reductions of Capital, as determined by the applicable Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Total Reserves” means, at any time the sum of: (a) the Yield Reserve, plus the greater of (b) (i) the Performance Reserve, or (ii) the sum of the Concentration Reserve plus the Dilution Component Reserve.

“Transaction Documents” means the Agreement, the Lock-Box Agreements, the Fee Letters, the Sale Agreement, the Contribution Agreement, the Performance Guaranty, the Servicer Note, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

“Transfer Supplement” has the meaning set forth in Section 5.3(c) of the Agreement.

“TVA” means Tennessee Valley Authority, an Obligor of the Originators.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“UCP 600” has the meaning set forth in Section 1.14 of the Agreement.

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EXHIBIT II

CONDITIONS PRECEDENT

1. Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the Administrator’s receipt of each of the documents, instruments and opinions listed on the closing memorandum attached to this Agreement as Schedule VIII.

2. Conditions Precedent to All Investments, Issuances of Letters of Credit and Reinvestments. Each Investment (including any deemed Investment pursuant to Section 1.4(f) of the Agreement) and the issuance of any Letters of Credit and each Reinvestment shall be subject to the further conditions precedent that:

(a) in the case of each Investment and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such Investment or issuance, as the case may be, in form and substance satisfactory to the Administrator and each Purchaser Agent, a completed pro forma Information Package to reflect the level of Aggregate Capital, the LC Participation Amount and related reserves and the calculation of the Purchased Asset Coverage Percentage after such subsequent Investment or issuance, as the case may be, and a completed Investment Notice in the form of Annex B; and

(b) on the date of such Investment, issuance or Reinvestment, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Investment, issuance or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such Investment, issuance or Reinvestment as though made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, and in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such Investment, issuance or Reinvestment, that constitutes a Termination Event;

(iii) solely in the case of any Investment (but not Reinvestment) or any such issuance, no Unmatured Termination Event shall exist and be continuing;

(iv) the sum of the Aggregate Capital plus the LC Participation Amount, after giving effect to any such Investment, issuance or Reinvestment, as the case may be, shall not exceed the Purchase Limit;

(v) after giving effect to any such Investment, issuance or Reinvestment, as the case may be, the Purchased Assets Coverage Percentage shall not exceed 100%; and

(vi) the Facility Termination Date shall not have

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EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

(a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign limited liability company in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of Investments and Reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action; (iii) do not contravene or result in a default under or conflict with: (A) its certificate of formation or any other organizational document of the Seller, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

(c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall have been filed on or before the Closing Date.

(d) Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) There is Except for the Chapter 11 Cases, there are no pending or, to the best of the Seller’s best knowledge, threatened action or proceeding affecting the Seller or any of its properties, in or before any Governmental Authority or arbitrator.court.

(f) No proceeds of any Investment or Reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

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(s) The Seller is not (i) required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder. In reaching such determination, the Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

(t) No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(u) The Seller has not, does not and will not (x) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act of 1933 (the “33 Act”) or that may be offered for sale under Rule 144A or a similar exemption from registration under the 33 Act or the rules promulgated thereunder, or (y) issue any other debt obligations or equity interests other than the Company Note or debt obligations substantially similar to the obligations of such Borrower under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Peabody for purposes of generally accepted accounting principles.

(v) There are no mortgages that are effective as financing statements covering as-extracted collateral that constitutes Purchased Assets and that name any Originator (or, if such Originator is not the “record owner” of the underlying property, any “record owner” with respect to such as-extracted collateral, as such term is used in the UCC) as grantor, debtor or words of similar effect filed or recorded in any jurisdiction.

2. Representations and Warranties of Peabody (including in its capacity as the Servicer). Peabody, individually and in its capacity as the Servicer, represents and warrants jointly and severally as follows:

(a) Peabody is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) The Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, the execution, delivery and performance by Peabody of the Agreement and the other Transaction Documents to which it is a party, including the Servicer’s use of the proceeds of Investments and

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Reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action; (iii) do not contravene or result in a default under or conflict with: (A) its certificate of incorporation or any other organizational document of Peabody, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which Peabody is a party have been duly executed and delivered by Peabody.

(c) No Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, no authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by Peabody of the Agreement or any other Transaction Document to which it is a party.

(d) Each of theSubject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, this Agreement and theeach other Transaction DocumentsDocument to which Peabodyit is a party constitutes the legal, valid and binding obligation of Peabodythe Servicer enforceable against Peabody the Servicer in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) The consolidated balance sheets of Peabody and its Subsidiaries as at September 30, 2015, and the related consolidated statements of operations, comprehensive income, change in stockholders’ equity, and cash flows for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present in all material respects the consolidated financial position of Peabody and its Subsidiaries as at such date and the consolidated results of operations of Peabody and its Subsidiaries for the period ended on such date, all in accordance with United States generally accepted accounting principles consistently applied.

(f) Except (i) as disclosed in the most recent audited financial statements of Peabody furnished to the Administrator and (ii) the Chapter 11 Cases, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that is reasonably likely to have a Material Adverse Effect.

(g) No proceeds of any Investment or Reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934. No proceeds of any Investment or Reinvestment will be used for any purpose that violates any Applicable Law, including Regulations T, U or X of the Federal Reserve Board.

(h) Each Information Package (if prepared by Peabody or one of its Affiliates, or to the extent that information contained therein is supplied by Peabody or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any

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time by or on behalf of the Servicer to the Administrator or any Purchaser Agent in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator or such Purchaser Agent, as applicable, at such time) as of the date so furnished.

(i) The principal place of business, chief executive office and state of formation (as such terms are used in the UCC) of Peabody and the office where it keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to the Agreement.

(j) Peabody is not in violation of any order of any court, arbitrator or Governmental Authority, which is reasonably likely to have a Material Adverse Effect.

(k) The Servicer has complied in all material respects with the Credit and Collection Policy of the Originators with regard to each Receivable originated by the Originators.

(l) Peabody has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

(m) Peabody is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n) No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law;

(ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or

(iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(o) The agreement among the project participants of the Navajo Project requires that upon the default of any participant, the non-defaulting participants are required to cure any such default.

(p) There are no mortgages that are effective as financing statements covering as-extracted collateral that constitutes Purchased Assets and that name any Originator (or, if such Originator is not the “record owner” of the underlying property, any “record owner” with respect to such as-extracted collateral, as such term is used in the UCC) as grantor, debtor or words of similar effect filed or recorded in any jurisdiction.

(q) The Interim Order at any time prior to the entry of the Final Order and, to the extent then entered, the Final Order, is in full force and effect and has not been vacated or reversed, is not subject to a stay, and has not been modified or amended (other than any amendment or modification approved in writing by the Administrator and the Majority Purchaser Agents in their sole discretion).

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(r) The Servicer and each of the other members of the Peabody Group are in compliance in all material respects with the Interim Order at any time prior the entry of the Final Order and, to the extent then entered, the Final Order.

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(l) Reporting Requirements. The Seller will provide to the Administrator and each Purchaser Agent (in multiple copies, if requested by the Administrator or any Purchaser Agent) the following:

(i) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the financial statements for such year for the Seller, certified as to accuracy by a Responsible Officer of the Seller;

(ii) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of a Responsible Officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

(iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any ERISA Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 400l(a)(3) of ERISA) to which the Seller or any of its ERISA Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such ERISA Affiliate;

(iv) at least thirty days before any change in the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

(v) promptly after any Responsible Officer of the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;

(vi) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or the Originator (other than any solely resulting from the Chapter 11 Cases); and

(vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator or any Purchaser Agent may from time to time reasonably request.

(m) Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents, the Seller will not (and will not permit the Originators to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller’s certificate of formation or other organizational document of the Seller.

IV-4

a Material Adverse Effect; or (C) litigation or proceeding relating to any Transaction Document;

(x) all pleadings, motions and other documents directly related to this Agreement or any other Transaction Document prior to being filed (and if impracticable, then promptly after being filed) on behalf of Peabody or any of its Affiliates with the Bankruptcy Court, it being agreed that the Servicer shall be deemed in compliance with this covenant if it uses good faith efforts to comply; provided, however that the Servicer shall not be required to deliver any such pleading, motion or other document that it is impracticable to provide before filing to the extent it is accessible to the Administrator or its counsel on the electronic docket maintained for the Chapter 11 Cases; provided, further that this clause (v) shall not require delivery of any sealed documents or unredacted versions of documents for which any member of the Peabody Group is seeking or intends to seek sealed treatment, but shall instead require delivery of reasonably complete summaries of the content of any such sealed documents and redacted versions of any such documents for which sealed treatment is sought or intended to be sought (excluding any content sought or intended to be sought to be sealed or redacted).

(xi) (x) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of Peabody and its Subsidiaries taken as a whole, or any individual Material Originator;

(xii) (xi) the occurrence of a default or any event of default under (x) any Eligible DIP Facility or (y) any other financing arrangement evidencing $50,000,000 or more of indebtedness pursuant to which Peabody is a debtor or an obligor; provided that this clause (xii) shall not relate to any indebtedness of any Filing Debtor that was incurred prior to the Filing Date (or, if later, the date on which such Person became a Filing Debtor) for which payment is not required after the Filing Date; and

(xiii) (xii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of Peabody or any of its Affiliates as the Administrator or any Purchaser Agent may from time to time reasonably request.

(m) Anti-Money Laundering/International Trade Law Compliance. No Covered Entity will become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Investment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay Servicer’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any unlawful activity. Each Covered Entity shall comply with all Anti-Terrorism Laws. Servicer shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

IV-10

(n) The Servicer will not, and will not permit any of its Affiliates to, permit to exist any Superpriority Claim against any member of the Peabody Operating Group that is pari passu with or senior to the Superpriority Claims granted to the Purchasers under the Transaction Documents, other than with respect to the Superpriority Claims granted in connection with any Eligible DIP Facility and the “Carve-Outs” (as defined in the Financing Orders).

(o) The Servicer will not, and will not permit any of its Affiliates to, assert any charges under Section 506(c) of the Bankruptcy Code against any Pool Assets.

3. Separate Existence. Each of the Seller and Peabody hereby acknowledges that the Purchasers, the Purchaser Agents and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from Peabody and its Affiliates. Therefore, from and after the date hereof, each of the Seller and Peabody shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Peabody and any other Person, and is not a division of Peabody, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Peabody shall take such actions as shall be required in order that:

(a) The Seller will be a limited purpose limited liability company whose activities are restricted in its certificate of formation to: (i) purchasing or otherwise acquiring from the Originators or Peabody (or their Affiliates), owning, holding, granting security interests or selling interests in Pool Assets (or other receivables originated by the Originators or their Affiliates, and certain related assets), (ii) entering into agreements for the selling and servicing of the Receivables Pool (or other receivables pools originated by the Originators or their Affiliates), and (iii) conducting such other activities as are necessary or appropriate to carry out such activities;

(b) The Seller shall not engage in any business or activity except as set forth in this Agreement nor incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

(c) Not less than one of the Seller’s Directors (the “Independent Director”) shall be a natural person who (A) for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Seller, Peabody or any of their respective Affiliates (other than his or her service as an Independent Director of the Seller); (ii) a customer or supplier of the Seller, Peabody or any of their respective Affiliates (other than his or her service as an Independent Director of Seller); or (iii) any member of the immediate family of a person described in clause (i) or (ii) above, and (B) has, (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience

IV-11

EXHIBIT V

TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a) (i) the Seller, Peabody, any Originator or the Servicer (if Peabody or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under the Agreement (other than those terms, covenants or agreements contained in Exhibit IV, Sections 1(a), 1(l) (except clause (iv) thereof), 2(a), and 2(l) (except clause (viii) thereof)) or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for five consecutive Business Days after knowledge or notice thereof, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall continue unremedied for one Business Day, (iii) Peabody shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator shall have been appointed, or (iv) the Seller, Peabody, any Originator or the Servicer (if Peabody or any of its Affiliates) shall fail to perform or observe any term covenant or agreement in any of Exhibit IV, Sections 1(a), 1(l) (except clause (iv) thereof), 2(a), or 2(l) (except clause (viii) thereof) and, except as otherwise provided herein, such failure shall continue for thirty days after knowledge or notice thereof;

(b) Peabody (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that Peabody (or such Affiliate) then has as Servicer;

(c) any representation or warranty made or deemed made by the Seller, Peabody or any Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller, Peabody or any Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and shall remain incorrect or untrue for 10 Business Days after notice to the Seller or the Servicer of such inaccuracy;

(d) the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

(e) the Agreement or any Investment or Reinvestment pursuant to the Agreement shall for any reason: (i) cease to create a valid and enforceable perfected ownership or security interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected ownership or security interest, free and clear of any Adverse Claim;

(f) the Seller, Peabody or any Originator shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller, Peabody or any Originator seeking to adjudicate it as bankrupt or insolvent, or seeking

V-1

liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, Peabody or any Originator or the Seller shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(g) (i) the (A) Default Ratio shall exceed 2.25% or (B) the Delinquency Ratio shall exceed 4.50% or (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 1.75%, (B) the Delinquency Ratio shall exceed 3.50% or (C) the Dilution Ratio shall exceed 2.50%;

(h) a Change in Control shall occur;

(i) at any time the Purchased Assets Coverage Percentage exceeds 100%, and such circumstance shall not have been cured within two Business Days;

(j) (i) the occurrence of any Event of Default under and as defined in the Credit Agreement, provided that if the Credit Agreement is terminated but not replaced, the covenants in effect in the Credit Agreement immediately prior to termination of the Credit Agreement shall be deemed to be effective for the purposes of the Agreement event of default under any Eligible DIP Facility; (ii) any other event shall occur or condition shall exist under the Credit Agreement any Eligible DIP Facility and shall continue after the applicable grace period, if any, specified in such Credit Agreement Eligible DIP Facility if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Debt under an Eligible DIP Facility, or (b) any such Debt under an Eligible DIP Facility shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof; or (iii) in the event that the Credit Agreement any Eligible DIP Facility shall have terminated, and there exists any other financing arrangement evidencing $25,000,000 or more of indebtedness pursuant to which Peabody is a debtor or an obligor (an “Other Material Financing Agreement”); either (A) the occurrence of any event of default under such Other Material Financing Agreement, or (B) any other event shall occur or condition shall exist under and shall continue after the applicable grace period, if any, specified in such Other Material Financing Agreement, if, in either case of (A) or (B): (i) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Other Material Financing Agreement, or (b) any such Other Material Financing Agreement shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof; provided, for the avoidance of doubt, that this clause (j) shall not relate to any Debt of any Filing Debtor that was incurred prior to the Filing Date (or, if later, the date on which such Person became a Filing Debtor) for which payment is not required after the Filing Date;

V-2

(k) except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien on any of the assets of Seller, any Originator, Peabody or any ERISA Affiliate under Section 303(k) of ERISA, (ii) the Internal Revenue Service shall file a notice of lien asserting a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of Seller, any Originator, Peabody or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, any Originator, Peabody or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, any Originator, Peabody or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA so as to result in any liability and such lien shall have been filed and not released within 10 days;

(l) the Days’ Sales Outstanding exceed 40.0 days;

(m) [RESERVED]; or

(n) any Letter of Credit is drawn upon and, unless as a result of the LC Bank’s failure to provide the notice required by Section 1.16(b), not fully reimbursed pursuant to Section 1.16 (including, if applicable, with the proceeds of any funding by any Purchaser) within two Business Days from the date of such draw;

(o) (i) any of the Chapter 11 Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code without the consent of the Administrator and the Majority Purchaser Agents or (ii) a trustee under Chapter 11 of the Bankruptcy Code or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases and solely with respect to this clause (ii), the order appointing such trustee or examiner shall not be reversed or vacated within thirty (30) days after the entry thereof (or the Loan Parties or their Affiliates shall have acquiesced to the entry of such order) unless consented to by the Required Lenders; provided, however, that a Termination Event shall be deemed to have occurred and to be continuing for all purposes during such period until the occurrence of such reversal, vacation or consent;

(p) an order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases staying, reversing, vacating, amending, supplementing or otherwise modifying any of the Financing Orders or any member of the Peabody Group shall apply for authority to do so, in each, without the prior written consent of the Administrator and the Majority Purchaser Agents;

(q) a member of the Peabody Group shall file a pleading seeking or consenting to the matters described in clauses (o) or (p) above;

V-3

(r) any member of the Peabody Group shall seek or support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court) any other Person’s opposition of, any motion made in the Bankruptcy Court by the Administrator or any other Purchaser seeking confirmation of the validity, priority or extent of the liens or other interests of the Administrator granted pursuant to the Transaction Documents;

(s) the filing by any member of the Peabody Group of any motion or proceeding to approve a DIP Facility that grants a lien on (i) the membership interests of the Seller unless the agent for such DIP Facility has entered into and become a party to a No Proceedings Agreement, or (ii) any Pool Assets, in each case without the prior written consent of the Administrator and the Majority Purchaser Agents;

(t) the entry of an order authorizing recovery by any Person from the Pool Assets for any costs of preservation or disposition thereof under Section 506(c) of the Bankruptcy Code or the filing by any member of the Peabody Group of a motion seeking such an order;

(u) the filing by any member of the Peabody Group of any motion or proceeding that could reasonably be expected to result in material impairment of the Administrator’s or any Purchaser’s rights under the Transaction Documents; or a final determination by the Bankruptcy Court (or any other court of competent jurisdiction) with respect to any motion or proceeding brought by any other party that results in any material impairment of the Administrator’s or any Purchaser’s rights under the Transaction Documents, unless such suit or other proceeding is in connection with the enforcement of the Transaction Documents against the Administrator or any Purchaser Agent;

(v) the entry of one or more orders granting relief from the automatic stay with respect to any proceeding involving (i) any member of the Peabody Group, so as to allow any third party to proceed against the assets of any member of the Peabody Group, which have a value in excess of $10,000,000 in the aggregate or (ii) granting the trustee, administrative agent or collateral agent under the Credit Agreement or the Second Lien Notes Indenture (or any other Person directly or indirectly on its behalf) relief from the automatic stay to proceed against the limited liability company interests in the Seller;

(w) the existence of any Adverse Claim on any Pool Assets;

(x) any member of the Peabody Group makes any payment on any Debt of any member of the Peabody Group arising before the Filing Date, other than as permitted by order of the Bankruptcy Court or as otherwise agreed to by the Administrator and permitted by the Bankruptcy Court in respect of claims that are sought pursuant to the “first day” motions filed by the Filing Debtors and subsequently authorized by orders in the Chapter 11 Cases;

(y) a Final Order shall not have been entered within 45 days following the Filing Date (or such later date as consented to in writing by the Administrator and each Purchaser Agent in their sole and absolute discretion); or from and after the date of entry thereof, the Final Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the prior written consent of the Administrator and each Purchaser;

V- 4

(z) Peabody or any of its Affiliates shall fail to comply in any material respect with the terms of the Financing Orders;

(aa) the filing of a plan that does not provide for indefeasible payment in full in cash of all obligations owed by any member of the Peabody Operating Group to the Purchasers (other than contingent obligations not yet due and payable as of the effective date of such plan) upon effectiveness;

(bb) the Servicer shall fail to perform its obligations under Section 2(n) of Exhibit IV of this Agreement;

(cc) either (i) an order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases, after the entry of an order approving the Transaction Documents, approving a DIP Facility that is not an Eligible DIP Facility or (ii) any member of the Peabody Operating Group enters into a DIP Facility that either (x) is not an Eligible DIP Facility or (y) has terms that are not substantially consistent with the terms of the DIP Facility filed with the related motion in the Chapter 11 Cases; and

(dd) any Person that has an Adverse Claim on the membership interests of the Seller shall take any action that would constitute a breach of any provision set forth in the form of No Proceedings Letter attached hereto as Annex I (if such Person is or were then a party to such a No Proceedings Letter (without regard to whether such Person actually is then a party to such a No Proceedings Letter)).

V-5

SCHEDULE VIIVIII

CLOSING MEMORANDUM

Schedule VII-1

ANNEX G

to Receivables Purchase Agreement

FORM OF TRANSFER SUPPLEMENT

Dated as of [         , 20        ]

Section 1.

Commitment assigned:

$

Assignor’s remaining Commitment:

$

Capital allocable to Commitment assigned:

$

Assignor’s remaining Capital:

$

Discount (if any) allocable to

Capital assigned:

$

Discount (if any) allocable to Assignor’s

remaining Capital:

$ Commitment:

$

Capital allocable to Commitment assigned:

$

Assignor’s remaining Capital:

$

Discount (if any) allocable to

Capital assigned:

$

Discount (if any) allocable to Assignor’s

remaining Capital:

$

Section 2.

Effective Date of this Transfer Supplement: [         ]

Annex G-1

ANNEX I

to Receivables Purchase Agreement

RESERVED

FORM OF NO PROCEEDINGS LETTER

(attached)

Annex I-1

ANNEX J

to Receivables Purchase Agreement

FORM OF INTERIM ORDERREPORT

(attached)

Annex HK-1

EXHIBIT A2

MARKED PAGES SHOWING FULL LENGTH COMPARISON TO FIFTH AMENDED AND

RESTATED RECEIVABLES PURCHASE AGREEMENT

(Attached)

Exhibit A

~~CONFORMED COPY~~EXHIBIT A TO THE SECOND AMENDMENT TO THE FIFTH

AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

Conformed through the First Amendment, dated ~~as of April [10],~~April 12, 2016

Conformed through the Second Amendment, dated April 18, 2016

FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT

DATED AS OF MARCH 25, 2016

BY AND AMONG

P&L RECEIVABLES COMPANY, LLC,

as Seller,

PEABODY ENERGY CORPORATION,

a debtor and debtor-in-possession under

chapter 11 of the Bankruptcy Code, as initial Servicer,

PEABODY ARCLAR MINING, LLC,

PEABODY MIDWEST MINING, LLC,

TWENTYMILE COAL, LLC,

PEABODY CABALLO MINING, LLC,

COALSALES II, LLC,

PEABODY WESTERN COAL COMPANY,

PEABODY POWDER RIVER MINING, LLC,

PEABODY HOLDING COMPANY, LLC,

PEABODY BEAR RUN MINING, LLC,

PEABODY WILD BOAR MINING, LLC,

PEABODY GATEWAY NORTH MINING, LLC,

PEABODY COALTRADE, LLC,

and

PEABODY COALSALES, LLC,

each a debtor and debtor-in-possession under

chapter 11 of the Bankruptcy Code,

as Sub-Servicers,

THE VARIOUS CONDUIT PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS COMMITTED PURCHASERS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS PURCHASER AGENTS FROM TIME TO TIME PARTY HERETO,

THE VARIOUS LC PARTICIPANTS FROM TIME TO TIME PARTY HERETO,

and

PNC BANK, NATIONAL ASSOCIATION,

as Administrator and as LC Bank

		Page
ARTICLE I. AMOUNTS AND TERMS OF THE INVESTMENTS		2

Section 1.1	Investment Facility.	2

Section 1.2	Making Investments; Initial Investment; Joinders; Related Agreements.	4

Section 1.3	Transfer of Receivables and Other Purchased Assets	~~4~~5

Section 1.4	Terms and Conditions for Sale, Assignment and Transfer	5

Section 1.5	Purchased Assets Coverage Percentage Computation.	9

Section 1.6	Settlement Procedures.	9

Section 1.7	Fees.	14

Section 1.8	Payments and Computations, Etc.	~~14~~15

Section 1.9	Increased Costs.	~~15~~16

Section 1.10	Requirements of Law.	~~16~~17

Section 1.11	Inability to Determine Euro-Rate.	~~17~~18

Section 1.12	Extension of the Facility Termination Date.	~~18~~19

Section 1.13	Letters of Credit.	19

Section 1.14	Issuance of Letters of Credit.	~~19~~20

Section 1.15	Requirements For Issuance of Letters of Credit.	20

Section 1.16	Disbursements, Reimbursement.	~~20~~21

Section 1.17	Repayment of Participation Advances.	~~21~~22

Section 1.18	Documentation.	22

Section 1.19	Determination to Honor Drawing Request.	~~22~~23

Section 1.20	Nature of Participation and Reimbursement Obligations.	~~22~~23

Section 1.21	Indemnity	~~24~~24

Section 1.22	Liability for Acts and Omissions.	~~24~~25

ARTICLE II. REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS		~~26~~27

Section 2.1	Representations and Warranties; Covenants.	~~26~~27

Section 2.2	Termination Events.	~~26~~27

ARTICLE III. INDEMNIFICATION		~~26~~27

Section 3.1	Indemnities by the Seller.	~~26~~27

Section 3.2	Indemnities by the Servicer.	~~28~~29

-i-

(continued)

Page
ARTICLE IV. ADMINISTRATION AND COLLECTIONS		~~28~~29

Section 4.1	Appointment of the Servicer.	~~28~~29

Section 4.2	Duties of the Servicer.	~~29~~30

Section 4.3	Lock-Box Arrangements.	31

Section 4.4	Enforcement Rights.	~~31~~32

Section 4.5	Responsibilities of the Seller.	~~32~~33

Section 4.6	Servicing Fee.	~~33~~34

Section 4.7	Agents	~~33~~34

ARTICLE V. MISCELLANEOUS		~~38~~39

Section 5.1	Amendments, Etc.	~~38~~39

Section 5.2	Notices, Etc.	~~39~~40

Section 5.3	Successors and Assigns; Assignability; Participations.	~~40~~41

Section 5.4	Costs, Expenses and Taxes.	~~43~~44

Section 5.5	No Proceedings; Limitation on Payments.	~~47~~48

Section 5.6	Confidentiality.	~~47~~48

Section 5.7	GOVERNING LAW AND JURISDICTION	~~48~~49

Section 5.8	Execution in Counterparts	~~48~~49

Section 5.9	Survival of Termination; Non-Waiver	49

Section 5.10	WAIVER OF JURY TRIAL	~~49~~50

Section 5.11	Entire Agreement	~~49~~50

Section 5.12	Headings	~~49~~50

Section 5.13	Sharing of Recoveries	~~49~~50

Section 5.14	Purchaser Groups’ Liabilities	~~50~~51

Section 5.15	Right of Setoff	~~50~~51

Section 5.16	USA Patriot Act	~~50~~51

Section 5.17	Severability	51

Section 5.18	Mutual Negotiations	~~51~~52

-ii-

(continued)

-iii-

This FIFTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of March 25, 2016, by and among P&L RECEIVABLES COMPANY, LLC, a Delaware limited liability company, as seller (the “Seller”), PEABODY ENERGY CORPORATION, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (“Peabody”), as initial servicer (in such capacity, collectively, together with its successors and permitted assigns in such capacity, the “Servicer”), PEABODY ARCLAR MINING, LLC, an Indiana limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY MIDWEST MINING, LLC, an Indiana limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, TWENTYMILE COAL, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY CABALLO MINING, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, COALSALES II, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY WESTERN COAL COMPANY, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY POWDER RIVER MINING, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY HOLDING COMPANY, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY COALTRADE, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY COALSALES, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY GATEWAY NORTH MINING, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, PEABODY WILD BOAR MINING, LLC and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, a Delaware limited liability company, PEABODY BEAR RUN MINING, LLC, a Delaware limited liability company and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code (each a “Sub-Servicer” and collectively the “Sub-Servicers”), the various CONDUIT PURCHASERS from time to time party hereto, the various COMMITTED PURCHASERS from time to time party hereto, the various LC PARTICIPANTS from time to time party hereto, the various PURCHASER AGENTS from time to time party hereto, and PNC BANK, NATIONAL ASSOCIATION, a national banking association (“PNC”), as administrator (in such capacity, together with its successors and assigns in such capacity, the “Administrator”) and as issuer of Letters of Credit (in such capacity, together with its successors and assigns in such capacity, the “LC Bank”).

PRELIMINARY STATEMENTS. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I. References in the Exhibits hereto to the “Agreement” refer to this Agreement, as amended, supplemented or otherwise modified from time to time.

The Seller desires to sell, transfer and assign receivables, and the Purchasers desire to acquire such receivables from time to time on the terms and subject to the conditions set forth herein.

This Agreement amends and restates in its entirety, as of the Closing Date, the Fourth Amended and Restated Receivables Purchase Agreement, dated as of May 1, 2013 (as amended, restated, supplemented or otherwise modified prior to the Closing Date, the “Original Agreement”), among the Seller, the Servicer, the Sub-Servicers, the various Purchasers and Purchaser Agents party thereto and the Administrator. Notwithstanding the amendment and restatement of the Original Agreement by this Agreement, (i) the Seller and Servicer shall continue to be liable to the Administrator, the Purchasers and Purchaser Agents party to the Original Agreement and any other Indemnified Party or Affected Person (as such terms are defined in the Original Agreement) for fees and expenses which are accrued and unpaid under the Original Agreement on the Closing Date (collectively, the “Original Agreement Outstanding Amounts”) and all agreements to indemnify such parties in connection with events or conditions arising or existing prior to the effective date of this Agreement and (ii) the security interest created under the Original Agreement shall remain in full force and effect as security for such Original Agreement Outstanding Amounts until such Original Agreement Outstanding Amounts shall have been paid in full. Upon the effectiveness of this Agreement, each reference to the Original Agreement in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and/or delivered in connection with the Original Agreement. For the avoidance of doubt, all Capital, Discount, Letters of Credit, Fees and all other amounts outstanding or owing by the Seller under the Original Agreement remain outstanding or owing by the Seller (or the Servicer or Sub-Servicers, as the case may be) hereunder.

In consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

ARTICLE I.

AMOUNTS AND TERMS OF THE INVESTMENTS

Section 1.1 Investment Facility.

(a)

On the terms and subject to the conditions hereof, the Seller may, from time to time before the Facility Termination Date, (i) request that the Purchasers ratably make investments with regard to the Purchased Assets from time to time from the date hereof to the Facility Termination Date in accordance with Section 1.2. Each investment requested by the Seller pursuant to Section 1.2(a) (each, an “Investment”) in the Purchased Assets shall be made ratably by the respective Purchaser Groups, and each Purchaser Group’s Ratable Share of each Investment shall be made and funded (x) if such Purchaser Group contains a Conduit Purchaser and such Conduit Purchaser elects (in its sole discretion) to make and fund such portion of such Investment, by such Conduit Purchaser, or (y) if such Purchaser Group does not contain a Conduit Purchaser or if the Conduit Purchaser in such Purchaser Group declines (in its sole discretion) to make or fund such portion of such Investment, by the Committed Purchaser in such Purchaser Group and (ii) request that the LC Bank issue or cause to issue Letters of Credit. Subject to Section 1.6(b) concerning reinvestments, at no time will a Conduit Purchaser have

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any obligation to make an Investment. Each Committed Purchaser severally hereby agrees, on the terms and subject to the conditions hereof, to make Investments from time to time from the Closing Date to the Facility Termination Date, based on the applicable Purchaser Group’s Percentage of each Investment requested pursuant to Section 1.2(a) (and, in the case of each Committed Purchaser, its Commitment Percentage of its Purchaser Group’s Percentage of such Investment) and, on the terms of and subject to the conditions of this Agreement, the LC Bank agrees to issue Letters of Credit in return for (and each LC Participant hereby severally agrees to make participation advances in connection with any draws under such Letters of Credit equal to such LC Participant’s Pro Rata Share of such draws), the Purchased Assets from time to time from the Closing Date to the Facility Termination Date; provided, that under no circumstances shall any Purchaser make any Investment (including, without limitation, any mandatory deemed Investment pursuant to Section 1.1(b)) or issue any Letters of Credit hereunder, as applicable, if, after giving effect to such Investment or issuance, the (i) Group Capital of such Purchaser’s Purchaser Group would exceed (A) its Purchaser Group’s Group Commitment (as the same may be reduced from time to time pursuant to Section 1.1(c)) minus (B) the related LC Participant’s Pro Rata Share of the LC Participation Amount, (ii) the Aggregate Capital plus the LC Participation Amount would exceed the Purchase Limit, (iii) the LC Participation Amount would exceed the aggregate of the Commitments of the LC Bank and the LC Participants or (iv) the Purchased Assets Coverage Percentage would exceed 100%.

The Seller may, subject to the requirements and conditions set forth herein, use the proceeds of any Investment or Reinvestment by the Purchasers hereunder, to satisfy its Reimbursement Obligation to the LC Bank and the LC Participants (ratably, based on the outstanding amounts funded by the LC Bank and each such LC Participant) pursuant to Section 1.16 below.

(b)	In addition, in the event the Seller fails to reimburse the LC Bank and each applicable LC Participant for the full amount of any drawing under any Letter of Credit on the applicable Drawing Date (out of its own funds available therefor, or otherwise, at such time), pursuant to Section 1.16, then the Seller shall, automatically (and without the requirement of any further action on the part of any Person hereunder), be deemed to have requested a new Investment from the Conduit Purchasers or Committed Purchasers, as applicable, on such date, pursuant to the terms hereof, in an amount equal to the amount of such Reimbursement Obligation at such time. Subject to the limitations on funding set forth in Section 1.1(a) above (and otherwise herein), the Conduit Purchasers or Committed Purchasers, as applicable, shall fund such deemed Investment request and deliver the proceeds thereof directly to the Administrator to be immediately distributed (ratably) to the LC Bank and the applicable LC Participants in satisfaction of the Seller’s Reimbursement Obligation pursuant to Section 1.16 below, to the extent of the amounts permitted to be funded by the Conduit Purchasers or Committed Purchasers, as applicable, at such time, hereunder. Neither Peabody nor any of its Subsidiaries (including the Originators), other than the Seller, shall be liable for the Reimbursement Obligation.

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(c)	The Seller may, upon at least 30 days’ written notice to the Administrator, irrevocably reduce the unused portion of the Purchase Limit in whole or in part (but not below the amount that would cause the Aggregate Capital plus the LC Participation Amount to exceed the Purchase Limit or would cause the Group Capital of any Purchaser Group to exceed its Group Commitment, in each case, after giving effect to such reduction); provided, that each partial reduction shall be in the amount of at least $5,000,000, or an integral multiple of $1,000,000 in excess thereof, and that, unless terminated in whole, the Purchase Limit shall in no event be reduced below $50,000,000. Each reduction in the Commitments hereunder shall be made ratably among the Purchasers in accordance with their respective Purchaser Group’s Percentages and their respective Commitments. The Administrator shall promptly advise the Purchaser Agents of any notice pursuant to this Section 1.1(c); it being understood that (in addition to and without limiting any other requirements for termination, prepayment and/or the funding of the LC Collateral Account hereunder) no such reduction shall be effective unless and until (i) in the case of a reduction of the Purchase Limit in whole to zero ($0), the amount on deposit in the LC Collateral Account is at least equal to the then outstanding LC Participation Amount and (ii) in the case of a partial reduction, the amount on deposit in the LC Collateral Account is at least equal to the difference between the then outstanding LC Participation Amount and the Purchase Limit as so reduced by such partial reduction.

Section 1.2 Making Investments; Initial Investment; Joinders; Related Agreements.

(a)	Each request for any Investment hereunder may be made on any day upon the Seller’s irrevocable written notice in the form of Annex B (each, an “Investment Notice”) delivered to the Administrator and each Purchaser Agent in accordance with Section 5.2 (which notice must be received by the Administrator and each Purchaser Agent before 11:00 a.m., New York City time) at least one Business Day before the requested Investment Date, which notice shall specify: (A) the amount requested to be paid to the Seller (such amount, which shall not be less than $300,000 and shall be in integral multiples of $100,000, with respect to each Purchaser Group, (B) the requested date of such Investment (which shall be a Business Day) and (C) the pro forma calculation of the Purchased Assets Coverage Percentage after giving effect to the increase in the Capital.

(b)	On the date of each Investment hereunder, each applicable Purchaser (determined in accordance with Section 1.1(a)) shall, upon satisfaction of the applicable conditions set forth in Exhibit II, make available to the Seller in same day funds, at the account set forth on Schedule VII, an amount equal to the Capital of the Investment being funded by such Purchaser.

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Section 1.3 Transfer of Receivables and Other Purchased Assets.

(a)	Sale of Receivables. In consideration of the payment by each applicable Purchaser of the amount of the applicable Purchaser Group’s share of the initial Investment on the date of the initial Investment hereunder, the Committed Purchasers’ assumption of their respective Commitments and the Administrator’s agreement (on behalf of the applicable Purchasers) to make payments to the Seller from time to time in accordance with Section 1.4 and for other good and valuable consideration, the receipt and sufficiency of which the Seller hereby acknowledges, effective on the Closing Date (without limiting any prior sales pursuant to Section 1.3(a) of the Original Agreement, which prior sales are hereby ratified and affirmed), the Seller hereby sells, conveys, transfers and assigns to the Administrator, on behalf of the Purchasers, all of Seller’s right, title and interest in and to (i) all Pool Receivables existing on the Closing Date or thereafter arising or acquired by the Seller from time to time prior to the Facility Termination Date and (ii) all Related Security, whether existing on the Closing Date or thereafter arising at any time and acquired by the Seller.

(b)	Purchase of Purchased Assets. Subject to the terms and conditions hereof, the Administrator (on behalf of the Purchasers) hereby purchases and accepts from the Seller the Pool Receivables and all other Related Security sold, assigned and transferred pursuant to Section 1.3(a) (collectively, the “Purchased Assets”).

(c)	Obligations Not Assumed. The foregoing sale, assignment and transfer does not constitute and is not intended to result in the creation, or an assumption by the Administrator, any Purchaser Agent or any Purchaser, of any obligation of the Seller, any Originator or any other Person under or in connection with the Receivables or any other Related Security, all of which shall remain the obligations and liabilities of the Seller, the Originator and/or such other Person, as applicable.

Section 1.4 Terms and Conditions for Sale, Assignment and Transfer. Subject to the terms and conditions hereof, including Exhibit II, in consideration for the sale, assignment and transfer of the Purchased Assets by the Seller to the Administrator (on behalf of the Purchasers) hereunder:

(a)	Investments. From time to time prior to the Facility Termination Date, on request of the Seller for an Investment in accordance with Section 1.2(a), the applicable Purchasers in each Purchaser Group (determined in accordance with Section 1.1(a)), in accordance with Section 1.2(b), shall pay to the Seller the applicable Purchaser Group’s Percentage of the amount requested by the Seller under Section 1.2(a).

(b)

Reinvestments. On each Business Day prior to the Facility Termination Date, the Servicer, on behalf of the Administrator, shall pay to the Seller, out of Collections of the Pool Receivables, the amount available for reinvestment in accordance with Section 1.6(b)(ii). Each such payment is herein referred to as a “Reinvestment”

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(and “Reinvest” shall have the correlative meaning). All Reinvestments with respect to the applicable Purchasers shall be made ratably on behalf of the applicable Purchasers in the relevant Purchaser Group in accordance with the respective outstanding portions of the Aggregate Capital funded by them.

(c)	Deferred Purchase Price. The Servicer, on behalf of the Administrator and the Purchasers, shall pay to the Seller, from Collections, the amounts payable to the Seller from time to time pursuant to Section 1.6(b)(ii), Section 1.6(b)(iv) and clause sixth of Section 1.6(d)(ii) (such amounts, the “Deferred Purchase Price” with respect to the Purchased Assets) at the times specified in such Sections, which remittances shall satisfy the obligation (up to the amount actually received by the Seller or Servicer) of the Administrator on behalf of the Purchasers to pay the Deferred Purchase Price with respect to the Purchased Assets to the Seller. The parties hereto acknowledge and agree that the Administrator and the Purchasers shall have the right to, and intend to, set off (i) the Seller’s obligation to pay (or cause to be paid) to the Purchasers (or to the Administrator on their behalf) all Collections on the portion of the Purchased Assets attributable to the Deferred Purchase Price against (ii) the Administrator’s and the Purchasers’ obligations to pay (or cause to be paid) to the Seller the Deferred Purchase Price.

(d)	Seller Payments Limited to Collections. Notwithstanding any provision contained in this Agreement to the contrary, none of the Administrator, the Purchaser Agents or the Purchasers shall be obligated to pay any amount to the Seller as the purchase price of the Purchased Assets pursuant to subsections (b) and (c) above except to the extent of Collections on Receivables available for distribution to the Seller in accordance with this Agreement. Any amount that the Administrator, any Purchaser Agent or any Purchaser does not pay pursuant to the preceding sentence shall not constitute a claim (as defined in § 101 of the Bankruptcy Code) against or corporate obligation of such Person for any such insufficiency unless and until such amount becomes available for distribution to the Seller in accordance with Section 1.6(d)(ii).

(e)

Intent of the Parties. The Seller, the Administrator, the Purchaser Agents and the Purchasers intend that the sale, assignment and transfer of Purchased Assets to the Administrator (on behalf of the Purchasers) shall be treated as a sale for all purposes (other than for federal, state and local income and franchise tax purposes as provided in the following paragraph of this clause (e)). If notwithstanding the intent of the parties, such sale, transfer and assignment is not treated as a sale for such purposes, such sale, assignment and transfer shall be treated as the grant of, and the Seller does hereby grant to the Administrator (for the benefit of the Purchasers) a security interest in the following property to secure all of the Seller’s obligations (monetary or otherwise) under this Agreement and the other Transaction Documents to which it is a party, whether now or hereafter existing or arising, due or to become due, direct or indirect, absolute or contingent: all of the Seller’s right, title and interest in, to and under all of the following, whether now or hereafter owned, existing or arising: (i) all Pool Receivables, (ii) all Related

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Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) (A) the Lock-Box Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Lock-Box Accounts and amounts on deposit therein and (B) the LC Collateral Account and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such LC Collateral Account and amounts on deposit therein, (v) all rights (but none of the obligations) of the Seller, including any security interests granted to it, under the Sale Agreement and the Contribution Agreement, (vi) the Servicer Note and (vii) all proceeds of, and all amounts received or receivable under any or all of, the foregoing (collectively, the “Pool Assets”). The Seller hereby authorizes the Administrator to file financing statements describing as the collateral covered thereby as “all assets of the debtor, whether now owned or hereafter created, acquired or arising, and all proceeds of the foregoing” or words to that effect, notwithstanding that such wording may be broader in scope than the collateral described in this Agreement. The Administrator, for the benefit of the Purchasers, shall have, with respect to the Pool Assets, and in addition to all the other rights and remedies available to the Administrator and the Purchasers, all the rights and remedies of a secured party under any applicable UCC. The Seller hereby acknowledges and agrees that pursuant to the Original Agreement, the Seller granted to the Administrator a security interest in all of the Seller’s right, title and interest in, to and under the Purchased Assets (as defined in the Original Agreement). The Seller hereby confirms such security interest and acknowledges and agrees that such security interest is continuing and is supplemented and restated by the security interest granted by the Seller pursuant to this Section 1.4(e).

Notwithstanding the foregoing paragraph of this clause (e), the Seller, the Administrator, the Purchaser Agents, the Purchasers and all other parties to this Agreement intend and agree to treat, for U.S. federal, state and local income and franchise tax (in the nature of income tax) purposes only, the sale, assignment and transfer of the Purchased Assets to the Administrator (on behalf of the Purchasers) as a loan to the Seller secured by the Pool Assets. The provisions of this Agreement and all related Transaction Documents shall be construed to further these intentions of the parties.

(f)	LC Participant Investments. Whenever the LC Bank issues a Letter of Credit pursuant to Section 1.14 hereof, each LC Participant shall, automatically and without further action of any kind upon the effective date of issuance of such Letter of Credit, have irrevocably deemed to make an Investment hereunder in the event that such Letter of Credit is subsequently drawn and such drawn amount shall not have been reimbursed pursuant to Section 1.16 upon such draw. All such Investments shall comprise Base Rate Portions of Capital in an amount equal to the amount of such draw (without regard to the numerical requirements set forth in Section 1.2(a)), shall be made ratably by the LC Participants according to their Pro Rata Shares and shall accrue Discount. In the event that any Letter of Credit expires or is surrendered without being drawn (in whole or in part) then, in such event, the foregoing commitment to make Investments shall expire with respect to such Letter of Credit and the LC Participation Amount shall automatically reduce by the amount of the Letter of Credit which is no longer outstanding.

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(g)	Additional Purchasers or Purchaser Groups. The Seller may, with the written consent of the Administrator (and, in the case of a new LC Participant, the LC Bank), which consent may be granted or withheld in their sole discretion, add additional Persons as Purchasers (either to an existing Purchaser Group or by creating new Purchaser Groups) or cause an existing Committed Purchaser or related LC Participant to increase its Commitment in connection with a corresponding increase in the Purchase Limit; provided, that the Commitment of any Committed Purchaser or related LC Participant may only be increased with the prior written consent of such Committed Purchaser or related LC Participant. Each new Conduit Purchaser, Committed Purchaser or related LC Participant (or Purchaser Group) shall become a party hereto, by executing and delivering to the Administrator, each Purchaser Agent and the Seller, an Assumption Agreement in the form of Annex F hereto (which Assumption Agreement shall, in the case of any new Conduit Purchaser, Committed Purchaser or LC Participant, be executed by each Person in such new Purchaser’s Purchaser Group).

(h)	Nature of Obligations; Defaulting Purchasers. Each Committed Purchaser’s and related LC Participant’s obligations hereunder shall be several, such that the failure of any Committed Purchaser or related LC Participant to make a payment in connection with any Investment or drawing under a Letter of Credit hereunder, as the case may be, shall not relieve any other Committed Purchaser or related LC Participant of its obligation hereunder to make payment for any such Investment or drawing. Further, in the event any Committed Purchaser or related LC Participant fails to satisfy its obligation to make an Investment or payment with respect to such drawing as required hereunder, upon receipt of notice of such failure from the Administrator (or any relevant Purchaser Agent), subject to the limitations set forth herein, the non-defaulting Committed Purchasers or related LC Participants in such defaulting Committed Purchaser’s or related LC Participant’s Purchaser Group shall fund the defaulting Committed Purchaser’s or related LC Participant’s Commitment Percentage of the related Investment or drawing pro rata in proportion to their relative Commitment Percentages (determined without regard to the Commitment Percentage of the defaulting Committed Purchaser or related LC Participant; it being understood that a defaulting Committed Purchaser’s or related LC Participant’s Commitment Percentage of any such Investment or drawing shall be first funded by the Committed Purchasers or related LC Participants in such defaulting Committed Purchaser’s or related LC Participant’s Purchaser Group and thereafter if there are no other Committed Purchasers or related LC Participants in such Purchaser Group or if such other Committed Purchasers or related LC Participants are also defaulting Committed Purchasers or related LC Participants, then such defaulting Committed Purchaser’s or related LC Participant’s Commitment Percentage of such Investment or drawing shall be funded by each other Purchaser Group ratably and applied in accordance with this Section 1.4(h)). Notwithstanding the foregoing and for the avoidance of doubt, each Committed Purchaser’s and LC Participant’s obligation to fund any such Investment or drawing pursuant to this Section 1.4(h) shall be subject in all respects to the limitations set forth in the proviso to Section 1.1(a).

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Section 1.5 Purchased Assets Coverage Percentage Computation.

The Purchased Assets Coverage Percentage shall be initially computed under this Agreement on the Closing Date. Thereafter, until the Facility Termination Date, such Purchased Assets Coverage Percentage shall be automatically recomputed (or deemed to be recomputed) on each Business Day other than a Termination Day. From and after the occurrence of any Termination Day, the Purchased Assets Coverage Percentage shall (until the event(s) giving rise to such Termination Day are satisfied or are waived in accordance with Section 5.1) be deemed to be 100%. The Purchased Assets Coverage Percentage shall become zero when the Final Payout Date has occurred and the Servicer shall have received the accrued Servicing Fee thereon.

Section 1.6 Settlement Procedures.

(a)	The collection of the Pool Receivables shall be administered by the Servicer in accordance with this Agreement. The Seller shall provide to the Servicer on a timely basis all information needed for such administration, including notice of the occurrence of any Termination Day and current computations of the Purchased Assets Coverage Percentage.

(b)	The Servicer shall, on each day on which Collections of Pool Receivables are received (or deemed received) by the Seller or the Servicer, including pursuant to Section 1.6(g):

(i) set aside and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of the Purchasers, out of such Collections, first, an amount equal to the Aggregate Discount accrued through such day for each Portion of Capital and not previously set aside, second, an amount equal to the Fees accrued and unpaid through such day, and third, to the extent funds are available therefor, an amount equal to the Servicing Fee accrued through such day and not previously set aside,

(ii) subject to Section 1.6(f), if such day is not a Termination Day, remit to the Seller the remainder of such Collections. Such remainder shall, (x) to the extent representing a return of the Aggregate Capital, be automatically reinvested (ratably among the Purchasers according to each Purchaser’s Capital) in Pool Receivables, and in the Related Security, Collections and other proceeds with respect thereto and (y) to the extent not representing a return of the Aggregate Capital, be paid to the Seller in respect of the Deferred Purchase Price for the Purchased Assets; provided, however, that if the Purchased Assets Coverage Percentage would exceed 100%, then the Servicer shall not reinvest or remit to the Seller, but shall set aside and hold in trust for the benefit of the Purchasers (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) a portion of such Collections that, together with the other Collections set

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aside pursuant to this paragraph, shall equal the amount necessary to reduce the Purchased Assets Coverage Percentage to 100% (determined as if such Collections set aside had been applied to reduce the Aggregate Capital or Adjusted LC Participation Amount, as applicable, at such time), which amount shall either (A) be deposited ratably to the Administration Account (for the benefit of the Purchasers) or (B) be deposited in the LC Collateral Account, in each case, as applicable, on the next Settlement Date in accordance with Section 1.6(c); provided, further, that (x) in the case of any Purchaser that is a Conduit Purchaser, if such Purchaser has provided notice (a “Declining Notice”) to its Purchaser Agent, the Administrator, and the Servicer that such Purchaser (a “Declining Conduit Purchaser”) no longer wishes Collections with respect to any Portion of Capital funded or maintained by such Purchaser to be reinvested pursuant to this clause (ii), and (y) in the case of any Purchaser that has provided notice (an “Exiting Notice”) to its Purchaser Agent of its refusal, pursuant to Section 1.12, to extend its Commitment hereunder (an “Exiting Purchaser”) then in either case (x) or (y), above, such Purchaser’s ratable share (determined according to outstanding Capital) of such remaining Collections shall not be reinvested or remitted to the Seller and shall instead be held in trust for the benefit of such Purchaser and applied in accordance with clause (iii) below,

(iii) if such day is a Termination Day (or any day following the provision of a Declining Notice or an Exiting Notice), set aside, segregate and hold in trust (and shall, at the request of the Administrator, segregate in a separate account approved by the Administrator) for the benefit of the Purchasers the entire remainder of such Collections (or in the case of a Declining Conduit Purchaser or an Exiting Purchaser an amount equal to such Purchaser’s ratable share (determined according to outstanding Capital) of such Collections; provided, that solely for the purpose of determining such Purchaser’s ratable share of such Collections, such Purchaser’s Capital shall be deemed to remain constant from the date of the provision of a Declining Notice or an Exiting Notice, as the case may be, until the date such Purchaser’s Capital has been paid in full; it being understood that if such day is also a Termination Day, such Declining Conduit Purchaser’s or Exiting Purchaser’s Capital shall be recalculated taking into account amounts received by such Purchaser in respect of this parenthetical and thereafter Collections shall be set aside for such Purchaser ratably in respect of its Capital (as recalculated)); provided, further, that if amounts are set aside and held in trust on any Termination Day of the type described in clause (a) of the definition of “Termination Day” (or any day following the provision of a Declining Notice or an Exiting Notice) and, thereafter, the conditions set forth in Section 2 of Exhibit II are satisfied or waived by the Administrator and the Majority Purchaser Agents (or in the case of a Declining Notice or an Exiting Notice, such Declining Notice or Exiting Notice, as the case may be, has been revoked by the related Declining Conduit Purchaser or Exiting Purchaser, respectively and written notice thereof has been provided to the Administrator, the related Purchaser Agent and the Servicer), such previously set-aside amounts shall, to the extent representing a return of Aggregate Capital (or the Capital of the Declining Conduit Purchaser or Exiting Purchaser, as the case may be) and ratably (determined according to outstanding Capital), be reinvested and/or paid to the Seller in respect of the Deferred Purchase Price for the Purchased Assets in accordance with clause (ii) above on the day of such subsequent satisfaction or waiver of conditions or revocation of Declining Notice or Exiting Notice, as the case may be, and

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(iv) subject to Section 1.6(f), pay to the Seller (on behalf of the Administrator and the Purchasers) for the Seller’s own account and in payment of the Deferred Purchase Price for the Purchased Assets any Collections in excess of: (x) amounts required to be reinvested in accordance with clause (ii) above or the last proviso to clause (iii) above, plus (y) the amounts that are required to be set aside pursuant to clause (i) above, the provisos to clause (ii) and clause (iii) above, plus (z) all reasonable and appropriate out-of-pocket costs and expenses of the Servicer for servicing, collecting and administering the Pool Receivables.

(c)	The Servicer shall, in accordance with the priorities set forth in Section 1.6(d), deposit into the Administration Account (or such other account designated by the Administrator), on each Settlement Date (or, solely with respect to Collections held for the Purchasers pursuant to Section 1.6(f)(iii), such other date approved by the Administrator with at least five (5) Business Days prior written notice to the Administrator of such payment), Collections held for the Purchasers pursuant to Section 1.6(b)(i), (ii) or (iii) or 1.6(f); provided, that if Peabody or an Affiliate thereof is the Servicer, such day is not a Termination Day and the Administrator has not notified Peabody (or such Affiliate) that the right to retain the portion of Collections set aside pursuant to Section 1.6(b)(i) that represents the Servicing Fee is revoked, Peabody (or such Affiliate) may retain the portion of the Collections set aside pursuant to Section 1.6(b)(i) that represents the Servicing Fee in payment in full of the accrued Servicing Fees so set aside. On the last day of each Settlement Period, each Purchaser (or its Purchaser Agent on its behalf) will notify the Servicer by electronic mail of the amount of Discount accrued with respect to each Portion of Capital during such Settlement Period or portion thereof.

(d)	Upon receipt of funds deposited into the Administration Account pursuant to clause (c) above, the Administrator shall cause such funds to be distributed as follows:

(i) if such distribution occurs on a day that is not a Termination Day and the Purchased Assets Coverage Percentage does not exceed 100%, first to the Purchaser Agents (for the benefit of the Purchasers in their respective Purchaser Groups) in payment in full of all accrued Discount and Fees, and second, if the Servicer has set aside amounts in respect of the Servicing Fee pursuant to clause (b)(i) above and has not retained such amounts pursuant to clause (c) above, to the Servicer (payable in arrears on each Settlement Date) in payment in full of the accrued Servicing Fees so set aside, and

(ii) if such distribution occurs on a Termination Day or on a day when the Purchased Assets Coverage Percentage exceeds 100%, first to the Purchaser Agents (for the benefit of the Purchasers in their respective Purchaser Groups) in payment in full of all accrued Discount and Fees, second to the Purchaser Agents (for the benefit of the Purchasers in their respective Purchaser Groups) in payment in full of Capital (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Assets Coverage Percentage to 100%) (determined as if such Collections had been applied to reduce the aggregate outstanding Capital), third, to the LC Collateral Account for the benefit of the LC Bank and the LC Participants, (x) the amount (if any) necessary to cause

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the amount of cash collateral held in the LC Collateral Account (other than amounts representing LC Fee Expectation) to equal the aggregate outstanding amount of the LC Participation Amount (or, if such day is not a Termination Day, the amount necessary to reduce the Purchased Assets Coverage Percentage to 100%) (determined as if such Collections had been applied to reduce the aggregate outstanding amount of the LC Participation Amount) and (y) if such day is a Termination Day or a Termination Event is continuing, an amount equal to the LC Fee Expectation at such time (or such portion thereof not currently on deposit in the LC Collateral Account), fourth, to the Servicer in payment in full of all accrued Servicing Fees, fifth, if all amounts owing under clauses first through fourth above have been paid in full, to the Purchaser Agents (for the benefit of such Purchaser Agent and the Purchasers in their respective Purchaser Groups), the Administrator and any other Indemnified Party or Affected Person in payment in full of any other amounts owed thereto by the Seller hereunder, and sixth, after the occurrence of the Final Payout Date, all additional Collections with respect to the Purchased Assets shall be paid to the Seller for its own account in payment of the Deferred Purchase Price for such Purchased Assets.

(e)	For the purposes of this Section 1.6:

(i) if on any day the Outstanding Balance of any Pool Receivable is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, discount or other adjustment made by the Seller or any Affiliate of the Seller, or any setoff or dispute between the Seller or any Affiliate of the Seller and an Obligor, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in the amount of such reduction or adjustment;

(ii) if on any day any of the representations or warranties in Section l(g) or (m) of Exhibit III is not true with respect to any Pool Receivable, the Seller shall be deemed to have received on such day a Collection of such Pool Receivable in full;

(iii) except as provided in clause (i) or (ii) above, or as otherwise required by Applicable Law or the relevant Contract, all Collections received from an Obligor of any Receivable shall be applied to the Receivables of such Obligor in the order of the age of such Receivables, starting with the oldest such Receivable, unless such Obligor designates in writing its payment for application to specific Receivables; and

(iv) if and to the extent the Administrator, any Purchaser Agent or any Purchaser shall be required for any reason to pay over to an Obligor (or any trustee, receiver, custodian or similar official in any Insolvency Proceeding) any amount received by it hereunder, such amount shall be deemed not to have been so received by the Administrator, such Purchaser Agent or such Purchaser but rather to have been retained by the Seller and, accordingly, the Administrator, such Purchaser Agent or such Purchaser, as the case may be, shall have a claim against the Seller for such amount, payable when and to the extent that any distribution from or on behalf of such Obligor is made in respect thereof.

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(f)	If at any time the Seller shall wish to cause the reduction of Aggregate Capital (but not to commence the liquidation, or reduction to zero, of the entire Aggregate Capital), the Seller may do so as follows:

(i) the Seller shall give the Administrator, each Purchaser Agent and the Servicer written notice in the form of Annex C (the “Paydown Notice”) at least two Business Days prior to the date of such reduction for any reduction of Aggregate Capital and such notice shall include the amount of such reduction and the proposed date on which such reduction shall commence;

(ii) on the proposed date of the commencement of such reduction and on each day thereafter, the Servicer shall cause Collections not to be reinvested until the amount thereof not so reinvested shall equal the desired amount of reduction; and

(iii) the Servicer shall hold such Collections in trust for the benefit of the Administrator (for the benefit of each Purchaser), for payment to the Administrator by deposit into the Administration Account on the next Settlement Date immediately following the current Settlement Period or such other date approved by the Administrator and the Majority Purchaser Agents, and Capital shall be deemed reduced in the amount to be paid to the Administrator only when in fact finally so paid;

provided, that the amount of any such reduction shall be not less than $300,000 and shall be an integral multiple of $100,000. Upon receipt by the Administrator in the Administration Account of any amount paid in reduction of the Aggregate Capital pursuant to sub-clause (iii) above, the Administrator shall cause such funds to be distributed to the Purchaser Agents (for the benefit of the Purchasers in their respective Purchaser Groups) in payment of each Purchaser’s outstanding Capital.

(g) The Servicer may, in its sole discretion, and shall at the direction of the Administrator (which direction may be given no more than once per week unless a Termination Event has occurred and is then continuing), deliver an Interim Report to the Administrator on any Business Day other than a Settlement Date. Upon receipt of such Interim Report, the Administrator shall promptly review such Interim Report to determine if such Interim Report constitutes a Qualifying Interim Report. In the event that the Administrator reasonably determines that such Interim Report constitutes a Qualifying Interim Report, so long as no Termination Event or Unmatured Termination Event has occurred and is continuing and so long as the Facility Termination Date has not yet occurred, the Administrator shall promptly remit to the Servicer from the Lock-Box Account (or the LC Collateral Account, if applicable) the lesser of (i) the amount identified on such Qualifying Interim Report as Collections on deposit in the Lock-Box Account and/or LC Collateral Account in excess of the amount necessary to ensure that the Purchased Assets Coverage Percentage does not exceed 100% and (ii) the aggregate amount of available Collections then on deposit in the Lock-Box Accounts and the LC Collateral Account. For purposes of this clause (g), “Qualifying Interim Report” shall mean any Interim Report that satisfies each of the following conditions: (A) the Purchased Assets Coverage Percentage as set forth in such Interim Report shall not exceed 100%; (B) such Interim Report is calculated as of the immediately prior Business Day and (C) all of the information and calculations set forth in such

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Interim Report are true and correct. For the avoidance of doubt, the Administrator shall have no obligation to remit funds to the Seller or the Servicer or any Affiliate thereof from the Lock-Box Account (or the LC Collateral Account, if applicable) unless the Administrator shall have received a Qualifying Interim Report.

Section 1.7 Fees.

(a)	The Seller shall pay to the Administrator, the Purchasers and the Purchaser Agents the fees in the amounts and on the dates set forth in those certain fee letter agreements for each Purchaser Group, in each case, from time to time entered into among Peabody, the Seller and the applicable Purchaser Agent and/or the Administrator (as such letter agreements may be amended, supplemented or otherwise modified from time to time, the “Fee Letters”).

(b)	The Seller agrees to pay to each Purchaser Agent, for the account of the Purchasers in such Purchaser Agent’s Purchaser Group, the following fees:

(i) a “Program Fee” accruing on each day from and after the date hereof until the Final Payout Date, which Program Fee for each such day shall be an amount equal to the product of (i) 5.00%, multiplied by (ii) the aggregate outstanding Capital of the Purchasers in such Purchaser Group on such day, multiplied by (iii) 1/360;

(ii) an “Unused Fee” accruing on each day from and after the date hereof until the Final Payout Date, which Unused Fee for each such day shall be an amount equal to the product of (i) 0.80%, multiplied by (ii) the excess, if any, of (A) such Purchaser Group’s Group Commitment on such day, over (B) the sum of (1) the aggregate outstanding Group Capital of such Purchaser Group on such day, plus (2) the aggregate LC Participation Amount held by all such LC Participants in such Purchaser Group on such day, multiplied by (iii) 1/360;

(iii) an “LC Participation Fee” accruing on each day from and after the date hereof until the date on or after the Final Payout Date when the LC Participation Amount of the LC Participant in such Purchaser Group has been reduced to zero ($0), which LC Participation Fee for each such day shall be an amount equal to the product of (i) 5.00%, multiplied by (ii) the aggregate LC Participation Amount held by all such LC Participants in such Purchaser Group on such day, multiplied by (iii) 1/360; and

(c)	In addition to the foregoing, the Seller agrees to pay, to PNC, as LC Bank, an “LC Bank Fee” accruing on each day from and after the date hereof until the date on or after the Final Payout Date when the LC Participation Amount has been reduced to zero ($0), which LC Bank Fee for each such day shall be an amount equal to the product of (i) 0.15%, multiplied by (ii) the LC Participation Amount on such day, multiplied by (iii) 1/360.

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Section 1.8 Payments and Computations, Etc.

(a)	All amounts to be paid or deposited by the Seller or the Servicer hereunder shall be made without reduction for offset or counterclaim and shall be paid or deposited no later than noon (New York City time) on the day when due in same day funds to the Administration Account. All amounts received after noon (New York City time) will be deemed to have been received on the next Business Day. Amounts payable hereunder to or for the benefit of the Administrator, the Purchasers or the Purchaser Agents (or their related Affected Persons or Indemnified Parties) shall be distributed as follows:

(i) Any amounts to be distributed by or on behalf of the Administrator hereunder to any Purchaser Agent, Purchaser or Purchaser Group shall be distributed to the account specified in writing from time to time by the applicable Purchaser Agent to the Administrator, and the Administrator shall have no obligation to distribute any such amounts unless and until it actually receives payment of such amounts by the Seller or the Servicer, as applicable, in the Administration Account. Except as expressly set forth herein (including, without limitation, as set forth in Section 1.6(b)(iii) with respect to Collections held in trust for Declining Conduit Purchasers and Exiting Purchasers), the Administrator shall distribute (or cause to be distributed) such amounts to the Purchaser Agents for the Purchasers within their respective Purchaser Groups ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to the Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by the Purchasers.

(ii) Except as expressly set forth herein (including, without limitation, as set forth in Section 1.6(b)(iii) with respect to Collections held in trust for Declining Conduit Purchasers and Exiting Purchasers), each Purchaser Agent shall distribute the amounts paid to it hereunder for the benefit of the Purchasers in its Purchaser Group to the Purchasers within its Purchaser Group ratably (x) in the case of such amounts paid in respect of Discount and Fees, according to the Discount and Fees payable to such Purchasers and (y) in the case of such amounts paid in respect of Capital (or in respect of any other obligations other than Discount and Fees), according to the outstanding Capital funded by such Purchasers.

(b)	The Seller or the Servicer, as the case may be, shall, to the extent permitted by law, pay interest on any amount not paid or deposited by the Seller or the Servicer, as the case may be, when due hereunder, at an interest rate equal to 2.0% per annum above the Base Rate, payable on demand.

(c)	All computations of interest under clause (b) above and all computations of Discount, fees and other amounts hereunder shall be made on the basis of a year of 360 (or 365 or 366, as applicable, with respect to Discount or other amounts calculated by reference to the Base Rate) days for the actual number of days elapsed. Whenever any payment or deposit to be made hereunder shall be due on a day other than a Business Day, such payment or deposit shall be made on the next Business Day and such extension of time shall be included in the computation of such payment or deposit.

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Section 1.9 Increased Costs.

(a)	If after the Closing Date the Administrator, the LC Bank, any Purchaser Agent, any Purchaser, any Liquidity Bank, any other Program Support Provider or any of their respective Affiliates (each an “Affected Person”) reasonably determines that any Change in Law affects or would affect the amount of capital required or expected to be maintained by such Affected Person, and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make Investments in (or otherwise to maintain the Investments in) Pool Receivables or issue any Letter of Credit related to this Agreement or any related liquidity facility, credit enhancement facility and other commitments of the same type, then, upon demand by such Affected Person or its related Purchaser Agent (with a copy to the Administrator), the Seller shall promptly pay to the Administrator, for the account of such Affected Person, from time to time as specified by such Affected Person or its related Purchaser Agent, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments.

(b)	If due to any Change in Law there shall be any increase after the Closing Date in the cost to any Affected Person of agreeing to purchase or purchasing, or maintaining the ownership of, the Purchased Assets (or its portion thereof and including, without limitation, funding or maintaining its Capital), then, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person, from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person for such increased costs.

(c)	If such increased costs affect the related Affected Person’s portfolio of financing transactions, such Affected Person shall use reasonable averaging and attribution methods to allocate such increased costs to the transactions contemplated by this Agreement.

(d)	A certificate of an Affected Person (or its related Purchaser Agent) setting forth the amount or amounts necessary to compensate such Affected Person as specified in clause (a) or (b) of this Section and delivered to the Seller and the Administrator, shall be conclusive absent manifest error. The Seller shall pay such Affected Person’s related Purchaser Agent (for the account of such Affected Person) the amount shown as due on the first Settlement Date occurring after the Seller’s receipt of such certificate.

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(e)	Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 1.9 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Seller shall not be required to compensate an Affected Person pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Affected Person, notifies the Seller of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 1.10 Requirements of Law.

(a)	If, after the Closing Date, any Affected Person determines that any Change in Law:

(i) does or shall subject such Affected Person to any Tax of any kind whatsoever with respect to this Agreement, any purchase of or investment in the Purchased Assets or any increase in the amount of Capital relating thereto, or does or shall change the basis of taxation of payments to such Affected Person on account of Collections, Discount or any other amounts payable hereunder (excluding Indemnified Taxes and Excluded Taxes),

(ii) does or shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, purchases, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Affected Person that are not otherwise included in the determination of the Euro-Rate hereunder, or

(iii) does or shall impose on such Affected Person any other condition,

and the result of any of the foregoing is: (A) to increase the cost to such Affected Person of agreeing to purchase or purchasing or maintaining the ownership of, or issuing any Letter of Credit in respect of, the Purchased Assets (or interests therein) or any Portion of Capital, or (B) to reduce any amount receivable hereunder (whether directly or indirectly), then, in any such case, upon demand by such Affected Person, the Seller shall promptly pay to such Affected Person additional amounts necessary to compensate such Affected Person for such additional cost or reduced amount receivable. All such amounts shall be payable as incurred.

(b) A certificate of an Affected Person (or its related Purchaser Agent) setting forth the amount or amounts necessary to compensate such Affected Person as specified in clause (a) of this Section and delivered to the Seller and the Administrator, shall be conclusive absent manifest error; provided, however, that no Affected Person shall be required to disclose any confidential or tax planning information in any such certificate. The Seller shall pay such Affected Person’s related Purchaser Agent (for the account of such Affected Person) the amount shown as due on each Settlement Date occurring after the Seller’s receipt of such certificate.

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(c) Failure or delay on the part of any Affected Person to demand compensation pursuant to this Section 1.10 shall not constitute a waiver of such Affected Person’s right to demand such compensation; provided that the Seller shall not be required to compensate an Affected Person pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Affected Person, notifies the Seller of the Change in Law giving rise to such increased costs or reductions and of such Affected Person’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 1.11 Inability to Determine Euro-Rate.

(a)	If the Administrator (or any Purchaser Agent) determines on any day (which determination shall be final and conclusive) that, by reason of circumstances affecting the interbank eurodollar market generally, deposits in dollars (in the relevant amounts for such Settlement Period) are not being offered to banks in the interbank eurodollar market on such day, or adequate means do not exist for ascertaining the Euro-Rate on such day, then, the Administrator or such Purchaser Agent, as applicable, shall give notice thereof to the Seller. Thereafter, until the Administrator or such Purchaser Agent notifies the Seller that the circumstances giving rise to such suspension no longer exist, (i) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (ii) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall be converted to the Alternate Rate determined by reference to the Base Rate.

(b)	If, on any day, the Administrator shall have been notified by any Affected Person that, such Affected Person has determined (which determination shall be final and conclusive) that, any enactment, promulgation or adoption of or any change in any Applicable Law or any change in the interpretation or administration thereof by a governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by such Affected Person with any guideline, request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for such Affected Person to fund or maintain any Portion of Capital at the Alternate Rate and based upon the Euro-Rate, the Administrator shall notify the Seller thereof. Upon receipt of such notice, until the Administrator notifies the Seller that the circumstances giving rise to such determination no longer apply, (i) no Portion of Capital shall be funded at the Alternate Rate determined by reference to the Euro-Rate and (ii) the Discount for any outstanding Portions of Capital then funded at the Alternate Rate determined by reference to the Euro-Rate shall immediately be converted to the Alternate Rate determined by reference to the Base Rate.

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Section 1.12 Extension of the Facility Termination Date.

Provided that no Termination Event or Unmatured Termination Event exists and is continuing, the Seller may request the extension of the Facility Termination Date set forth in clause (a) of the definition thereof by providing written notice to the Administrator and each Purchaser Agent; provided such request is made not more than 120 days prior to, and not less than 60 days prior to, the then current Facility Termination Date scheduled to occur pursuant to clause (a) of the definition thereof. In the event that the Purchasers are all agreeable to such extension, the Administrator shall so notify the Seller and the Servicer in writing (it being understood that each Purchaser may accept or decline such a request in its sole discretion and on such terms as it may elect) not less than 30 days prior to the then current Facility Termination Date scheduled to occur pursuant to clause (a) of the definition thereof, and the Seller, the Servicer, the Sub-Servicers, the Administrator, the Purchaser Agents and the Purchasers shall enter into such documents as the Administrator, the Purchaser Agents and the Purchasers may deem necessary or appropriate to reflect such extension, and all reasonable costs and expenses incurred by the Purchasers, the Purchaser Agents and the Administrator in connection therewith (including reasonable Attorney Costs) shall be paid by the Seller. In the event any Purchaser declines the request for such extension, such Purchaser (or its Purchaser Agent) shall so notify the Administrator and the Administrator shall so notify the Seller of such determination; provided, that the failure of the Administrator to notify the Seller of the determination to decline such extension shall not affect the understanding and agreement that the applicable Purchasers shall be deemed to have refused to grant the requested extension in the event the Administrator fails to affirmatively notify the Seller, in writing, of their agreement to accept the requested extension. If the Facility Termination Date is extended with respect to one or more, but less than all Purchasers, then the Purchase Limit shall be reduced ratably with respect to the Purchasers in each Purchaser Group by an amount equal to the Commitment(s) of the Exiting Purchaser(s) and the Commitment Percentages and Group Commitments of the Purchasers within each Purchaser Group shall be appropriately adjusted.

Section 1.13 Letters of Credit.

Subject to the terms and conditions hereof (including the satisfaction of the applicable conditions set forth in Exhibit II), the LC Bank shall issue or cause the issuance of standby Letters of Credit (“Letters of Credit”), at the Seller’s direction, for the account of the Servicer or any Sub-Servicer (or such of the Servicer’s or any Sub-Servicer’s designee, which designee shall be a Subsidiary of such Sub-Servicer or the Servicer, as applicable)). All amounts drawn upon Letters of Credit shall accrue Discount. Letters of Credit that have not been drawn upon shall not accrue Discount.

Section 1.14 Issuance of Letters of Credit.

(a)	The Seller may request the LC Bank, upon two (2) Business Days’ prior written notice submitted on or before 11:00 a.m., New York time, to issue a Letter of Credit by delivering to the Administrator an Investment Notice substantially in the form of Annex B attached hereto and the LC Bank’s form of Letter of Credit Application (the “Letter of Credit Application”), substantially in the form of Annex E attached hereto completed to the satisfaction of the Administrator and the LC Bank; and, such other certificates, documents and other papers and information as the Administrator may reasonably request. The Seller also has the right to give instructions and make agreements with respect to any Letter of Credit Application and the disposition of documents, and to agree with the Administrator upon any amendment, extension or renewal of any Letter of Credit.

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(b)	Each Letter of Credit shall, among other things, (i) provide for the payment of sight drafts or other written demands for payment when presented for honor thereunder in accordance with the terms thereof and when accompanied by the documents described therein and (ii) have an expiry date not later than twelve (12) months after such Letter of Credit’s date of issuance, extension or renewal, as the case may be, and in no event later than twelve (12) months after the Facility Termination Date. Each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank (“UCP 600”) or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank (the “ISP98 Rules”), as determined by the LC Bank.

(c)	The Administrator shall promptly notify the LC Bank and the LC Participants, at such Person’s address for notices hereunder, of the request by the Seller for a Letter of Credit hereunder, and shall provide the LC Bank and the LC Participants with the Letter of Credit Application delivered to the Administrator by the Seller pursuant to paragraph (a), above, by the close of business on the day received or if received on a day that is not a Business Day or on any Business Day after 11:00 a.m. New York time on such day, on the next Business Day.

Section 1.15 Requirements For Issuance of Letters of Credit.

The Seller shall authorize and direct the LC Bank to name the Seller, the Servicer or any Sub-Servicer (or such the Servicer’s or any Sub-Servicer’s, as applicable, designee, which designee shall be a Subsidiary of such Sub-Servicer or the Servicer, as applicable) as the “Applicant” or “Account Party” of each Letter of Credit.

Section 1.16 Disbursements, Reimbursement.

(a)	Immediately upon the issuance of each Letter of Credit, each LC Participant shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the LC Bank a participation in such Letter of Credit and each drawing thereunder in an amount equal to such LC Participant’s Pro Rata Share of the face amount of such Letter of Credit and the amount of such drawing, respectively.

(b)

In the event of any request for a drawing under a Letter of Credit by the beneficiary or transferee thereof, the LC Bank will promptly notify the Administrator and the Seller of such request. Provided that it shall have received such notice, the Seller shall reimburse (such obligation to reimburse the LC Bank shall sometimes be referred to as a “Reimbursement Obligation” and the required date of reimbursement, the “Reimbursement Date”) the LC Bank prior to 12:00 p.m., New

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York time on each date that an amount is paid by the LC Bank under any Letter of Credit (each such date, a “Drawing Date”) in an amount equal to the amount so paid by the LC Bank. Such Reimbursement Obligation shall be satisfied by the Seller (i) first, by the remittance by the Administrator to the LC Bank of any available amounts then on deposit in the LC Collateral Account and (ii) second, by the remittance by or on behalf of the Seller to the LC Bank of any other funds of the Seller then available for disbursement. In the event the Seller fails to reimburse the LC Bank for the full amount of any drawing under any Letter of Credit by 12:00 p.m., New York time, on the Reimbursement Date, the LC Bank will promptly notify each LC Participant thereof, and the Seller shall be deemed to have requested that an Investment be made by the Purchasers in the Purchaser Groups for the LC Bank and the LC Participants to be disbursed on the Drawing Date under such Letter of Credit in accordance with Section 1.1(b), subject to the amount of the unutilized portion of the Purchase Limit. Any notice given by the LC Bank pursuant to this Section may be oral if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such oral notice.

(c)	Each LC Participant shall upon any notice pursuant to clause (b) above make available to the LC Bank an amount in immediately available funds equal to its Pro Rata Share of the amount of the drawing, whereupon the LC Participants shall each be deemed to have made an Investment in that amount. If any LC Participant so notified fails to make available to the LC Bank the amount of such LC Participant’s Pro Rata Share of such amount by no later than 2:00 p.m., New York time on the Drawing Date, then interest shall accrue on such LC Participant’s obligation to make such payment, from the Drawing Date to the date on which such LC Participant makes such payment (i) at a rate per annum equal to the Federal Funds Rate during the first three days following the Drawing Date and (ii) at a rate per annum equal to the rate applicable to Capital on and after the fourth day following the Drawing Date. The LC Bank will promptly give notice of the occurrence of the Drawing Date, but failure of the LC Bank to give any such notice on the Drawing Date or in sufficient time to enable any LC Participant to effect such payment on such date shall not relieve such LC Participant from its obligation under this clause (c), provided that such LC Participant shall not be obligated to pay interest as provided in subclauses (i) and (ii) above until and commencing from the date of receipt of notice from the LC Bank or the Administrator of a drawing. Each LC Participant’s Commitment shall continue until the last to occur of any of the following events: (A) the LC Bank ceases to be obligated to issue or cause to be issued Letters of Credit hereunder; (B) no Letter of Credit issued hereunder remains outstanding and uncancelled or (C) all Persons (other than the Seller) have been fully reimbursed for all payments made under or relating to Letters of Credit.

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Section 1.17 Repayment of Participation Advances.

(a)	Upon (and only upon) receipt by the LC Bank for its account of immediately available funds from the Seller (i) in reimbursement of any payment made by the LC Bank under a Letter of Credit with respect to which any LC Participant has made a participation advance to the LC Bank, or (ii) in payment of Discount on the Investments made or deemed to have been made in connection with any such draw, the LC Bank will pay to each LC Participant, ratably (based on the outstanding drawn amounts funded by each such LC Participant in respect of such Letter of Credit), in the same funds as those received by the LC Bank; it being understood, that the LC Bank shall retain a ratable amount of such funds that were not the subject of any payment in respect of such Letter of Credit by any LC Participant.

(b)	If the LC Bank is required at any time to return to the Seller, or to a trustee, receiver, liquidator, custodian, or any official in any insolvency proceeding, any portion of the payments made by the Seller to the LC Bank pursuant to this Agreement in reimbursement of a payment made under the Letter of Credit or interest or fee thereon, each LC Participant shall, on demand of the LC Bank, forthwith return to the LC Bank the amount of its Pro Rata Share of any amounts so returned by the LC Bank plus interest at the Federal Funds Rate from the date the payment was first made to such LC Participant through, but not including, the date the payment is returned by such LC Participant.

(c)	If any Letters of Credit are outstanding and undrawn on the Facility Termination Date, the LC Collateral Account shall be funded from Collections (or, in the Seller’s sole discretion, by other cash available to the Seller) in an amount equal to the aggregate undrawn face amount of such Letters of Credit plus all applicable fees to accrue through the stated expiration dates thereof (such fees to accrue, as reasonably estimated by the LC Bank, the “LC Fee Expectation”).

Section 1.18 Documentation.

The Seller agrees to be bound by and shall cause the Servicer or any Sub-Servicer (or such the Servicer’s or any Sub-Servicer’s, as applicable, designee, which designee shall be a Subsidiary of such Sub-Servicer or the Servicer, as applicable) named as the “Applicant” or “Account Party” of any Letter of Credit to agree to be bound by the terms of the Letter of Credit Application and by the LC Bank’s interpretations of any Letter of Credit issued for the Seller and by the LC Bank’s written regulations and customary practices relating to letters of credit, though the LC Bank’s interpretation of such regulations and practices may be different from the Seller’s own. In the event of a conflict between the Letter of Credit Application and this Agreement, this Agreement shall govern. It is understood and agreed that, except in the case of gross negligence or willful misconduct by the LC Bank, the LC Bank shall not be liable for any error, negligence and/or mistakes, whether of omission or commission, in following the Seller’s instructions or those contained in the Letters of Credit or any modifications, amendments or supplements thereto.

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Section 1.19 Determination to Honor Drawing Request.

In determining whether to honor any request for drawing under any Letter of Credit by the beneficiary thereof, the LC Bank shall be responsible only to determine that the documents and certificates required to be delivered under such Letter of Credit have been delivered and that they comply on their face with the requirements of such Letter of Credit and that any other drawing condition appearing on the face of such Letter of Credit has been satisfied in the manner so set forth.

Section 1.20 Nature of Participation and Reimbursement Obligations.

Each LC Participant’s obligation in accordance with this Agreement to make participation advances as a result of a drawing under a Letter of Credit, and the obligations of the Seller to reimburse the LC Bank upon a draw under a Letter of Credit, shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Article I under all circumstances, including the following circumstances:

(i) any set-off, counterclaim, recoupment, defense or other right which such LC Participant may have against the LC Bank, the Administrator, any Purchaser Agent, any Purchaser, the Seller or any other Person for any reason whatsoever;

(ii) the failure of the Seller or any other Person to comply with the conditions set forth in this Agreement for the making of an Investment, Reinvestments, requests for Letters of Credit or otherwise, it being acknowledged that such conditions are not required for the making of participation advances hereunder;

(iii) any lack of validity or enforceability of any Letter of Credit;

(iv) any claim of breach of warranty that might be made by the Seller, the LC Bank or any LC Participant against the beneficiary of a Letter of Credit, or the existence of any claim, set-off, defense or other right which the Seller, the LC Bank or any LC Participant may have at any time against a beneficiary, any successor beneficiary or any transferee of any Letter of Credit or the proceeds thereof (or any Persons for whom any such transferee may be acting), the LC Bank, any LC Participant, any Purchaser Agent, any Purchaser or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction (including any underlying transaction between the Seller or any Subsidiaries of the Seller or any Affiliates of the Seller and the beneficiary for which any Letter of Credit was procured);

(v) the lack of power or authority of any signer of, or lack of validity, sufficiency, accuracy, enforceability or genuineness of, any draft, demand, instrument, certificate or other document presented under any Letter of Credit, or any such draft, demand, instrument, certificate or other document proving to be forged, fraudulent, invalid, defective or insufficient in any respect or any statement therein being untrue or inaccurate in any respect, even if the Administrator or the LC Bank has been notified thereof;

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(vi) payment by the LC Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit other than as a result of the gross negligence or willful misconduct of the LC Bank;

(vii) the solvency of, or any acts or omissions by, any beneficiary of any Letter of Credit, or any other Person having a role in any transaction or obligation relating to a Letter of Credit, or the existence, nature, quality, quantity, condition, value or other characteristic of any property or services relating to a Letter of Credit;

(viii) any failure by the LC Bank or any of the LC Bank’s Affiliates to issue any Letter of Credit in the form requested by the Seller, unless the LC Bank has received written notice from the Seller of such failure within three Business Days after the LC Bank shall have furnished the Seller a copy of such Letter of Credit and such error is material and no drawing has been made thereon prior to receipt of such notice;

(ix) any Material Adverse Effect on the Seller, any Originator or any Affiliates thereof;

(x) any breach of this Agreement or any Transaction Document by any party thereto;

(xi) the occurrence or continuance of an Insolvency Proceeding with respect to the Seller, any Originator or any Affiliate thereof;

(xii) the fact that a Termination Event or an Unmatured Termination Event shall have occurred and be continuing;

(xiii) the fact that this Agreement or the obligations of Seller or Servicer hereunder shall have been terminated; and

(xiv) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

Nothing in this Section 1.20 shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction.

Section 1.21 Indemnity.

In addition to other amounts payable hereunder, the Seller hereby agrees to protect, indemnify, pay and save harmless the Administrator, the LC Bank, each LC Participant and any of the LC Bank’s Affiliates that have issued a Letter of Credit from and against any and all claims, demands, liabilities, damages, penalties, interest, judgments, losses, costs, charges and expenses (including Attorney Costs) which the Administrator, the LC Bank, any LC Participant or any of their respective Affiliates may incur or be subject to as a consequence, direct or indirect, of the issuance of any Letter of Credit, other than as a result of (a) the gross negligence or willful

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misconduct of the party to be indemnified as determined by a final judgment of a court of competent jurisdiction or (b) the wrongful dishonor by the LC Bank of a proper demand for payment made under any Letter of Credit, except if such dishonor resulted from any act or omission, whether rightful or wrongful, of any present or future de jure or de facto Governmental Authority (all such acts or omissions herein called “Governmental Acts”). This Section 1.21 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim pursuant to this Section 1.21.

Section 1.22 Liability for Acts and Omissions.

As between the Seller, on the one hand, and the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers, on the other, the Seller assumes all risks of the acts and omissions of, or misuse of the Letters of Credit by, (x) the respective beneficiaries or (y) the Servicer or any Sub-Servicer (or such the Servicer’s or any Sub-Servicer’s, as applicable, designee, which designee shall be a Subsidiary of such Sub-Servicer or the Servicer, as applicable) named as the “Applicant” or “Account Party” of such Letters of Credit. In furtherance and not in limitation of the respective foregoing, none of the Administrator, the LC Bank, the LC Participants, the Purchaser Agents or the Purchasers shall be responsible for: (i) the form, validity, sufficiency, accuracy, genuineness or legal effect of any document submitted by any party in connection with the application for an issuance of any such Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged (even if the LC Bank shall have been notified thereof); (ii) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason; (iii) the failure of the beneficiary of any such Letter of Credit, or any other party to which such Letter of Credit may be transferred, to comply fully with any conditions required in order to draw upon such Letter of Credit or any other claim of the Seller against any beneficiary of such Letter of Credit, or any such transferee, or any dispute between or among the Seller and any beneficiary of any Letter of Credit or any such transferee; (iv) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise, whether or not they be in cipher; (v) errors in interpretation of technical terms; (vi) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit or of the proceeds thereof; (vii) the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing under such Letter of Credit; or (viii) any consequences arising from causes beyond the control of the Administrator, the LC Bank, the LC Participants, the Purchaser Agents and the Purchasers, including any Governmental Acts, and none of the above shall affect or impair, or prevent the vesting of, any of the LC Bank’s rights or powers hereunder. Nothing in the preceding sentence shall relieve the LC Bank from liability for its gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, in connection with actions or omissions described in such clauses (i) through (viii) of such sentence. In no event shall the Administrator, the LC Bank, the LC Participants, the Purchaser Agents, the Purchasers or their respective Affiliates, be liable to the Seller or any other Person for any indirect, consequential, incidental, punitive, exemplary or special damages or expenses (including without limitation attorneys’ fees), or for any damages resulting from any change in the value of any property relating to a Letter of Credit.

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Without limiting the generality of the foregoing, the Administrator, the LC Bank, the LC Participants, the Purchaser Agents, the Purchasers and each of their respective Affiliates (i) may rely on any written communication believed in good faith by such Person to have been authorized or given by or on behalf of the applicant for a Letter of Credit; (ii) may honor any presentation if the documents presented appear on their face to comply with the terms and conditions of the relevant Letter of Credit; (iii) may honor a previously dishonored presentation under a Letter of Credit, whether such dishonor was pursuant to a court order, to settle or compromise any claim of wrongful dishonor, or otherwise, and shall be entitled to reimbursement to the same extent as if such presentation had initially been honored, together with any interest paid by the LC Bank or its Affiliates; (iv) may honor any drawing that is payable upon presentation of a statement advising negotiation or payment, upon receipt of such statement (even if such statement indicates that a draft or other document is being delivered separately), and shall not be liable for any failure of any such draft or other document to arrive, or to conform in any way with the relevant Letter of Credit; (v) may pay any paying or negotiating bank claiming that it rightfully honored under the laws or practices of the place where such bank is located; and (vi) may settle or adjust any claim or demand made on the Administrator, the LC Bank, the LC Participants, the Purchaser Agents, the Purchasers or their respective Affiliates, in any way related to any order issued at the applicant’s request to an air carrier, a letter of guarantee or of indemnity issued to a carrier or any similar document (each an “Order”) and honor any drawing in connection with any Letter of Credit that is the subject of such Order, notwithstanding that any drafts or other documents presented in connection with such Letter of Credit fail to conform in any way with such Letter of Credit.

In furtherance and extension and not in limitation of the specific provisions set forth above, any action taken or omitted by the LC Bank under or in connection with the Letters of Credit issued by it or any documents and certificates delivered thereunder, if taken or omitted in good faith and without gross negligence or willful misconduct, as determined by a final non-appealable judgment of a court of competent jurisdiction, shall not put the LC Bank under any resulting liability to the Seller, any LC Participant or any other Person.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES; COVENANTS; TERMINATION EVENTS

Section 2.1 Representations and Warranties; Covenants.

Each of the Seller, Peabody and the Servicer hereby makes the representations and warranties, and hereby agrees to perform and observe the covenants, applicable to it set forth in Exhibits III and IV, respectively.

Section 2.2 Termination Events.

If any of the Termination Events set forth in Exhibit V shall occur, the Administrator may (with the consent of the Majority ~~Purchaser Agents) and~~Purchasers) or shall (at the direction of the Majority ~~Purchaser Agents~~Purchasers), by notice to the Seller, declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred); provided, that ~~the Facility Termination Date shall~~ automatically ~~occur~~upon the occurrence of any event other than the Chapter 11 Cases (without any requirement for the passage

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of time or the giving of notice) ~~upon either (i) the occurrence of any event~~ described in paragraph (f) of Exhibit V, ~~other than such an event arising from a Specified Chapter 11 Case, or (ii) if a Specified Chapter 11 Case has occurred, the Bankruptcy Court shall not have entered an Interim Order by May 1, 2016.~~the Facility Termination Date shall occur. Upon any such declaration, occurrence or deemed occurrence of the Facility Termination Date, the ~~Purchasers~~Administrator, the Purchaser Agents and the ~~Administrator~~Purchasers shall have, in addition to the rights and remedies that they may have under this Agreement, all other rights and remedies provided after default under the New York UCC and under other ~~applicable law~~Applicable Law, which rights and remedies shall be cumulative.

~~For purposes of this Section 2.2, the following terms shall have the following meanings assigned thereto:~~

~~“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Missouri or such other court as shall have jurisdiction over the Specified Chapter 11 Cases.~~

~~“Interim Order” means an order of the Bankruptcy Court in substantially the form of Annex J, with changes to such form as are reasonably satisfactory to the Administrator and the Majority Purchaser Agents authorizing and approving amendments to the Agreement and each of the other Transaction Documents in form and substance satisfactory to the Administrator and each of the Purchaser Agents in their sole and absolute discretion pursuant to Sections 105, 362(d), 363(b)(1), 363(f), 363(m), 364(c), 364(d), 364(e) and 365 of the Bankruptcy Code and Bankruptcy Rule 4001 providing other relief, in form and substance satisfactory to the Administrator and each of the Purchaser Agents in their sole and absolute discretion, providing for, among other things, (i) assumption of the Contribution Agreement as so amended and continued sale and contribution of Receivables to the Seller pursuant thereto, (ii) assumption of the Purchase and Sale Agreement as so amended and continued sale of Receivables to the Contributor pursuant thereto and (iii) superpriority administrative status for all claims of the Seller, the Administrator and the Purchasers against Peabody and its Subsidiaries (other than the Seller) under the Transaction Documents as so amended.~~

~~“Specified Chapter 11 Cases” means any Chapter 11 cases of Peabody and certain of its Subsidiaries (other than the Seller) initiated on or prior to April [10], 2016 and jointly administered under the same case number in the Bankruptcy Court. For the avoidance of doubt, the Specified Chapter 11 Cases shall not include any Insolvency Proceeding with respect to the Seller.~~

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ARTICLE III.

INDEMNIFICATION

Section 3.1 Indemnities by the Seller.

Without limiting any other rights that the Administrator, the Purchaser Agents, the Purchasers, the Liquidity Banks, any Program Support Provider or any of their respective Affiliates, employees, officers, directors, agents, counsel, successors, transferees or permitted assigns (each, an “Indemnified Party”) may have hereunder or under Applicable Law, the Seller hereby agrees to indemnify each Indemnified Party from and against any and all claims, damages, expenses, costs, losses and liabilities (including Attorney Costs) (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of or resulting from this Agreement (whether directly or indirectly), the use of proceeds of Investments or Reinvestments, the ownership of any portion of the Purchased Assets, or any interest therein, or in respect of any Receivable, Related Security or Contract, excluding, however: (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or its employees, officers, directors, agents, counsel, successors, transferees or permitted assigns or (b) any indemnification which has the effect of recourse for the non-payment of the Receivables to any indemnitor (except as otherwise specifically provided in this Agreement). Without limiting or being limited by the foregoing, and subject to the exclusions set forth in the preceding sentence, the Seller shall pay on demand (which demand shall be accompanied by documentation of the Indemnified Amounts, in reasonable detail) to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:

(i) the failure of any Receivable included in the calculation of the Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable, the failure of any information contained in an Information Package to be true and correct on the date thereof (or, if such information is stated therein to be as of a different date, on such different date), or the failure of any other information provided to any Purchaser or the Administrator with respect to Receivables or this Agreement to be true and correct on the date so provided (or, if such information is stated therein to be as of a different date, on such different date),

(ii) the failure of any representation, warranty or statement made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made,

(iii) the failure by the Seller to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law,

(iv) the failure to vest in the Administrator (on behalf of the Purchasers) a valid and enforceable first priority perfected ownership or security interest in the Pool Assets, free and clear of any Adverse Claim,

(v) the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the other Pool Assets, whether at the time of any Investment or Reinvestment or at any subsequent time,

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(vi) any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller or any of its Affiliates acting as Servicer or by any agent or independent contractor retained by the Seller or any of its Affiliates),

(vii) any failure of the Seller (or any of its Affiliates acting as the Servicer) to perform its duties or obligations in accordance with the provisions hereof or under the Contracts,

(viii) any products liability or other claim, investigation, litigation or proceeding arising out of or in connection with merchandise, insurance or services that are the subject of any Contract,

(ix) the commingling of Collections at any time with other funds,

(x) the use of proceeds of Investments or Reinvestments, or

(xi) any reduction in Capital as a result of the distribution of Collections pursuant to Section 1.6(d), if all or a portion of such distributions shall thereafter be rescinded or otherwise must be returned for any reason.

This Section 3.1 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim pursuant to this Section 3.1.

Section 3.2 Indemnities by the Servicer.

Without limiting any other rights that any Indemnified Party may have hereunder or under Applicable Law, the Servicer hereby agrees to indemnify each Indemnified Party from and against any and all Indemnified Amounts arising out of or resulting from (whether directly or indirectly): (a) the failure of any information contained in an Information Package to be true and correct on the date thereof (or, if such information is stated therein to be as of a different date, on such different date), or the failure of any other information provided to any such Indemnified Party by, or on behalf of, the Servicer to be true and correct on the date so provided (or, if such information is stated therein to be as of a different date, on such different date), (b) the failure of any representation, warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement to have been true and correct as of the date made or deemed made in all respects when made, (c) the failure by the Servicer to comply with any Applicable Law with respect to any Pool Receivable or the related Contract, (d) any dispute, claim, offset or defense of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool resulting from or related to the collection activities with respect to such Receivable, or (e) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof.

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ARTICLE IV.

ADMINISTRATION AND COLLECTIONS

Section 4.1 Appointment of the Servicer.

(a)	The servicing, administering and collection of the Pool Receivables shall be conducted by the Person so designated from time to time as the Servicer in accordance with this Section. Until the Administrator gives notice to Peabody (in accordance with this Section) of the designation of a new Servicer, Peabody is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. Upon the occurrence of a Termination Event, the Administrator may designate as Servicer any Person (including itself) to succeed Peabody or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof.

(b)	Upon the designation of a successor Servicer as set forth in clause (a) above, Peabody agrees that it will terminate its activities as Servicer hereunder in a manner that the Administrator determines will facilitate the transition of the performance of such activities to the new Servicer, and Peabody shall cooperate with and assist such new Servicer. Such cooperation shall include access to and transfer of related records and use by the new Servicer of all licenses, hardware or software necessary or desirable to collect the Pool Receivables and the Related Security.

(c)	Peabody acknowledges that, in making their decision to execute and deliver this Agreement, the Administrator and the Purchasers have relied on Peabody’s agreement to act as Servicer hereunder. Accordingly, Peabody agrees that it will not voluntarily resign as Servicer.

(d)	The Servicer may and hereby does delegate its duties and obligations hereunder to the Originators as subservicer (each a “Sub-Servicer”); provided, that, in such delegation: (i) each such Sub-Servicer shall and hereby does agree in writing to perform the duties and obligations of the Servicer pursuant to the terms hereof, (ii) the Servicer shall remain primarily liable for the performance of the duties and obligations so delegated, (iii) the Seller, the Administrator, the Purchaser Agents and the Purchasers shall have the right to look solely to the Servicer for performance, and (iv) the terms of any agreement with any Sub-Servicer shall and hereby do provide that the Administrator may terminate such agreement upon the termination of the Servicer hereunder by giving notice of its desire to terminate such agreement to the Servicer (and the Servicer shall provide appropriate notice to each such Sub-Servicer); provided, however, that if any such delegation is to any Person other than Peabody Arclar Mining, LLC, Peabody Midwest Mining, LLC, Twentymile Coal, LLC, Peabody Caballo Mining, LLC, COALSALES II, LLC, Peabody Western Coal Company, Peabody Gateway North Mining, LLC, Peabody Wild Boar Mining, LLC, Peabody Bear Run Mining, LLC, Peabody Powder River Mining, LLC, Peabody Holding Company, LLC, PEABODY COALTRADE, LLC or PEABODY COALSALES, LLC, the Administrator shall have consented in writing in advance to such delegation.

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Section 4.2 Duties of the Servicer.

(a)	The Servicer shall take or cause to be taken all such action as may be necessary or advisable to administer and collect each Pool Receivable from time to time, all in accordance with this Agreement and all Applicable Laws, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Servicer shall set aside, for the accounts of the Seller, the Administrator, the Purchaser Agents and the Purchasers, the amount of the Collections to which each is entitled in accordance with Article I. The Servicer may, in accordance with the applicable Credit and Collection Policy, extend the maturity of any Pool Receivable and extend the maturity or adjust the Outstanding Balance of any Defaulted Receivable as the Servicer may determine to be appropriate to maximize Collections thereof; provided, however, that: for the purposes of this Agreement, (i) such extension shall not change the number of days such Pool Receivable has remained unpaid from the date of the invoice date related to such Pool Receivable, (ii) such extension or adjustment shall not alter the status of such Pool Receivable as a Delinquent Receivable or a Defaulted Receivable or limit the rights of any of the Purchasers, the Purchaser Agents or the Administrator under this Agreement and (iii) if a Termination Event has occurred and is continuing and Peabody or an Affiliate thereof is serving as the Servicer, Peabody or such Affiliate may make such extension or adjustment only upon the prior approval of the Administrator. The Seller shall deliver to the Servicer and the Servicer shall hold for the benefit of the Seller and the Administrator (individually and for the benefit of the Purchasers), in accordance with their respective interests, all records and documents (including computer tapes or disks) with respect to each Pool Receivable. Notwithstanding anything to the contrary contained herein, the Administrator may direct the Servicer (whether the Servicer is Peabody or any other Person) to commence or settle any legal action to enforce collection of any Pool Receivable or to foreclose upon or repossess any Related Security.

(b)	The Servicer shall, as soon as practicable following actual receipt of collected funds, turn over to the Seller the collections of any indebtedness that is not a Pool Receivable, less, if Peabody or an Affiliate thereof is not the Servicer, all reasonable and appropriate out-of-pocket costs and expenses of such Servicer of servicing, collecting and administering such collections. The Servicer, if other than Peabody or an Affiliate thereof, shall, as soon as practicable upon demand, deliver to the Seller all records in its possession that evidence or relate to any indebtedness that is not a Pool Receivable, and copies of records in its possession that evidence or relate to any indebtedness that is a Pool Receivable.

(c)	The Servicer’s obligations hereunder shall terminate on the Final Payout Date.

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After such termination, if Peabody or an Affiliate thereof was not the Servicer on the date of such termination, the Servicer shall promptly deliver to the Seller all books, records and related materials that the Seller previously provided to the Servicer, or that have been obtained by the Servicer, in connection with this Agreement.

Section 4.3 Lock-Box Arrangements.

Prior to the Closing Date, the Seller shall have entered into Lock-Box Agreements with all of the Lock-Box Banks and delivered original counterparts thereof to the Administrator. At all times on and after the Closing Date, the Administrator shall exercise exclusive dominion and control (for the benefit of the Purchasers) over each of the Lock-Box Accounts and all funds on deposit therein; provided, that such control shall be subject to the provisions of Section 1.6(g) and amounts on deposit therein shall be applied in accordance with the order of priorities set forth in Section 1.6. The Seller, the Servicer and each Sub-Servicer each hereby agrees that the Administrator shall have exclusive control (for the benefit of the Purchasers) of the proceeds (including Collections) of all Pool Receivables and the Seller and the Servicer hereby further agree to take any other action that the Administrator may reasonably request to ensure that the Administrator maintains such control. Neither the Seller nor any Affiliate of Peabody shall have any control over any Lock-Box Account or any right to withdraw or direct the Administrator, any Lock-Box Bank or any other Person to withdraw any funds on deposit in any Lock-Box Account.

The Administrator shall have exclusive dominion and control, including the exclusive right of withdrawal, over the LC Collateral Account and the Seller hereby grants the Administrator a security interest in the LC Collateral Account and all money or other assets on deposit therein or credited thereto. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrator and at the Seller’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the LC Collateral Account. Moneys in the LC Collateral Account shall be applied by the Administrator to reimburse the LC Bank for each drawing under a Letter of Credit and for repayment of amounts owing by the Seller hereunder and under each of the other Transaction Documents to each of the other Purchasers, it being understood and agreed that certain amounts on deposit in the LC Collateral Account may, from time to time, be remitted to the Servicer pursuant to Section 1.6(g). Amounts, if any, on deposit in the LC Collateral Account on the Final Payout Date shall be remitted by the Administrator to the Seller.

The Administrator shall, on each Settlement Date (if such date occurs on a Termination Day or on a date that any Capital is then outstanding), remove any available amounts then on deposit in the Lock-Box Accounts and the LC Collateral Account and deposit such amounts into each Purchaser Agent’s account in accordance with the priorities set forth in Section 1.6(d), to the extent that any amounts are then due and owing under clauses first through second of Section 1.6(d)(ii) after giving effect to the distribution, if any, by the Servicer on such date in accordance with Section 1.6(d).

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Section 4.4 Enforcement Rights.

(a)	At any time following the occurrence and during the continuation of a Termination Event:

(i) the Administrator may direct the Obligors that payment of all amounts payable under any Pool Receivable is to be made directly to the Administrator or its designee (on behalf of the Purchasers),

(ii) the Administrator may instruct the Seller or the Servicer to give notice of the Purchasers’ interest in Pool Receivables to each Obligor, which notice shall direct that payments be made directly to the Administrator or its designee (on behalf of the Purchasers), and the Seller or the Servicer, as the case may be, shall give such notice at the expense of the Seller or the Servicer, as the case may be; provided, that if the Seller or the Servicer, as the case may be, fails to so notify each Obligor within two (2) Business Days following instruction by the Administrator, the Administrator (at the Seller’s or the Servicer’s, as the case may be, expense) may so notify the Obligors, and

(iii) the Administrator may request the Servicer to, and upon such request the Servicer shall: (A) assemble all of the records necessary or desirable to collect the Pool Receivables and the Related Security, and transfer or license to a successor Servicer the use of all software necessary or desirable to collect the Pool Receivables and the Related Security, and make the same available to the Administrator or its designee (for the benefit of the Purchasers) at a place selected by the Administrator, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections in a manner acceptable to the Administrator and, promptly upon receipt, remit all such cash, checks and instruments, duly endorsed or with duly executed instruments of transfer, to the Administrator or its designee (on behalf of the Purchasers); and

(iv) the Administrator may replace the Person then acting as Servicer.

(b)	The Seller hereby authorizes the Administrator, and irrevocably appoints the Administrator as its attorney-in-fact with full power of substitution and with full authority in the place and stead of the Seller, which appointment is coupled with an interest, to take any and all steps in the name of the Seller and on behalf of the Seller necessary or desirable following the occurrence and during the continuation of a Termination Event, in the determination of the Administrator, to collect any and all amounts or portions thereof due under any and all Pool Assets, including endorsing the name of the Seller on checks and other instruments representing Collections and enforcing such Pool Assets. Notwithstanding anything to the contrary contained in this subsection, none of the powers conferred upon such attorney-in-fact pursuant to the preceding sentence shall subject such attorney-in-fact to any liability if any action taken by it shall prove to be inadequate or invalid, nor shall they confer any obligations upon such attorney-in-fact in any manner whatsoever.

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Section 4.5 Responsibilities of the Seller.

(a)	Anything herein to the contrary notwithstanding, the Seller shall: (i) perform all of its obligations, if any, under the Contracts related to the Pool Receivables to the same extent as if such Pool Receivables had not been transferred hereunder, and the exercise by the Administrator, any Purchaser Agent or any Purchaser of their respective rights hereunder shall not relieve the Seller from such obligations, and (ii) pay when due any taxes, including any sales taxes payable in connection with the Pool Receivables and their creation and satisfaction. Neither the Administrator nor any Purchaser Agent nor any Purchaser shall have any obligation or liability with respect to any Pool Asset, nor shall any of them be obligated to perform any of the obligations of the Seller, Peabody or any Originator thereunder.

(b)	Peabody hereby irrevocably agrees that if at any time it shall cease to be the Servicer hereunder, it shall act (if the then-current Servicer so requests) as the data-processing agent of the Servicer and, in such capacity, Peabody shall conduct the data-processing functions of the administration of the Receivables and the Collections thereon in substantially the same way that Peabody conducted such data-processing functions while it acted as the Servicer.

Section 4.6 Servicing Fee.

(a)	Subject to clause (b), the Servicer shall be paid a fee equal to 1.00% per annum (the “Servicing Fee Rate”) of the daily average aggregate Outstanding Balance of the Pool Receivables. Such fee shall be paid through the distributions contemplated by Section 1.6(d).

(b)	If the Servicer ceases to be Peabody or an Affiliate thereof, the servicing fee shall be the greater of: (i) the amount calculated pursuant to clause (a), and (ii) an alternative amount specified by the successor Servicer not to exceed 110% of the aggregate reasonable costs and expenses incurred by such successor Servicer in connection with the performance of its obligations as Servicer.

Section 4.7 Agents.

(a)	Appointment and Authorization.

(i) Each Purchaser and Purchaser Agent hereby irrevocably designates and appoints PNC Bank, National Association, as the “Administrator” hereunder and authorizes the Administrator to take such actions and to exercise such powers as are delegated to the Administrator hereby and to exercise such other powers as are reasonably incidental thereto. The Administrator shall hold, in its name, for the benefit of each Purchaser, ratably, the Purchased Assets. The Administrator shall not have any duties other than those expressly set forth herein or any fiduciary relationship with any Purchaser or Purchaser Agent, and no implied obligations or liabilities shall be read into this Agreement, or otherwise exist, against the Administrator. The Administrator does not assume, nor shall it be deemed to have assumed, any obligation to, or relationship of trust

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or agency with, the Seller, the Servicer or any Sub-Servicer. Notwithstanding any provision of this Agreement or any other Transaction Document to the contrary, in no event shall the Administrator ever be required to take any action which exposes the Administrator to personal liability or which is contrary to the provision of any Transaction Document or Applicable Law.

(ii) Each Purchaser hereby irrevocably designates and appoints the respective institution identified as the Purchaser Agent for such Purchaser’s Purchaser Group on the signature pages hereto or in the Assumption Agreement or Transfer Supplement pursuant to which such Purchaser becomes a party hereto, and each authorizes such Purchaser Agent to take such action on its behalf under the provisions of this Agreement and to exercise such powers and perform such duties as are expressly delegated to such Purchaser Agent by the terms of this Agreement, if any, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, no Purchaser Agent shall have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser or other Purchaser Agent or the Administrator, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of such Purchaser Agent shall be read into this Agreement or otherwise exist against such Purchaser Agent.

(iii) Except as otherwise specifically provided in this Agreement, the provisions of this Section 4.7 are solely for the benefit of the Purchaser Agents, the Administrator and the Purchasers, and none of the Seller, the Servicer or any Sub-Servicer shall have any rights as a third-party beneficiary or otherwise under any of the provisions of this Section 4.7, except that this Section 4.7 shall not affect any obligations which any Purchaser Agent, the Administrator or any Purchaser may have to the Seller, the Servicer or any Sub-Servicer under the other provisions of this Agreement. Furthermore, no Purchaser shall have any rights as a third-party beneficiary or otherwise under any of the provisions hereof in respect of a Purchaser Agent which is not the Purchaser Agent for such Purchaser.

(iv) In performing its functions and duties hereunder, the Administrator shall act solely as the agent of the Purchasers and the Purchaser Agents and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer or any Sub-Servicer or any of their successors and assigns. In performing its functions and duties hereunder, each Purchaser Agent shall act solely as the agent of its respective Purchaser and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Seller, the Servicer, any Sub-Servicer any other Purchaser, any other Purchaser Agent or the Administrator, or any of their respective successors and assigns.

(b)	Delegation of Duties. The Administrator may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrator shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

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(c)	Exculpatory Provisions. None of the Purchaser Agents, the Administrator or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted (i) with the consent or at the direction of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group) or (ii) in the absence of such Person’s gross negligence or willful misconduct. The Administrator shall not be responsible to any Purchaser, Purchaser Agent or other Person for (i) any recitals, representations, warranties or other statements made by the Seller, the Servicer, any Sub-Servicer, any Originator or any of their Affiliates, (ii) the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Transaction Document, (iii) any failure of the Seller, the Servicer, any Sub-Servicer, any Originator or any of their Affiliates to perform any obligation hereunder or under the other Transaction Documents to which it is a party (or under any Contract), or (iv) the satisfaction of any condition specified in Exhibit II. The Administrator shall not have any obligation to any Purchaser or Purchaser Agent to ascertain or inquire about the observance or performance of any agreement contained in any Transaction Document or to inspect the properties, books or records of the Seller, the Servicer, any Sub-Servicer, any Originator or any of their respective Affiliates.

(d)	Reliance by Agents.

(i) Each Purchaser Agent and the Administrator shall in all cases be entitled to rely, and shall be fully protected in relying, upon any document or other writing or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person and upon advice and statements of legal counsel (including counsel to the Seller or the Servicer), independent accountants and other experts selected by the Administrator. Each Purchaser Agent and the Administrator shall in all cases be fully justified in failing or refusing to take any action under any Transaction Document unless it shall first receive such advice or concurrence of the Majority Purchaser Agents (or in the case of any Purchaser Agent, the Purchasers within its Purchaser Group that have a majority of the aggregate Commitment of such Purchaser Group), and assurance of its indemnification, as it deems appropriate.

(ii) The Administrator shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents or the Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all Purchasers, the Administrator and Purchaser Agents.

(iii) The Purchasers within each Purchaser Group with a majority of the Commitment of such Purchaser Group shall be entitled to request or direct the related Purchaser Agent to take action, or refrain from taking action, under this Agreement on behalf of all of the Purchasers within such Purchaser Group. Each Purchaser Agent also shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement in accordance with a request of the Majority Purchaser Agents, and such request and any action taken or failure to act pursuant thereto shall be binding upon all of such Purchaser Agent’s Purchasers.

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(iv) Unless otherwise advised in writing by a Purchaser Agent or by any Purchaser on whose behalf such Purchaser Agent is purportedly acting, each party to this Agreement may assume that (i) such Purchaser Agent is acting for the benefit of each of the Purchasers in respect of which such Purchaser Agent is identified as being the “Purchaser Agent” in the definition of “Purchaser Agent” hereto, as well as for the benefit of each assignee or other transferee from any such Person, and (ii) each action taken by such Purchaser Agent has been duly authorized and approved by all necessary action on the part of the Purchasers on whose behalf it is purportedly acting. Each Purchaser Agent and its Purchaser(s) shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such Purchaser Agent. Each Purchaser shall promptly notify the Seller, the Servicer and the Administrator in writing of any removal, resignation or replacement of such Purchaser’s Purchaser Agent.

(e)	Notice of Termination Events. Neither any Purchaser Agent nor the Administrator shall be deemed to have knowledge or notice of the occurrence of any Termination Event or Unmatured Termination Event unless such Purchaser Agent or the Administrator, as applicable, has received notice from any Purchaser, Purchaser Agent, the Servicer, any Sub-Servicer or the Seller stating that a Termination Event or an Unmatured Termination Event has occurred hereunder and describing such Termination Event or Unmatured Termination Event. In the event that the Administrator receives such a notice, it shall promptly give notice thereof to each Purchaser Agent whereupon each such Purchaser Agent shall promptly give notice thereof to its related Purchasers. In the event that a Purchaser Agent receives such a notice (other than from the Administrator), it shall promptly give notice thereof to the Administrator. The Administrator shall take such action concerning a Termination Event or an Unmatured Termination Event as may be directed by the Majority Purchaser Agents (unless such action otherwise requires the consent of all Purchasers, the LC Bank and/or the Required LC Participants), but until the Administrator receives such directions, the Administrator may (but shall not be obligated to) take such action, or refrain from taking such action, as the Administrator deems advisable and in the best interests of the Purchasers and the Purchaser Agents.

(f)

Non-Reliance on Administrator, Purchaser Agents and Other Purchasers. Each Purchaser expressly acknowledges that none of the Administrator, the Purchaser Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrator, or any Purchaser Agent hereafter taken, including any review of the affairs of the Seller, the Servicer, any Sub-Servicer, any Originator or any of their respective Affiliates, shall be deemed to constitute any representation or warranty by the Administrator or such Purchaser Agent, as applicable. Each Purchaser represents and warrants to the Administrator and the Purchaser Agents that, independently and without reliance upon the Administrator,

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Purchaser Agents or any other Purchaser and based on such documents and information as it has deemed appropriate, it has made and will continue to make its own appraisal of and investigation into the business, operations, property, prospects, financial and other conditions and creditworthiness of the Seller, the Servicer, the Sub-Servicers, the Originators and the Receivables and its own decision to enter into this Agreement and to take, or omit, action under any Transaction Document. Except for items specifically required to be delivered hereunder, the Administrator shall not have any duty or responsibility to provide any Purchaser Agent or any Purchaser with any information concerning the Seller, the Servicer, the Sub-Servicers, the Originators or any of their Affiliates that comes into the possession of the Administrator or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

(g)	Administrators and Affiliates. Each of the Purchasers, the Purchaser Agents and the Administrator and any of their respective Affiliates may extend credit to, accept deposits from and generally engage in any kind of banking, trust, debt, entity or other business with the Seller, the Servicer, any Sub-Servicer, any Originator or any of their Affiliates. With respect to the acquisition of the Eligible Receivables pursuant to this Agreement, each of the Purchaser Agents and the Administrator shall have the same rights and powers under this Agreement as any Purchaser and may exercise the same as though it were not such an agent, and the terms “Purchaser” and “Purchasers” shall include, to the extent applicable, each of the Purchaser Agents and the Administrator in their individual capacities.

(h)

Indemnification. Each LC Participant and Committed Purchaser shall indemnify and hold harmless the Administrator (solely in its capacity as Administrator) and the LC Bank (solely in its capacity as LC Bank) and their respective officers, directors, employees, representatives and agents (to the extent not reimbursed by the Seller, the Servicer, any Sub-Servicer or any Originator and without limiting the obligation of the Seller, the Servicer, any Sub-Servicer or any Originator to do so), ratably (based on its Commitment) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, settlements, costs, expenses or disbursements of any kind or nature whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Administrator, the LC Bank or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Administrator, the LC Bank or such Person as a result of, or related to, any action taken or omitted by the Administrator or the LC Bank under the Transaction Documents, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Administrator, the LC Bank or such Person as determined by a final non-appealable judgment of a court of competent jurisdiction). Without limiting the generality of the foregoing, each LC Participant agrees to reimburse the

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Administrator and the LC Bank, ratably according to its Pro Rata Share, promptly upon demand, for any out of pocket expenses (including reasonable counsel fees) incurred by the Administrator or the LC Bank in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of, its rights and responsibilities under this Agreement.

(i)	Successor Administrator. The Administrator may, upon at least thirty (30) days’ notice to the Seller, the Servicer and each Purchaser Agent, resign as Administrator. Such resignation shall not become effective until a successor Administrator is appointed by the Majority Purchaser Agents, with the consent of the Seller (which consent shall not be unreasonably withheld or delayed and which consent shall not be required if a Termination Event shall have occurred and is continuing), and has accepted such appointment. Upon such acceptance of its appointment as Administrator hereunder by a successor Administrator, such successor Administrator shall succeed to and become vested with all the rights and duties of the retiring Administrator, and the retiring Administrator shall be discharged from its duties and obligations under the Transaction Documents. After any retiring Administrator’s resignation hereunder, the provisions of Sections 3.1 and 3.2 and this Section 4.7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrator.

(j)	UCC Filings. Each of the Seller, the Purchaser Agents and the Purchasers expressly recognizes and agrees that the Administrator may be listed as the assignee or secured party of record on the various UCC filings required to be made hereunder in order to perfect the sale of the Purchased Assets from the Seller to the Purchasers, that such listing shall be for administrative convenience only in creating a record or nominee owner to take certain actions hereunder on behalf of the Purchasers and that such listing will not affect in any way the status of the Purchasers as the owners of the Purchased Assets. In addition, such listing shall impose no duties on the Administrator other than those expressly and specifically undertaken in accordance with this clause (j).

ARTICLE V.

MISCELLANEOUS

Section 5.1 Amendments, Etc.

(a)

Subject to clause (b) of this Section, no amendment or waiver of any provision of this Agreement or any other Transaction Document, or consent to any departure by the Seller, the Servicer or any Sub-Servicer therefrom, shall be effective unless in a writing signed by the Administrator, the LC Bank, the Majority Purchaser Agents and the Majority LC Participants; provided, however, that no such amendment shall (i) decrease the outstanding amount of, or extend the repayment of or any scheduled payment date for the payment of, any Discount in respect of any Portion of Capital or any Fees owed to a Purchaser without the prior written consent of such

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Purchaser; (ii) forgive or waive or otherwise excuse any repayment of Capital without the prior written consent of each Purchaser affected thereby; (iii) increase the Commitment of any Purchaser without its prior written consent; (iv) amend or modify the Pro Rata Share of any LC Participant without its prior written consent; (v) amend or modify the provisions of this Section 5.1 or the definition of “Majority Purchaser Agents”, “Majority LC Participants” or “Required LC Participants” without the prior written consent of all Purchaser Agents, the LC Bank and all LC Participants; (vi) waive any Termination Event arising from an Event of Bankruptcy with respect to Seller, the Servicer, any Sub-Servicer or any Originator; (vii) without the prior written consent of all Purchasers affected thereby, extend the Facility Termination Date or waive, amend or otherwise modify the definition of Facility Termination Date; (viii) amend, modify or otherwise affect the rights or duties of the Administrator, any Purchaser Agent or the LC Bank hereunder without the prior written consent of the Administrator, such Purchaser Agent or the LC Bank, as the case may be; and (ix) amend, waive or modify any definition or provision expressly requiring the consent of the Required LC Participants without the prior written consent of the LC Bank and the Required LC Participants, and, in the case of any amendment, by the other parties thereto; and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrator, any Purchaser Agent or any Purchaser to exercise, and no delay in exercising any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

(b)	At any time during the thirty (30) days following the date on which the Administrator completes its review of the results of an audit described in Section 5.4, Section 1(h) of Exhibit IV to this Agreement or Section 2(f) of Exhibit IV to this Agreement (such audit, a “Field Examination”), the consent of the Seller, the Servicer or any Sub-Servicer shall not be required for any amendment to the definitions of “Net Receivables Pool Balance”, “Eligible Receivables”, “Total Reserves” or any of their components if such amendment is deemed necessary by the Administrator in its sole and reasonable discretion after consultation with the Servicer in order to adjust such definitions and their components to meet the credit standards applied by the Administrator and the Purchasers when they entered into this Agreement in connection with any changes in the composition or characteristics (including, without limitation, credit quality, dilution and loss experience, tenor and terms) of the Pool Receivables since the preceding Field Examination. The Administrator agrees to provide a copy of the final results of the Field Examination to the Servicer within two (2) Business Days of its receipt thereof.

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Section 5.2 Notices, Etc.

All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be personally delivered or sent by facsimile or electronic mail, or by overnight mail, to the intended party at the mailing address, e-mail address or facsimile number of such party set forth on Schedule VI hereto (or in any other document or agreement pursuant to which it is or became a party hereto), or at such other mailing address, e-mail address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

Section 5.3 Successors and Assigns; Assignability; Participations.

(a)	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Except as otherwise provided in Section 4.1(d), neither the Seller nor the Servicer may assign or transfer any of its rights or delegate any of its duties hereunder or under any Transaction Document without the prior consent of the Administrator, the LC Bank, the Required LC Participants and the Purchaser Agents.

(b)

Participations. (i) Except as otherwise specifically provided herein, any Purchaser may sell to one or more Persons (each a “Participant”) participating interests in the interests of such Purchaser hereunder. Such Purchaser shall remain solely responsible for performing its obligations hereunder, and the Seller, the Servicer, each Purchaser Agent and the Administrator shall continue to deal solely and directly with such Purchaser in connection with such Purchaser’s rights and obligations hereunder. A Purchaser shall not agree with a Participant to restrict such Purchaser’s right to agree to any amendment or waiver of this Agreement or any other Transaction Document, except such amendments or waivers that require the consent of all Purchasers; provided, that no such agreement between any Purchaser and any such Participant shall be binding upon the other parties hereto. (ii) Notwithstanding anything contained in paragraph (a) or clause (i) of paragraph (b) of this Section 5.3, each of the LC Bank and each LC Participant may sell participations in all or any part of any Investment made by such LC Participant to another bank or other entity so long as (i) no such sale of a participation shall, without the consent of the Seller, require the Seller to file a registration statement with the SEC and (ii) no holder of any such participation shall be entitled to require such LC Participant to take or omit to take any action hereunder except that such LC Participant may agree with such participant that, without such Participant’s consent, such LC Participant will not consent to an amendment, modification or waiver referred to in Section 5.1. Any such Participant shall not have any rights hereunder or under the Transaction Documents. Each Purchaser that sells a participation shall, acting solely for this purpose as an agent of the Seller, maintain a register on which it enters the name and address of each Participant and the Purchases (and Discount, fees and other similar amounts under this Agreement) of each Participant’s interest in the interests of such Purchaser under the Transaction Documents (the “Participant Register”); provided that no Purchaser shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in

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any interest of a Purchaser hereunder or other obligations under any Transaction Document) to any Person except to the extent that such disclosure is necessary to establish that such interest or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Purchaser shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrator (in its capacity as the Administrator) shall have no responsibility for maintaining a Participant Register.

(c)	Assignments by Certain Committed Purchasers. Any Committed Purchaser may assign to one or more Persons (each a “Purchasing Committed Purchaser”), reasonably acceptable to the Administrator, the LC Bank and the related Purchaser Agent in its sole discretion, any portion of its Commitment (which shall be inclusive of its Commitment as an LC Participant) pursuant to a supplement hereto, substantially in the form of Annex G with any changes as are reasonably acceptable to the Administrator (each, a “Transfer Supplement”), executed by each such Purchasing Committed Purchaser, such selling Committed Purchaser, such related Purchaser Agent and the Administrator and with the consent of the Seller (provided, that the consent of the Seller shall not be unreasonably withheld or delayed and that no such consent shall be required if a Termination Event or Unmatured Termination Event has occurred and is continuing; provided, further, that no consent of the Seller shall be required if the assignment is made by any Committed Purchaser to the Administrator, to any Purchaser Agent, to any other Committed Purchaser, to any Affiliate of the Administrator or any Committed Purchaser, to any Program Support Provider or any Person which (i) is in the business of issuing commercial paper notes and (ii) is associated with or administered by the Administrator or any Affiliate of the Administrator). Any such assignment by Committed Purchaser may not be for an amount less than $10,000,000. Upon (i) the execution of the Transfer Supplement, (ii) delivery of an executed copy thereof to the Seller, the Servicer, such related Purchaser Agent and the Administrator and (iii) payment by the Purchasing Committed Purchaser to the selling Committed Purchaser of the agreed purchase price, if any, such selling Committed Purchaser shall be released from its obligations hereunder to the extent of such assignment and such Purchasing Committed Purchaser shall for all purposes be a Committed Purchaser party hereto and shall have all the rights and obligations of a Committed Purchaser hereunder to the same extent as if it were an original party hereto. The amount of the Commitment of the selling Committed Purchaser allocable to such Purchasing Committed Purchaser shall be equal to the amount of the Commitment of the selling Committed Purchaser transferred regardless of the purchase price, if any, paid therefor.

(d)

Assignments to Liquidity Banks and other Program Support Providers. Any Conduit Purchaser may at any time grant to one or more of its Liquidity Banks or other Program Support Providers, interests in its portion of the Purchased Assets.

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In the event of any such grant by such Conduit Purchaser of an interest to a Liquidity Bank or other Program Support Provider, such Conduit Purchaser shall remain responsible for the performance of its obligations hereunder. The Seller agrees that each Liquidity Bank and Program Support Provider of any Conduit Purchaser hereunder shall be entitled to the benefits of Sections 1.9 and 1.10.

(e)	Other Assignment by Conduit Purchasers. Each party hereto agrees and consents (i) to any Conduit Purchaser’s assignment, grant of security interests in or other transfers of any portion of its interest in the Purchased Assets, including without limitation to any collateral agent in connection with its commercial paper program and (ii) to the complete assignment by any Conduit Purchaser of all of its rights and obligations hereunder to any other Person, and upon such assignment such Conduit Purchaser shall be released from all obligations and duties, if any, hereunder; provided, that such Conduit Purchaser may not, without the prior consent of its Committed Purchasers, make any such transfer of its rights hereunder unless the assignee (i) is principally engaged in the purchase of assets similar to the assets being purchased hereunder, (ii) has as its Purchaser Agent the Purchaser Agent of the assigning Conduit Purchaser and (iii) issues commercial paper or other Notes with credit ratings substantially comparable to the ratings of the assigning Conduit Purchaser. Any assigning Conduit Purchaser shall deliver to any assignee a Transfer Supplement with any changes as have been approved by the parties thereto, duly executed by such Conduit Purchaser, assigning any portion of its interest in the Purchased Assets to its assignee. Such Conduit Purchaser shall promptly (i) notify each of the other parties hereto of such assignment and (ii) take all further action that the assignee reasonably requests in order to evidence the assignee’s right, title and interest in such interest in the Purchased Assets and to enable the assignee to exercise or enforce any rights of such Conduit Purchaser hereunder. Upon the assignment of any portion of its interest in the Purchased Assets, the assignee shall have all of the rights hereunder with respect to such interest (except that the Discount therefor shall thereafter accrue at the rates determined with respect to the assigning Conduit Purchaser unless the Seller, the related Purchaser Agent and the assignee shall have agreed upon a different Discount).

(f)	Opinions of Counsel. If required by the Administrator or the applicable Purchaser Agent, each Transfer Supplement or other assignment and acceptance agreement must be accompanied by an opinion of counsel of the assignee as to such matters as the Administrator or such Purchaser Agent may reasonably request.

(g)

In addition to the foregoing and notwithstanding any otherwise applicable limitations on, or requirements for, pledges, assignments and participations set forth in this Section 5.3, any Purchaser may pledge, participate or assign any of its rights (including, without limitation, rights to payment of Capital and Discount) under this Agreement or the other Transaction Documents to any Federal Reserve Bank (including any grant of a security interest in such rights to secure such Purchaser’s obligations to such Federal Reserve Bank) without notice to or consent

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of any other party to this Agreement or to the other Transaction Documents; provided that no such pledge, participation or assignment shall release such Purchaser from any of its obligations hereunder or substitute any such pledge, participant or assignee for such Purchaser as a party hereto.

Section 5.4 Costs, Expenses and Taxes.

(a)	In addition to the rights of indemnification granted under Sections 1.21 and 3.1, the Seller agrees to pay on demand (which demand shall be accompanied by documentation thereof in reasonable detail) all reasonable costs and expenses in connection with the preparation, execution, delivery and administration (including periodic internal audits by the Administrator of Pool Receivables, provided that at any time when no Termination Event exists and is continuing, the Seller shall not be required to pay the costs and expenses of more than two such audits per year) of this Agreement, the other Transaction Documents and the other documents and agreements to be delivered hereunder (and all reasonable costs and expenses in connection with any amendment, waiver or modification of any thereof), including: (i) Attorney Costs for the Administrator, the Purchaser Agents, the Purchasers and their respective Affiliates and agents with respect thereto and with respect to advising the Administrator, the Purchaser Agents, the Purchasers and their respective Affiliates and agents as to their rights and remedies under this Agreement and the other Transaction Documents, (ii) fees, costs and expenses payable by the Conduit Purchasers or their Affiliates to any nationally recognized statistical rating agency in connection with the transactions contemplated by the Transaction Documents and (iii) all reasonable costs and expenses (including Attorney Costs), if any, of the Administrator, the Purchaser Agents, the Purchasers and their respective Affiliates and agents in connection with the enforcement of this Agreement and the other Transaction Documents.

(b)

(i) The Seller agrees that any and all payments by the Seller under this Agreement shall be made free and clear of and without deduction for any and all current or future taxes, stamp or other taxes, levies, imposts, deductions, charges or withholdings, and all penalties, interest and other liabilities with respect thereto (collectively, “Taxes”), except as required by Applicable Law. If the Seller shall be required by Applicable Law to withhold or deduct any Taxes from or in respect of any sum payable hereunder to any Recipient (as determined in the good faith discretion of the Seller or the Administrator) and such Tax is an Indemnified Tax, then the sum payable shall be increased by the amount necessary to yield to such Recipient (after payment of all Taxes) an amount equal to the sum it would have received had no such withholding or deductions been made. Whenever any taxes are payable by the Seller, the Seller agrees that, as promptly as possible thereafter, the Seller shall send to the Administrator for its own account or for the account of any Purchaser or Purchaser Agent a certified copy of an original official receipt showing payment thereof or such other evidence of such payment as may be available to the Seller and acceptable to the taxing authorities having jurisdiction over such Recipient. If any such Recipient pays or is liable for any Indemnified Taxes, the Seller shall reimburse such Recipient for

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that payment or indemnify such Recipient for such liability, as applicable (increased in either case by Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section), within 10 days after demand therefor, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant tax authority. A certificate as to the amount of such payment or liability delivered to the Seller by a Purchaser or Purchaser Agent (with a copy to the Administrator), or by the Administrator on its own behalf or on behalf of a Purchaser or Purchaser Agent, shall be conclusive absent manifest error. If the Seller fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the Administrator the required receipts or other required documentary evidence, the Seller shall indemnify the Administrator and/or any other Affected Person, as applicable, for any Indemnified Taxes that may become payable by such party as a result of any such failure.

(ii) Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Transaction Document shall deliver to the Servicer (on behalf of the Seller), at the time or times reasonably requested by the Seller or the Administrator and at the time or times required by Applicable Law, such properly completed and executed documentation reasonably requested by the Servicer as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Servicer, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by such Recipient as will enable the Servicer to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 5.4(b)(ii)(A), (B) and (D)) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient. Without limiting the generality of the foregoing,

(A) any Recipient that is a “United States Person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall deliver to the Servicer and the Administrator on or prior to the date on which such Purchaser becomes a Purchaser under this Agreement (and from time to time thereafter upon the reasonable request of the Servicer or the Administrator and at the time or times required by Applicable Law), executed copies of IRS Form W-9 certifying that such Recipient is exempt from U.S. federal backup withholding tax;

(B) any Recipient that is not a “United States Person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code shall, to the extent it is legally entitled to do so, deliver to the Servicer and the Administrator (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrator and at the time or times required by Applicable Law),

(1) in the case of a Recipient claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Transaction Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant

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to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) executed copies of IRS Form W-8ECI;

(3) in the case of a Recipient claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate to the effect that such Recipient is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Peabody within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(4) to the extent a Recipient is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, certifications as to the matters in Section 5.4(b)(ii)(B)(3) on its own behalf and on behalf of its direct or indirect partners claiming the portfolio interest exemption, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable;

(C) any Recipient shall, to the extent it is legally entitled to do so, deliver to the Seller and the Administrator (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Seller or the Administrator and at the time or times required by Applicable Law), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Servicer or the Administrator to determine the withholding or deduction required to be made; and

(D) if a payment made to a Recipient under any Transaction Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Servicer and the Administrator at the time or times prescribed by Applicable and at such time or times reasonably requested by the Servicer or the Administrator such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Seller or the Administrator as may be necessary for the Seller and the Administrator to comply with their obligations under FATCA and to determine that such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 5.4(b)(ii)(D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement. For purposes of determining withholding Taxes imposed under FATCA, from and after the Closing Date, the Seller and the Administrator shall treat (and the Purchasers hereby authorize the Administrator to treat) this Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

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(E) Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Seller and the Administrator in writing of its legal inability to do so.

(iii) The Seller shall pay on demand any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and shall save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

(iv) If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 5.4(b) (including by the payment of additional amounts pursuant to this Section 5.4(b)), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 5.4(b) with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant taxing authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 5.4(b)(iii) (plus any penalties, interest or other charges imposed by the relevant taxing authority) in the event that such indemnified party is required to repay such refund to such taxing authority. Notwithstanding anything to the contrary in this Section 5.4(b)(iii), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 5.4(b)(iii) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(v) If any Recipient requests compensation under Section 1.10, or requires the Seller to pay any Indemnified Taxes or additional amounts to any Recipient or any taxing authority for the account of any Recipient pursuant to this Section 5.4(b), then such Recipient shall (at the request of the Seller) use reasonable efforts to designate a different lending office for funding or booking its Investments hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Recipient, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 1.10 or this Section 5.4(b), as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Recipient. The Seller hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(vi) The Administrator, on Seller’s behalf, shall maintain a register for the recordation of the names and addresses of the Purchasers, and the Investments (and Discount,

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fees and other similar amounts under this Agreement) pursuant to the terms hereof from time to time (the “Register”), including any participant and/or assignee. The entries in the Register shall be conclusive absent manifest error, and to the extent applicable, the parties hereto shall treat each person whose name is recorded in the Register pursuant to the terms hereof as a lender solely for U.S. federal income tax purposes. The Register shall be available for inspection by the Purchaser, from time to time upon reasonable prior notice.

Section 5.5 No Proceedings; Limitation on Payments.

Each of the Seller, Peabody, the Servicer, the Administrator, each Purchaser Agent, the Purchasers and each assignee of the Purchased Assets or any interest therein, and each Person that enters into a commitment to purchase or make Investments in the Purchased Assets or any interest therein, hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The provision of this Section 5.5 shall survive any termination of this Agreement.

Section 5.6 Confidentiality.

Each of the Seller and the Servicer agrees to maintain the confidentiality of this Agreement and the other Transaction Documents (and all drafts thereof) in communications with third parties and otherwise; provided, that this Agreement and the other Transaction Documents may be disclosed to: (a) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Administrator, (b) the Seller’s legal counsel and auditors if they agree to hold it confidential, and (c) as otherwise required by Applicable Law (including applicable SEC requirements); and provided, further, however, that the Seller and the Servicer may disclose this Agreement and the other Transaction Documents (other than the Fee Letters or any such Transaction Document that discloses the Fees) to other financial institutions and their affiliates in connection with a replacement of the receivables securitization facility represented by this Agreement and the other Transaction Documents with a new receivables securitization facility. The Seller and the Servicer shall cause any financial institution and its affiliates described in the foregoing proviso to maintain the confidentiality of the Transaction Documents in accordance with the Seller’s and the Servicer’s obligations under this Section 5.6; provided, however, that any such financial institution and its affiliates may disclose this Agreement and the other Transaction Documents it receives in accordance with the immediately preceding sentence to their legal counsel and auditors if they agree to hold them confidential and to any regulatory authorities having jurisdiction over such financial institution or its affiliates. Unless otherwise required by Applicable Law, each of the Administrator, the Purchaser Agents and the Purchasers agrees to maintain the confidentiality of non-public financial information regarding Peabody and its Subsidiaries and Affiliates; provided, that such information may be disclosed to: (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to Peabody, (ii) legal counsel and auditors of the Administrator, the Purchaser Agents and the Purchasers if they agree to hold it confidential, (iii) the rating agencies rating the Notes, (iv) any

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Program Support Provider or potential Program Support Provider (if they agree to hold it confidential), (v) any placement agent placing the Notes (if they agree to hold it confidential) and (vi) any regulatory authorities having jurisdiction over PNC, any Purchaser Agent, any Purchaser or any Program Support Provider.

Section 5.7 GOVERNING LAW AND JURISDICTION.

(a)	THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

(b)	ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK; AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE PARTIES HERETO CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY LAW, ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, THAT IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE PARTIES HERETO WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH SERVICE MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

Section 5.8 Execution in Counterparts.

This Agreement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same agreement.

Section 5.9 Survival of Termination; Non-Waiver.

The provisions of Sections 1.9, 1.10, 1.21, 1.22, 3.1, 3.2, 4.7, 5.4, 5.5, 5.6, 5.7, 5.10 and 5.14 shall survive any termination of this Agreement.

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Section 5.10 WAIVER OF JURY TRIAL.

EACH OF THE PARTIES HERETO WAIVES THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR PARTIES, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS OR OTHERWISE. EACH OF THE PARTIES HERETO AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF THE PARTIES HERETO FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

Section 5.11 Entire Agreement.

This Agreement and the other Transaction Documents embody the entire agreement and understanding between the parties hereto, and supersede all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof.

Section 5.12 Headings.

The captions and headings of this Agreement and any Exhibit, Schedule or Annex hereto are for convenience of reference only and shall not affect the interpretation hereof or thereof.

Section 5.13 Sharing of Recoveries.

Each Purchaser agrees that if it receives any recovery, through set-off, judicial action or otherwise, on any amount payable or recoverable hereunder in a greater proportion than should have been received hereunder or otherwise inconsistent with the provisions hereof (including, without limitation, Section 1.8(a) hereof), then the recipient of such recovery shall purchase for cash an interest in amounts owing to the other Purchasers (as return of Capital or otherwise), without representation or warranty except for the representation and warranty that such interest is being sold by each such other Purchaser free and clear of any Adverse Claim created or granted by such other Purchaser, in the amount necessary to create proportional participation by the Purchaser in such recovery. If all or any portion of such amount is thereafter recovered from the recipient, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

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Section 5.14 Purchaser Groups’ Liabilities.

The obligations of each Purchaser Agent and each Purchaser under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of the Administrator, any Purchaser Agent or any Purchaser, no claim may be made by the Seller or the Servicer or any other Person against the Administrator, any Purchaser Agent or any Purchaser or their respective Affiliates, directors, officers, employees, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Transaction Document or any act, omission or event occurring in connection therewith; and each of Seller and Servicer hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

Section 5.15 Right of Setoff.

Each Purchaser is hereby authorized (in addition to any other rights it may have) to setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by such Purchaser (including by any branches or agencies of such Purchaser) to, or for the account of, (i) the Seller against amounts owing by the Seller hereunder (even if contingent or unmatured) and (ii) the Servicer against amounts owing by the Servicer hereunder (even if contingent or unmatured).

Section 5.16 USA Patriot Act.

Each of the Administrator and each of the other Purchasers hereby notifies the Seller, the Servicer and each Sub-Servicer that pursuant to the requirements of the USA Patriot Act, the Administrator and the other Purchasers may be required to obtain, verify and record information that identifies the Seller, the Originators, the Contributor, the Servicer, the Sub-Servicer and the Performance Guarantor, which information includes the name, address, tax identification number and other information regarding the Seller, the Originators, the Contributor, the Servicer, the Sub-Servicer and the Performance Guarantor that will allow the Administrator, the Purchaser Agents and the other ~~Secured Parties~~Purchasers to identify the Seller, the Originators, the Contributor, the Servicer, the Sub-Servicer and the Performance Guarantor in accordance with the USA Patriot Act. This notice is given in accordance with the requirements of the USA Patriot Act. Each of the Seller, the Servicer and Sub-Servicers agrees to provide the Administrator and each other Purchaser, from time to time, with all documentation and other information required by bank regulatory authorities under “know your customer” and anti-money laundering rules and regulations, including, without limitation, the USA Patriot Act.

Section 5.17 Severability.

Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

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Section 5.18 Mutual Negotiations.

This Agreement and the other Transaction Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Transaction Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Transaction Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

THE SELLER:

P&L RECEIVABLES COMPANY, LLC, as Seller

By:
Name: James A. Tichenor
Title: Vice President & Treasurer

THE SERVICER:

PEABODY ENERGY CORPORATION,
a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as initial Servicer

By:
Name: James A. Tichenor
Title: Vice President & Treasurer

S-1	Amended and Restated Receivables Purchase Agreement

THE SUB-SERVICERS:

PEABODY ARCLAR MINING, LLC;
PEABODY MIDWEST MINING, LLC;
TWENTYMILE COAL, LLC;
PEABODY CABALLO MINING, LLC;
COALSALES II, LLC;
PEABODY POWDER RIVER MINING, LLC;
PEABODY HOLDING COMPANY, LLC;
PEABODY BEAR RUN MINING, LLC;
PEABODY WILD BOAR MINING, LLC;
PEABODY GATEWAY NORTH MINING, LLC;
PEABODY COALTRADE, LLC; and
PEABODY COALSALES, LLC, each, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as a Sub-Servicer

By:
Name: James A. Tichenor
Title: Vice President & Treasurer of each of the foregoing Sub-Servicers

PEABODY WESTERN COAL COMPANY, a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code, as a Sub-Servicer

By:
Name: Douglas D. Loucks
Title: Treasurer

S-2	Fifth Amended and Restated Receivables Purchase Agreement

PNC’S PURCHASER GROUP:

PNC BANK, NATIONAL ASSOCIATION,
as Purchaser Agent for its Purchaser Group and as Committed Purchaser

By:
Name:
Title:

S-3	Fifth Amended and Restated Receivables Purchase Agreement

PNC BANK, NATIONAL ASSOCIATION,
as an LC Participant for its Purchaser Group and as the LC Bank

By:
Name:
Title:

S-4	Fifth Amended and Restated Receivables Purchase Agreement

THE ADMINISTRATOR:

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:
Name:
Title:

S-5	Fifth Amended and Restated Receivables Purchase Agreement

EXHIBIT I

DEFINITIONS

As used in the Agreement (including its Exhibits, Schedules and Annexes), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined). Unless otherwise indicated, all Section, Annex, Exhibit and Schedule references in this Exhibit are to Sections of and Annexes, Exhibits and Schedules to the Agreement.

“Adjusted LC Participation Amount” means, at any time, the greater of (i) LC Participation Amount less the amount of cash collateral held in the LC Collateral Account at such time and (ii) zero ($0).

“Administration Account” means the account from time to time designated in writing by the Administrator to the Seller and the Servicer.

“Administrator” has the meaning set forth in the preamble to the Agreement.

“Adverse Claim” means a lien, security interest or other charge or encumbrance, or any other type of preferential arrangement; it being understood that any thereof in favor of, or assigned to, the Administrator (for the benefit of the Purchasers) shall not constitute an Adverse Claim.

“Affected Person” has the meaning set forth in Section 1.9 of the Agreement.

“Affiliate” means, as to any Person: (a) any Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person, or (b) who is a director or officer: (i) of such Person or (ii) of any Person described in clause (a), except that, with respect to each Conduit Purchaser, Affiliate shall mean the holder(s) of its capital stock or membership interests, as the case may be. For purposes of this definition, control of a Person shall mean the power, direct or indirect: (x) to vote 25% or more of the securities having ordinary voting power for the election of directors or managers of such Person, or (y) to direct or cause the direction of the management and policies of such Person, in either case whether by ownership of securities, contract, proxy or otherwise.

“Aggregate Capital” means at any time the aggregate outstanding Capital of all Purchasers at such time.

“Aggregate Discount” at any time, means the sum of the aggregate for each Purchaser of the accrued and unpaid Discount with respect to each such Purchaser’s Capital at such time.

“Agreement” has the meaning set forth in the preamble to the Agreement.

“Alternate Rate” for any day or for any Portion of Capital on such day means an interest rate per annum equal to: (a) except as otherwise provided in clause (b) below and in the proviso to this definition, the Euro-Rate for such day or (b) when required pursuant to Section 1.11, the Base Rate in effect on such day; provided, that the “Alternate Rate” for any day while a Termination Event exists shall be an interest rate equal to the greater of (i) 3.00% per annum above the Base Rate in effect on such day and (ii) the Euro-Rate on such day.

“Anti-Terrorism Laws” means any Applicable Law or regulation relating to terrorism, trade sanctions programs and embargoes, import/export licensing, money laundering or bribery, and any regulation, order, or directive promulgated, issued or enforced pursuant to such Applicable Laws, all as amended, supplemented or replaced from time to time.

“Applicable Law” means, with respect to any Person, (x) all provisions of law, statute, treaty, constitution, ordinance, rule, regulation, ordinance, requirement, restriction, permit, executive order, certificate, decision, directive or order of any Governmental Authority applicable to such Person or any of its property and (y) all judgments, injunctions, orders, writs, decrees and awards of all courts and arbitrators in proceedings or actions in which such Person is a party or by which any of its property is bound.

“Assumption Agreement” means an agreement substantially in the form set forth in Annex F to this Agreement.

“Attorney Costs” means and includes all reasonable fees and disbursements of any law firm or other external counsel.

“Bankruptcy Code” means the United States Bankruptcy Reform Act of 1978 (11 U.S.C. § 101, et seq.), as amended from time to time.

“Bankruptcy Court” means the United States Bankruptcy Court for the Eastern District of Missouri or such other court as shall have jurisdiction over the Chapter 11 Cases.

“Base Rate” means, for any day, a fluctuating interest rate per annum as shall be in effect from time to time, which rate shall be at all times equal to the higher of:

(a) the rate of interest in effect for such day as publicly announced from time to time by the applicable Purchaser Agent (or the applicable Committed Purchaser or, in the case of determining the Base Rate for purposes of calculating the Yield Reserve, the Administrator) as its “reference rate” or “prime rate”, as applicable. Such “reference rate” (or “prime rate”, as applicable) is set by the applicable Purchaser Agent (or the applicable Committed Purchaser or the Administrator) based upon various factors, including the applicable Purchaser Agent’s (or the applicable Committed Purchaser’s or the Administrator’s) costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such announced rate; and

(b) 0.50% per annum above the latest Federal Funds Rate.

“Base Rate Portion of Capital” shall mean a Portion of Capital, the Discount with respect to which is calculated at a per annum rate based on the interest rate determined by reference to the Base Rate.

“Benefit Plan” means any employee benefit pension plan as defined in Section 3(2) of ERISA in respect of which the Seller, any Originator, Peabody or any ERISA Affiliate is, or at any time during the immediately preceding six years was, an “employer” as defined in Section 3(5) of ERISA.

“Business Day” means any day (other than a Saturday or Sunday) on which: (a) banks are not authorized or required to close in New York City, New York, or Pittsburgh, Pennsylvania and (b) if this definition of “Business Day” is utilized in connection with the Euro-Rate, dealings are carried out in the London interbank market.

“Capital” means, with respect to any Purchaser, the aggregate amount paid to (or for the benefit of) the Seller in respect of Investments by such Purchaser (including, without limitation, pursuant to Section 1.4(f)), as reduced from time to time by Collections distributed and applied on account of such Capital pursuant to Section 1.6(d) of the Agreement; provided, that if such Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Capital shall be increased by the amount of such rescinded or returned distribution as though it had not been made.

“Change in Control” means (a) Peabody ceases to own, directly or indirectly, 100% of the membership interests of the Seller free and clear of all Adverse Claims (other than any Adverse Claim in favor of (x) the administrative agent, collateral agent or trustee under the Credit Agreement or the Second Lien Notes Indenture and (y) the DIP Agent under any Eligible DIP Facility (in each case, so long as such Person is then party to a No Proceedings Agreement or such Adverse Claim is subject to the Interim Order)); (b) a “Change in Control” as defined in the Senior Notes Indenture; (c) with respect to any Material Originator, Peabody ceases to be the beneficial owner (as defined in Rules 13(d)-3 and 13(d)-5 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of at least 75% of the outstanding shares of voting securities of such Material Originator without the prior written consent of the Administrator, such consent not to be unreasonably withheld; or (d) Peabody ceases to have beneficial ownership (as defined in clause (c)), directly or indirectly, of 100% of the outstanding shares of voting securities of Peabody Holding Company, LLC. For purposes of this definition, “Senior Notes Indenture” shall have the meaning assigned to such term in the Credit Agreement.

“Change in Law” means the occurrence, after the Closing Date, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Chapter 11 Cases” means the chapter 11 cases of Peabody and certain of its Subsidiaries jointly administered under the same case number in the Bankruptcy Court.

“Closing Date” means March 25, 2016.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by any Originator, Peabody, the Seller or the Servicer in payment of any amounts owed in respect of such Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Receivable (including insurance payments and net proceeds of the sale or other disposition of repossessed goods or other collateral or property of the related Obligor or any other Person directly or indirectly liable for the payment of such Pool Receivable and available to be applied thereon), (b) all amounts deemed to have been received pursuant to Section 1.6(e) of the Agreement and (c) all other proceeds of such Pool Receivable.

“Commitment” means, with respect to any Committed Purchaser, LC Participant or LC Bank, as applicable, the maximum aggregate amount which such Purchaser is obligated to pay hereunder on account of all Investments and all drawings under all Letters of Credit, on a combined basis, as set forth on Schedule V hereto or in the Assumption Agreement or other agreement pursuant to which it became a Purchaser, as such amount may be modified in connection with any subsequent assignment pursuant to Section 5.3(c) or in connection with a change in the Purchase Limit pursuant to Section 1.1(c). As the context so requires, “Commitment” with respect to any Committed Purchaser, LC Participant or LC Bank, as applicable, shall also be deemed to include such Committed Purchaser’s, LC Participant’s or LC Bank’s obligation hereunder to make Investments, Reinvestments or participation advances to the LC Bank or, in the case of the LC Bank, to issue Letters of Credit, as applicable, on the terms and subject to the conditions set forth herein.

“Commitment Percentage” means, for each Committed Purchaser or related LC Participant in a Purchaser Group, the Commitment of such Committed Purchaser or related LC Participant, as the case may be, divided by the total of all Commitments of all Committed Purchasers or related LC Participants, as the case may be, in such Purchaser Group.

“Committed Purchaser” means each Person listed as such on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“Company Note” has the meaning set forth in Section 3.1 of the Sale Agreement.

“Concentration Percentage” means: (a) for any Group A Obligor, 15%, (b) for any Group B Obligor, 12%, (c) for any Group C Obligor, 5.0% and (d) for any Group D Obligor, 3.0%.

“Concentration Reserve” means the product of (a) the Aggregate Capital plus the Adjusted LC Participation Amount, and (b)(i) the Concentration Reserve Percentage divided by (ii) 1 minus the Concentration Reserve Percentage.

“Concentration Reserve Percentage” means, at any time, the largest of: (a) the sum of the five (5) largest Obligor Percentages of the Group D Obligors at such time, (b) the sum of the three (3) largest Obligor Percentages of the Group C Obligors at such time, (c) the two (2) largest Obligor Percentage of the Group B Obligors at such time and (d) the one (1) largest Obligor Percentage of the Group A Obligors at such time.

“Conduit Purchaser” means each commercial paper conduit that is a party to this Agreement, as a purchaser, or that becomes a party to this Agreement, as a purchaser pursuant to an Assumption Agreement or otherwise.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Obligor becomes or is obligated to make payment in respect of such Receivable.

“Contribution Agreement” means that certain Contribution Agreement dated as of February 20, 2002 by and between the Contributor and the Seller, as the same may be amended from time to time.

“Contribution Indemnified Amounts” has the meaning set forth in Section 7.1 of the Contribution Agreement.

“Contribution Indemnified Party” has the meaning set forth in Section 7.1 of the Contribution Agreement.

“Contribution Termination Date” has the meaning set forth in Section 1.3 of the Contribution Agreement.

“Contribution Termination Event” has the meaning set forth in Section 6.1 of the Contribution Agreement.

“Contributor” means Peabody Energy Corporation, a Delaware corporation and a debtor and debtor-in-possession under chapter 11 of the Bankruptcy Code.

“Conveyed Assets” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Covered Entity” means (a) the Seller, the Servicer, each Sub-Servicer, the Performance Guarantor, the Contributor and each Originator and (b) each Person that, directly or indirectly, is in control of a Person described in clause (a) above. For purposes of this definition, control of a Person shall mean the direct or indirect (x) ownership of, or power to vote, 25% or more of the issued and outstanding equity interests having ordinary voting power for the election of directors of such Person or other Persons performing similar functions for such Person, or (y) power to direct or cause the direction of the management and policies of such Person whether by ownership of equity interests, contract or otherwise.

“CP Rate” means, for any Conduit Purchaser and for any Settlement Period for any Portion of Capital, (a) the per annum rate equivalent to the weighted average cost (as determined by the applicable Purchaser Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Notes of such Person maturing on dates other than those on which corresponding funds are received by such Conduit Purchaser, other borrowings by such Conduit Purchaser (other than under any Program Support Agreement) and any other costs associated with the issuance of Notes) of or related to the issuance of Notes that are allocated, in whole or in part, by the applicable Purchaser Agent to fund or maintain such Portion of Capital (and which may be also allocated in part to the funding of other assets of such Conduit Purchaser); provided, that if any component of such rate is a discount rate, in calculating the “CP Rate” for such Portion of Capital for such Settlement Period, the applicable Purchaser Agent shall for such component use the rate resulting from converting such discount rate to an interest bearing equivalent rate per annum; provided, further, that notwithstanding anything in the Agreement or the other Transaction Documents to the contrary, the Seller agrees that any amounts payable to the Purchasers in respect of Discount for any Settlement Period with respect to any Portion of Capital funded by such Purchaser at the CP Rate shall include an amount equal to the portion of the face amount of the outstanding Notes issued to fund or maintain such Portion of Capital that corresponds to the portion of the proceeds of such Notes that was used to pay the interest component of maturing Notes issued to fund or maintain such Portion of Capital, to the extent that such Purchaser had not received payments of interest in respect of such interest component prior to the maturity date of such maturing Notes (for purposes of the foregoing, the “interest component” of Notes equals the excess of the face amount thereof over the net proceeds received by such Purchaser from the issuance of Notes, except that if such Notes are issued on an interest-bearing basis its “interest component” will equal the amount of interest accruing on such Notes through maturity) or (b) any other rate designated as the “CP Rate” for such Conduit Purchaser in an Assumption Agreement or Transfer Supplement pursuant to which such Person becomes a party as a Conduit Purchaser to this Agreement, or any other writing or agreement provided by such Conduit Purchaser to the Seller, the Servicer and the applicable Purchaser Agent from time to time. Notwithstanding the foregoing, the “CP Rate” for any day while a Termination Event exists shall be an interest rate equal to the greater of (i) 3.00% above the Base Rate in effect on such day and (ii) the Alternate Rate as calculated in the definition thereof.

“Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of September 24, 2013, among Peabody, as the borrower, the several lenders and other parties from time to time parties thereto, and Citibank, N.A., as administrative agent, swing line lender and l/c issuer, as amended by that certain Omnibus Amendment Agreement, dated as of February 5, 2015, and shall include, except as otherwise expressly provided herein, such agreement as further amended, restated and/or otherwise modified from time to time in accordance with the terms thereof, and any extension, replacement, substitution, and/or refinancing thereof.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the date of the Agreement and described in Schedule I to the Agreement, as modified in compliance with the Agreement.

“Cut-off Date” has the meaning set forth in the Sale Agreement.

“Days’ Sales Outstanding” means, at any time, an amount computed as of the last day of each calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month divided by (b) (i) the aggregate credit sales made by the Originators during the three calendar months ended on or before the last day of such calendar month divided by (ii) 90.

“Debt” means: (a) indebtedness for borrowed money, (b) obligations evidenced by bonds, debentures, notes or other similar instruments, (c) obligations to pay the deferred purchase price of property or services, (d) obligations as lessee under leases that shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (e) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (a) through (d) above.

“Declining Conduit Purchaser” has the meaning set forth in Section 1.6(b)(ii) of the Agreement.

“Declining Notice” has the meaning set forth in Section 1.6(b)(ii) of the Agreement.

“Defaulted Receivable” means a Receivable:

(a) as to which any payment, or part thereof, remains unpaid for more than 60 days from the due date for such payment (which shall be determined without regard to any credit memos or credit balances available to the Obligor); or

(b) without duplication (i) as to which an Insolvency Proceeding shall have occurred with respect to the Obligor thereof or any other Person obligated thereon or owning any Related Security with respect thereto, or (ii) that has been written off the Seller’s books as uncollectible.

“Default Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that became Defaulted Receivables during such month (other than Receivables that became Defaulted Receivables as a result of an Event of Bankruptcy with respect to the Obligor thereof during such month), by (b) the aggregate credit sales made by the Originators during the month that is three calendar months before such month.

“Deferred Purchase Price” has the meaning set forth in Section 1.4(c) of the Agreement.

“Delinquency Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100 of 1%, with 5/1000th of 1% rounded upward) computed as of the last day of each calendar month by dividing: (a) the aggregate Outstanding Balance of all Pool Receivables that were Delinquent Receivables on such day by (b) the aggregate Outstanding Balance of all Pool Receivables on such day.

“Delinquent Receivable” means a Receivable as to which any payment, or part thereof, remains unpaid for more than 60 days from the due date for such payment.

“Dilution Component Reserve” means at any time the product of (a) the sum of the Aggregate Capital and the Adjusted LC Participation Amount multiplied by (b) (i) the Dilution Component Reserve Percentage on such date divided by (ii) 100% minus the Dilution Component Reserve Percentage.

“Dilution Component Reserve Percentage” means on any date, the product of (a) the average Dilution Ratio for the twelve preceding calendar months multiplied by (b) the Dilution Horizon.

“Dilution Horizon” means, for any calendar month, the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/l000th of 1% rounded upward) computed as of the last day of such calendar month of: (a) the aggregate credit sales made by the Originators during the two most recent calendar months to (b) the Net Receivables Pool Balance at the last day of the most recent calendar month.

“Dilution Ratio” means the ratio (expressed as a percentage and rounded to the nearest 1/100th of 1%, with 5/1000th of 1% rounded upward), computed as of the last day of each calendar month by dividing: (a) the aggregate amount of payments required to be made by the Seller pursuant to Section 1.6(e)(i) of the Agreement during such calendar month by (b) the aggregate credit sales made by the Originators during the month that is one month prior to the current month.

“Dilution Reserve” means, on any date, an amount equal to: (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Seller on such date multiplied by (b) (i) the Dilution Reserve Percentage on such date, divided by (ii) 100% minus the Dilution Reserve Percentage on such date.

“Dilution Reserve Percentage” means on any date, the product of (i) the Dilution Horizon multiplied by (ii) the sum of (x) 2.50 times the average of the Dilution Ratio for the twelve most recent calendar months and (y) the Spike Factor.

“DIP Agent” has the meaning set forth in the definition of Eligible DIP Facility.

“DIP Facility” means a secured superpriority debtor-in-possession credit facility entered into by one or more members of the Peabody Group (excluding the Seller), it being understood and agreed that the Agreement together with the other Transaction Documents shall not constitute a DIP Facility.

“Discount” means, with respect to any Purchaser, the amount determined pursuant to the applicable formula below:

(a) for any Portion of Capital of such Purchaser for any Settlement Period to the extent such Purchaser will be funding such Portion of Capital during such Settlement Period through the issuance of Notes:

CPR x C x (ED/360)

(b) for any Portion of Capital of such Purchaser for any Settlement Period to the extent such Purchaser will not be funding such Portion of Capital during such Settlement Period through the issuance of Notes or, to the extent the LC Bank and/or any LC Participant has made an Investment in connection with any drawing under a Letter of Credit, which Investment accrues Discount pursuant to Section 1.4(f) of the Agreement:

TF + the sum of the following amounts calculated for each

day in such Settlement Period:

AR x C x (1/Year)

where:

AR	= the Alternate Rate for such Portion on such day;

C	= such Portion of Capital (i) for purposes of clause (a) above, for such Settlement Period, or (ii) for purposes of clause (b) above, on such day;

CPR	= the CP Rate for such Portion of Capital for such Settlement Period;

ED	= the actual number of days during such Settlement Period;

Year	= if such Portion of Capital is funded based upon: (i) the Euro-Rate, 360 days, and (ii) the Base Rate, 365 or 366 days, as applicable; and

TF	= the Termination Fee, if any, for the Portion of Capital for such Settlement Period;

provided, that no provision of the Agreement shall require the payment or permit the collection of Discount in excess of the maximum permitted by Applicable Law; and provided further, that Discount for any Portion of Capital shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

“Drawing Date” has the meaning set forth in Section 1.16 of the Agreement.

“Eligible Assignee” means any bank or financial institution acceptable to the LC Bank and the Administrator.

“Eligible DIP Facility” means a DIP Facility that satisfies each of the following criteria: (a) each administrative agent and collateral agent (collectively, the “DIP Agent”) under such DIP Facility has entered into and become a party to a No Proceedings Agreement (to the extent an Adverse Claim on the membership interests of the Seller has been granted to the DIP Agent), (b) such No Proceedings Agreement is in full force and effect and is enforceable against the related DIP Agent in accordance with its terms (to the extent an Adverse Claim on the membership interests of the Seller has been granted to the DIP Agent), (c) the DIP Facility is not secured by Liens on any Pool Assets and (d) no superpriority administrative expense claim arising under or in connection with the DIP Facility, except for the “Carve Outs” (as defined in the Financing Orders), shall rank senior to the Superpriority Claims granted to the Purchasers under the Transaction Documents.

“Eligible Foreign Obligor” means an Obligor which is a resident of any country (other than the United States) that has (i) a foreign currency rating of at least “A” by Standard and Poor’s and “A2” by Moody’s, and (ii) a transfer and convertibility assessment of at least “A” by Standard and Poor’s.

“Eligible Receivable” means, at any time, a Pool Receivable:

(a) the Obligor of which is (i) a United States resident or if such Obligor is not a United States resident: (A) such Pool Receivable results from goods sold and shipped from an Originator in the United States and payment for such goods is denominated and payable only in U.S. dollars to an Originator at a Lock-Box Account, and (B) such Obligor is an Eligible Foreign Obligor, (ii) not subject to any action of the type described in paragraph (f) of Exhibit V to the Agreement, (iii) not an Affiliate of Peabody or any other Originator, (iv) not a Sanctioned Obligor and (v) not an Obligor as to which the Administrator, in its reasonable business judgment, has notified the Seller that such Obligor is not acceptable,

(b) that is denominated and payable only in U.S. dollars in the United States to the Originator at a Lockbox Account,

(c) that does not have a stated maturity which is more than 30 days after the original invoice date of such Receivable,

(d) that arises under a duly authorized Contract for the sale and delivery of goods or services in the ordinary course of the Originator’s business,

(e) that arises under a duly authorized Contract that is in full force and effect and that is a legal, valid and binding obligation of the related Obligor, enforceable against such Obligor in accordance with its terms,

(f) that conforms in all material respects with all Applicable Law in effect,

(g) that is not the subject of any asserted dispute, offset, hold back defense, Adverse Claim or other claim, provided, that, with respect to any Receivable which is subject to any such a claim, the amount of such Receivable which shall be treated as an Eligible Receivable shall equal the excess of the amount of such Receivable over the amount of such claim asserted by or available to the account party or other obligor,

(h) that satisfies all applicable requirements of the applicable Credit and Collection Policy,

(i) that has not been modified, waived or restructured since its creation, except as permitted pursuant to Section 4.2 of the Agreement,

(j) in which the Seller owns good and marketable title, free and clear of any Adverse Claims, and that is freely assignable by the Seller (including without any consent of the related Obligor),

(k) for which the Administrator (on behalf of the Purchasers) shall have a valid and enforceable ownership or security interest and a valid and enforceable first priority perfected ownership or security interest therein and in the Related Security and Collections with respect thereto, in each case free and clear of any Adverse Claim,

(l) that constitutes an account as defined in the UCC, and that is not evidenced by instruments or chattel paper,

(m) that is neither a Defaulted Receivable nor a Delinquent Receivable,

(n) for which neither the Originator thereof, the Seller nor the Servicer has established any offset arrangements with the related Obligor,

(o) for which Defaulted Receivables of the related Obligor do not exceed 25% of the Outstanding Balance of all such Obligor’s Receivables,

(p) that represents amounts earned and payable by the Obligor that are not subject to the performance of additional services by the Originator thereof,

(q) that if such Receivable has not yet been billed, the related coal has been shipped within the last 60 days, and

(r) the Obligor of which is not the Mohave Project.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections.

“ERISA Affiliate” means: (a) any corporation that is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Internal Revenue Code) as the Seller, any Originator or Peabody, (b) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Internal Revenue Code) with the Seller, any Originator or Peabody, or (c) a member of the same affiliated service group (within the meaning of Section 414(m) of the Internal Revenue Code) as the Seller, any Originator, Peabody, any corporation described in clause (a) or any trade or business described in clause (b).

“Euro-Rate” means with respect to any day, the greater of (a) 0.00% and (b)the interest rate per annum determined by the applicable Purchaser Agent (which determination shall be conclusive absent manifest error) by dividing (the resulting quotient rounded upwards, if necessary, to the nearest 1/100th of 1% per annum) (i) the one-month Eurodollar rate for U.S. dollar deposits as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for London interbank deposits for such period (or on any successor or substitute page of such service, or any successor or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by such Purchaser Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market, as of 11:00 a.m. (London time) on such date, or if such day is not a Business Day, then the immediately preceding Business Day, in each case, changing when and as such rate changes, by (ii) a number equal to 1.00 minus the Euro-Rate Reserve Percentage. The Euro-Rate determined pursuant to this clause (a) for any day may also be expressed by the following formula:

Euro-Rate =	Composite of London interbank offered rates
shown on Bloomberg Finance L.P. Screen
US0001M or appropriate successor
1.00 - Euro-Rate Reserve Percentage

As used in this definition, “Euro-Rate Reserve Percentage” for any day means the maximum effective percentage in effect on such day as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the reserve requirements (including without limitation, supplemental, marginal, and emergency reserve requirements) with respect to eurocurrency funding (currently referred to as “Eurocurrency Liabilities”).

“Event of Bankruptcy” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors of a Person or any composition, marshalling of assets for creditors of a Person, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Excess Concentration” means the sum of the following, without duplication:

(a) the sum of the amounts (if any) by which the aggregate Outstanding Balance of Eligible Receivables of each Obligor then in the Receivables Pool exceeds an amount equal to the product of (i) Concentration Percentage for such Obligor, multiplied by (ii) the Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(b) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligors of which are residents of any single country (other than United States of America), exceeds 10.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(c) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligors of which are Eligible Foreign Obligors, exceeds 15.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; provided that upon 5 days notice in writing by the Administrator to Seller, the Administrator may reduce such percentage from 15.00% to 5.00%; for the avoidance of doubt, any Purchaser may require that the Administrator provide notice of such reduction to Servicer; plus

(d) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool, the Obligors of which are governments, governmental subdivisions, affiliates or agencies other than the TVA, exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(e) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables considered to be “quality accruals” (as reported on the monthly Information Package), exceeds 5.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool; plus

(f) the amount (if any) by which the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool the coal with respect to which has been shipped but not yet billed, exceeds 15.00% of the aggregate Outstanding Balance of all Eligible Receivables then in the Receivables Pool.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to any Recipient or required to be withheld or deducted from a payment to any Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Purchaser, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Purchaser, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Purchaser with respect to an applicable interest in an Investment or Commitment pursuant to a law in effect on the date on which (i) such Purchaser acquires such interest in the Investment or Commitment or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 5.4, amounts with respect to such Taxes were payable either to such Purchaser’s assignor immediately before such Purchaser became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 5.4(b)(ii) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“Exiting Notice” has the meaning set forth in Section 1.6(b)(ii) of the Agreement.

“Exiting Purchaser” has the meaning set forth in Section 1.6(b)(ii) of the Agreement.

“Facility Termination Date” means the earliest to occur of: (a) with respect to each Purchaser, March 23, 2018, subject to any extension thereof pursuant to Section 1.12, (b) the date determined pursuant to Section 2.2 of the Agreement, (c) the date the Purchase Limit reduces to zero pursuant to Section 1.1(c) of the Agreement ~~and~~, (d) with respect to each Purchaser Group, the date that the commitment of all of the Committed Purchasers of such Purchaser Group terminate pursuant to Section ~~1.12.~~1.12 and (e) the substantial consummation of a plan of reorganization filed in the Chapter 11 Cases that is confirmed pursuant to an order entered by the Bankruptcy Court.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any intergovernmental agreement between the United States of America and any non-U.S. jurisdiction with respect to the foregoing and any law, regulation, or practice adopted pursuant to such intergovernmental agreement.

“Federal Funds Rate” means, for any day, the per annum rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Board (including any such successor, “H.15(519)”) for such day opposite the caption “Federal Funds (Effective).” If on any relevant day such rate is not yet published in H. 15(519), the rate for such day will be the rate set forth in the daily statistical release designated as the Composite 3:30 p.m. Quotations for U.S. Government Securities, or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, the

“Composite 3:30 p.m. Quotations”) for such day under the caption “Federal Funds Effective Rate.” If on any relevant day the appropriate rate is not yet published in either H.15(519) or the Composite 3:30 p.m. Quotations, the rate for such day will be the arithmetic mean as determined by the Administrator of the rates for the last transaction in overnight Federal funds arranged before 9:00 a.m. (New York time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrator.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System, or any entity succeeding to any of its principal functions.

“Fee Letters” has the meaning set forth in Section 1.7 of the Agreement.

“Fees” means the fees payable by the Seller pursuant to the Fee Letters or Section 1.5 of the Agreement. For the avoidance of doubt, “Fees” excludes any Servicing Fees.

“Filing Date” means April 13, 2016.

“Filing Debtor” means Peabody or any other member of the Peabody Operating Group that is a debtor in any of the Chapter 11 Cases.

“Final Order” means a final order of the Bankruptcy Court authorizing and approving this Agreement and each of the other Transaction Documents pursuant to Sections 105, 362(d), 363(b)(1), 363(f), 363(m), 364(c), 364(d), 364(e) and 365 of the Bankruptcy Code and Bankruptcy Rule 4001 and providing other relief, in substantially the form of the Interim Order (with only such modifications thereto as are necessary to convert the Interim Order to a final order and such other modifications as are reasonably satisfactory to the Administrator and the Majority Purchaser Agents) providing for, among other things, (i) assumption of the Contribution Agreement and continued sale and contribution of Receivables to the Seller pursuant thereto, (ii) assumption of the Purchase and Sale Agreement and continued sale of Receivables to the Contributor pursuant thereto and (iii) superpriority administrative status for all claims of the Seller and the Purchasers against each member of the Peabody Operating Group under the Transaction Documents, which order shall not have been (a) vacated, reversed, or stayed, or (b) amended or modified, except as otherwise agreed to in writing by the Administrator and each of the Purchaser Agents in their sole discretion.

“Final Payout Date” means the date on or after the Facility Termination Date on which (i) the Purchase Limit and all Commitments have been reduced to zero ($0), (ii) the Aggregate Capital has been reduced to zero ($0), (iii) the Aggregate Discount has been paid in full, (iv) all accrued Fees have been paid in full, (v) the Adjusted LC Participation Amount has been reduced to zero ($0) and no Letters of Credit issued hereunder remain outstanding and undrawn (unless backstopped or cash-collateralized in a manner agreed to in writing by the LC Bank and the Majority LC Participants in their sole and absolute discretion) and (vi) all other amounts owing by the Seller and the Servicer to the Administrator, the Purchaser Agents, the Purchasers, the Indemnified Parties and the other Affected Persons hereunder and under the other Transaction Documents have been paid in full.

“Financing Orders” means the Interim Order and the Final Order.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any agency, authority, instrumentality, body or entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, including any court and any supra-national bodies such as the European Union or the European Central Bank.

“Group A Obligor” means any Obligor with a short-term rating of at least: (a) “A1” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “A+” or better by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-1” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Al” or better by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities, and any Special Group A Obligor.

“Group B Obligor” means an Obligor, not a Group A Obligor, with a short-term rating of at least: (a) “A-2” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB+” to “A” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-2” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baal” to “A2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities, and any Special Group B Obligor.

“Group C Obligor” means an Obligor, not a Group A Obligor or a Group B Obligor, with a short-term rating of at least: (a) “A-3” by Standard & Poor’s, or if such Obligor does not have a short-term rating from Standard & Poor’s, a rating of “BBB-” to “BBB” by Standard & Poor’s on its long-term senior unsecured and uncredit-enhanced debt securities, and (b) “P-3” by Moody’s, or if such Obligor does not have a short-term rating from Moody’s, “Baa3” to “Baa2” by Moody’s on its long-term senior unsecured and uncredit-enhanced debt securities, and any Special Group C Obligor.

“Group Capital” means with respect to any Purchaser Group, an amount equal to the aggregate of all Capital of the Purchasers within such Purchaser Group.

“Group Commitment” means, with respect to any Purchaser Group at any time, the aggregate Commitments of all Committed Purchasers (solely in such capacity) within such Purchaser Group.

“Group D Obligor” means any Obligor that is not a Group A Obligor, Group B Obligor or Group C Obligor, and any Special Group D Obligor.

“Indemnified Amounts” has the meaning set forth in Section 3.1 of the Agreement.

“Indemnified Party” has the meaning set forth in Section 3.1 of the Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment or disbursement by the Seller or Servicer under any Transaction Document and (b) any incremental U.S. federal income or withholding Taxes or state or local Taxes arising because an Investment or the Purchased Assets is not treated for U.S. federal, state and local income and franchise Tax purposes as intended under Section 1.4(e) and any reasonable expenses (other than Taxes) arising out of, relating to, or resulting from, the foregoing.

“Independent Director” has the meaning set forth in paragraph 3(c) of Exhibit IV to the Agreement.

“Information Package” means a report, in substantially the form of Annex A to the Agreement, furnished to the Administrator and each Purchaser Agent pursuant to the Agreement.

“Insolvency Proceeding” means: (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors of a Person, composition, marshaling of assets for creditors of a Person, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors, in each of cases (a) and (b) undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

“Interim Order” means an order of the Bankruptcy Court in substantially the form of Annex I, with changes to such form as are reasonably satisfactory to the Administrator and the Majority Purchaser Agents authorizing and approving the Agreement and each of the other Transaction Documents pursuant to Sections 105, 362(d), 363(b)(1), 363(f), 363(m), 364(c), 364(d), 364(e) and 365 of the Bankruptcy Code and Bankruptcy Rule 4001 providing other relief, in form and substance satisfactory to the Administrator and each of the Purchaser Agents in their sole discretion, providing for, among other things, (i) assumption of the Contribution Agreement and continued sale and contribution of Receivables to the Seller pursuant thereto, (ii) assumption of the Purchase and Sale Agreement and continued sale of Receivables to the Contributor pursuant thereto and (iii) superpriority administrative status for all claims of the Seller and the Purchasers against each member of the Peabody Operating Group under the Transaction Documents.

“Interim Report” means a report substantially in the form of Annex H, furnished to the Administrator pursuant to Section 1.6(g) on any Business Day as of the date that is one Business Day prior to such date.

“Internal Revenue Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of the Internal Revenue Code also refer to any successor sections.

“Investment” has the meaning set forth in Section 1.1(a) of the Agreement.

“Investment Date” means the date on which an Investment or a Reinvestment is made pursuant to this Agreement.

“Investment Notice” has the meaning set forth in Section 1.2(a) of this Agreement.

“ISP98 Rules” has the meaning set forth in Section 1.14 of the Agreement.

“LC Bank” has the meaning set forth in the preamble to the Agreement.

“LC Collateral Account” means the account designated as the LC Collateral Account established and maintained by the Administrator (for the benefit of the LC Bank and the LC Participants), or such other account as may be so designated as such by the Administrator.

“LC Commitment” means the “Commitment” of each LC Participant party hereto as set forth on Schedule V hereto or as set forth in any Assumption Agreement pursuant to which it became a party hereto.

“LC Fee Expectation” has the meaning set forth in Section 1.17(c) of the Agreement.

“LC Participant” means each Person listed as such (and its respective Commitment) for each Purchaser Group as set forth on the signature pages of this Agreement or in any Assumption Agreement or Transfer Supplement.

“LC Participation Amount” shall mean, at any time, the then aggregate face amount of the outstanding Letters of Credit.

“Letter of Credit” shall mean any stand-by letter of credit issued by the LC Bank for the account of the Seller pursuant to the Agreement.

“Letter of Credit Application” has the meaning set forth in Section 1.14 of the Agreement.

“Liquidity Agreement” means any agreement entered into in connection with this Agreement pursuant to which a Liquidity Bank agrees to make purchases or advances to, or purchase assets from, any Conduit Purchaser in order to provide liquidity for such Conduit Purchaser’s Investments.

“Liquidity Bank” means each bank or other financial institution that provides liquidity support to any Conduit Purchaser pursuant to the terms of a Liquidity Agreement.

“LLC Agreement” means the Second Amended and Restated Limited Liability Company Agreement of P&L Receivables Company, LLC.

“Lock-Box Account” means an account in the name of the Seller and maintained by the Seller at a bank or other financial institution for the purpose of receiving Collections.

“Lock-Box Agreement” means an agreement, in form and substance satisfactory to the Administrator, among the Seller, the Servicer, the Administrator and a Lock-Box Bank.

“Lock-Box Bank” means any of the banks or other financial institutions holding one or more Lock-Box Accounts; provided, however, that such bank or other financial institution shall be a Permitted Lock-Box Bank.

“Loss Reserve” means, on any date, an amount equal to: (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Seller on such date multiplied by (b) (i) the Loss Reserve Percentage on such date divided by (ii) 100% minus the Loss Reserve Percentage on such date.

“Loss Reserve Percentage” means, on any date, the product of (i) 2.50 times (ii) the highest average of the Default Ratios for any three consecutive calendar months during the twelve most recent calendar months and (iii) (A) the aggregate credit sales made by the Originators during the five most recent calendar months divided by (B) the Net Receivables Pool Balance as of such date.

“Majority LC Participants” means, at any time, LC Participants whose Pro Rata Shares aggregate 51% or more.

“Majority Purchaser Agents” means, at any time, the Purchaser Agents which in their related Purchaser Group have Committed Purchasers whose Commitments aggregate more than 50% of the aggregate of the Commitments of all Committed Purchasers in all Purchaser Groups; provided, that so long as any one Committed Purchaser’s Commitment is greater than 50% of the aggregate Commitments and there is more than one Purchaser Group, then “Majority Purchaser Agents” shall mean a minimum of two Purchaser Agents which in their related Purchaser Group have Committed Purchasers whose Commitments aggregate more than 50% of the aggregate Commitment of all Committed Purchasers in all Purchaser Groups.

“Material Adverse Effect” means with respect to any event or circumstance, a material adverse effect on:

(a) the assets, operations, business or financial condition of (i) the Seller, or (ii) Peabody and its Subsidiaries taken as a whole,

(b) the ability of any of the Originators, the Contributor, the Servicer, any of the Sub-Servicers, the Transferee or the Seller to perform its obligations under the Agreement or any other Transaction Document to which it is a party,

(c) the validity or enforceability of the Agreement or any other Transaction Document, or the validity, enforceability or collectibility of a material portion of the Pool Receivables, ~~or~~

(d) the status, perfection, enforceability or priority of the Administrator’s, the Purchasers’ or the Seller’s interest in the Pool Assets,

provided, however, that no “Material Adverse Effect” shall be deemed to occur due to any event or circumstance that customarily occurs as a result of events leading up to and following the commencement of a proceeding under chapter 11 of the Bankruptcy Code and the commencement of the Chapter 11 Cases.

“Material Originator” means any of the following at any time, so long as such Person is an Originator: (i) Peabody Western Coal Company, a Delaware corporation, and (ii) Peabody COALSALES, LLC, a Delaware limited liability company and (iii) any other Originator now or hereafter party to the Sale Agreement whose Receivables represent 15% or more of the aggregate Receivables originated by the Originators in any calendar month during the immediately preceding 12 Settlement Periods.

“Member” shall have the meaning set forth in Schedule A to the LLC Agreement.

“Mohave Project” means that certain joint venture that developed, built and operates the Mohave Generating Station located in Laughlin, Nevada, which joint venture is owned by Southern California Edison (56%), Nevada Power Company (14%), Salt River Project Agricultural Improvement and Power District (10%), and Department of Water and Power of Los Angeles (20%).

“Monthly Settlement Date” means the twenty-third day of each calendar month occurring after the Closing Date (or the next succeeding Business Day if such day is not a Business Day).

“Moody’s” means Moody’s Investors Service, Inc.

“Navajo Project” means that certain joint venture that developed, built and operates the Navajo Electric Generating Station located in Page, Arizona, which joint venture is owned by Nevada Power Company, Salt River Project Agricultural Improvement and Power District, Department of Water and Power of Los Angeles, Arizona Public Service Co., and Tucson Gas and Electric Co.

“Net Receivables Pool Balance” means, at anytime: (a) the Outstanding Balance of Eligible Receivables then in the Receivables Pool minus (b) Excess Concentration.

“No Proceedings Agreement” means in respect of any DIP Facility, a no proceedings letter agreement, among the Administrator, the DIP Agent and Peabody, in substantially the form attached hereto as Annex I or with any changes thereto consented to in writing by the Administrator in its reasonable discretion.

“Notes” means short-term promissory notes issued, or to be issued, by any Conduit Purchaser to fund its investments in accounts receivable or other financial assets.

“Obligor” means, with respect to any Receivable, the Person obligated to make payments pursuant to the Contract relating to such Receivable.

“Obligor Group” means any of the following: Group A Obligor, Group B Obligor, Group C Obligor or Group D Obligor.

“Obligor Percentage” means, at any time, for each Obligor, a fraction, expressed as a percentage, (a) the numerator of which is the aggregate Outstanding Balance of the Eligible Receivables of such Obligor at such time less the amount (if any) then included in the calculation of the Excess Concentration pursuant to clause (a) of the definition thereof with respect to such Obligor, and (b) the denominator of which is the aggregate Outstanding Balance of all Eligible Receivables at such time.

“Order” has the meaning set forth in Section 1.22 of the Agreement.

“Original Agreement” has the meaning set forth in the preliminary statements of the Agreement.

“Original Agreement Outstanding Amounts” has the meaning set forth in the preliminary statements of the Agreement.

“Originator” and “Originators” have the meaning set forth in the Sale Agreement, as the same may be modified from time to time by adding new Originators or removing Originators, in each case with the prior written consent of the Administrator.

“Originator Assignment Certificate” means the assignment by each Originator to the Contributor, and subsequently to the Seller, in substantially the form of Exhibit C to the Sale Agreement, evidencing Seller’s ownership of the Receivables generated by the Originators, as the same may be amended, supplemented, amended and restated, or otherwise modified from time to time in accordance with the Sale Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Transaction Document, or sold or assigned an interest in any Investment or Transaction Document).

“Other Material Financing Agreement” has the meaning set forth in paragraph (j) of Exhibit V of the Agreement.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof.

“Participant” has the meaning set forth in Section 5.3(b) of this Agreement.

“Participant Register” has the meaning set forth in Section 5.3(b) of this Agreement.

“Paydown Notice” has the meaning set forth in Section 1.6(f)(i) of the Agreement.

“Payment Date” has the meaning set forth in Section 2.1 of the Sale Agreement.

“Peabody” has the meaning set forth in the preamble to the Agreement.

“Peabody Group” means Seller, Peabody, any Originator, the Contributor or any of their respective Subsidiaries.

“Peabody Operating Group” means the Peabody Group other than the Seller.

“Percentage” means, for each Purchaser Group, a fraction (expressed as a percentage), (a) the numerator of which is such Purchaser Group’s Group Commitment and (b) the denominator of which is the aggregate Group Commitments of all Purchaser Groups.

“Performance Guarantor” means Peabody.

“Performance Guaranty” means the Performance Guaranty, dated as of the Closing Date, by the Performance Guarantor and each Originator in favor of the Administrator for the benefit of the Purchasers, as the same may be amended, restated, supplemented or otherwise modified from time to time.

“Performance Reserve” means the sum of the Loss Reserve and the Dilution Reserve.

“Permitted Lock-Box Bank” means PNC or an Affiliate thereof.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“PNC” has the meaning set forth in the preamble to the Agreement.

“Pool Assets” has the meaning set forth in Section 1.4(e) of the Agreement.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Portion of Capital” means, with respect to any Purchaser and its Capital, any separate portion of such Capital being funded or maintained by such Purchaser (or its successors or permitted assigns) by reference to a particular interest rate basis. In addition, at any time when such Capital is not divided into two or more such portions, “Portion of Capital” means 100% of such Capital.

“Program Support Agreement” means and includes any Liquidity Agreement and any other agreement entered into by any Program Support Provider providing for: (a) the issuance of one or more letters of credit for the account of any Conduit Purchaser, (b) the issuance of one or more surety bonds for which any Conduit Purchaser is obligated to reimburse the applicable Program Support Provider for any drawings thereunder, (c) the sale by any Conduit Purchaser to any Program Support Provider of the Purchased Assets (or portions thereof) and/or (d) the making of loans and/or other extensions of credit to any Conduit Purchaser in connection with such Conduit Purchaser’s securitization program contemplated in the Agreement, together with any letter of credit, surety bond or other instrument issued thereunder.

“Program Support Provider” means and includes, with respect to any Conduit Purchaser, any Liquidity Bank and any other Person (other than any customer of such Conduit Purchaser) now or hereafter extending credit or having a commitment to extend credit to or for the account of, or to make purchases from, such Conduit Purchaser pursuant to any Program Support Agreement.

“Pro Rata Share” means, as to any LC Participant, a fraction, the numerator of which equals the Commitment of such LC Participant at such time and the denominator of which equals the aggregate of the Commitments of all LC Participants at such time.

“Purchase and Sale Indemnified Amounts” has the meaning set forth in Section 9.1 of the Sale Agreement.

“Purchase and Sale Indemnified Party” has the meaning set forth in Section 9.1 of the Sale Agreement.

“Purchase and Sale Termination Date” has the meaning set forth in Section 1.4 of the Sale Agreement.

“Purchase and Sale Termination Event” has the meaning set forth in Section 8.1 of the Sale Agreement.

“Purchased Assets” has the meaning set forth in Section 1.3(b) of the Agreement.

“Purchased Assets Coverage Percentage” means, at any time and subject to Section 1.5 of the Agreement, the percentage computed as:

        Aggregate Capital + Adjusted LC Participation Amount + Total Reserves

Net Receivables Pool Balance

The Purchased Assets Coverage Percentage shall be determined from time to time in accordance with Section 1.5 of the Agreement.

“Purchase Limit” means $180,000,000, as such amount may be reduced pursuant to Sections 1.1(c) or 1.12 of the Agreement. References to the unused portion of the Purchase Limit shall mean, at any time, the Purchase Limit minus the sum of the Aggregate Capital plus the LC Participation Amount.

“Purchase Price” has the meaning set forth in Section 2.1 of the Sale Agreement.

“Purchase Report” has the meaning set forth in Section 2.1 of the Sale Agreement.

“Purchasers” means each Conduit Purchaser, each Committed Purchaser, the LC Bank and each LC Participant.

“Purchaser Agent” means each Person acting as agent on behalf of a Purchaser Group and designated as a Purchaser Agent for such Purchaser Group on the signature pages to this Agreement or any other Person who becomes a party to this Agreement as a Purchaser Agent pursuant to an Assumption Agreement or a Transfer Supplement.

“Purchaser Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, together with such Conduit Purchaser’s Committed Purchasers, related Purchaser Agent and related LC Participants and (ii) for any other Purchaser that does not have a related Conduit Purchaser, such Purchaser, together with its Purchaser Agent and each other Purchaser for which such Purchaser Agent acts as a Purchaser Agent hereunder and, in the case of PNC as a Purchaser, the LC Bank.

“Purchasing Committed Purchaser” has the meaning set forth in Section 5.3(c) of the Agreement.

“Receivable” means any indebtedness and other obligations owed to the Seller (as assignee of the Contributor and each Originator), the Contributor or any Originator by, or any right of the Seller, the Contributor or any Originator to payment from or on behalf of, an Obligor, whether constituting an account, chattel paper, instrument or general intangible, arising in connection with the sale of goods or the rendering of services by any Originator, and includes the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Contributor pursuant to the Sale Agreement prior to the Facility Termination Date.

“Recipient” means any Administrator, Purchaser or Purchaser Agent, as applicable.

“Reimbursement Obligation” has the meaning set forth in Section 1.16 of the Agreement.

“Reinvestment” has the meaning set forth in Section 1.4(b) of the Agreement.

“Related Rights” has the meaning set forth in Section 1.1 of the Sale Agreement.

“Related Security” means, with respect to any Receivable:

(a) all of the Seller’s, the Contributor’s and each Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), relating to any sale giving rise to such Receivable,

(b) all instruments and chattel paper that may evidence such Receivable,

(c) all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto, and

(d) all of the Seller’s, the Contributor’s and each Originator’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise.

“Reportable Compliance Event” means that any Covered Entity becomes a Sanctioned Person, or is charged by indictment, criminal complaint or similar charging instrument, arraigned, or custodially detained in connection with any Anti-Terrorism Law or any predicate crime to any Anti-Terrorism Law, or has knowledge of facts or circumstances to the effect that it is reasonably likely that any aspect of its operations is in actual or probable violation of any Anti-Terrorism Law.

“Required LC Participants” means, at any time, the LC Participants whose Pro Rata Shares aggregate 66 2⁄3% or more.

“Responsible Officer” means, with respect to each Originator, the Contributor, the Servicer, the Transferee and the Seller, any president, vice president, treasurer, assistant treasurer, secretary, assistant secretary, chief financial officer, controller or any other officer of any such Person charged with the responsibility for administration of any Transaction Document.

“Restricted Payments” has the meaning set forth in Section 1(n) of Exhibit IV of the Agreement.

“Sale Agreement” means the Purchase and Sale Agreement, dated as of February 20, 2002, between the Contributor and the Originators as such agreement may be amended, amended and restated, supplemented or otherwise modified from time to time.

“Sanctioned Country” means a country subject to a sanctions program maintained under any Anti-Terrorism Law.

“Sanctioned Obligor” means an Obligor which (i) if a natural person, is either (A) a resident of a Sanctioned Country or (B) a Sanctioned Person or (ii) if a corporation or other business organization, is organized under the laws of a Sanctioned Country or any political subdivision thereof.

“Sanctioned Person” means any individual person, group, regime, entity or thing listed or otherwise recognized as a specially designated, prohibited, sanctioned or debarred person, group, regime, entity or thing, or subject to any limitations or prohibitions (including but not limited to the blocking of property or rejection of transactions), under any Anti-Terrorism Law.

“Second Lien Notes Indenture” means the Indenture, dated as of March 16, 2015, among Peabody, the subsidiary guarantors party thereto and U.S. Bank National Association as trustee and collateral agent (or any successor thereto).

“Seller” has the meaning set forth in the preamble to the Agreement.

“Servicer” has the meaning set forth in the preamble to the Agreement.

“Servicer Note” means that certain Amended and Restated Promissory Note, dated as of January 25, 2010, made by Peabody in favor of the Seller, as the same may be amended from time to time.

“Servicing Fee” means the fee referred to in Section 4.6 of the Agreement.

“Servicing Fee Rate” means the rate referred to in Section 4.6 of the Agreement.

“Settlement Date” means with respect to any Portion of Capital for any Settlement Period, (i) prior to the Facility Termination Date, the Monthly Settlement Date and (ii) on and after the Facility Termination Date, each day selected from time to time by the Administrator (with the consent or at the direction of the Majority Purchaser Agents); it being understood that the Administrator may select such Settlement Date to occur as frequently as daily, or, in the absence of such selection, the Monthly Settlement Date.

“Settlement Period” means: (a) before the Facility Termination Date, each period commencing on the second Business Day prior to each Monthly Settlement Date and ending on (but not including) the second Business Day prior to the next Monthly Settlement Date, and (b) on and after the Facility Termination Date, such period (including a period of one day) as shall be selected from time to time by the Administrator or, in the absence of any such selection, each period of 30 days from the last day of the preceding Settlement Period.

“Solvent” means, with respect to any Person at any time, a condition under which:

(i) the fair value and present fair saleable value of such Person’s total assets is, on the date of determination, greater than such Person’s total liabilities (including contingent and unliquidated liabilities) at such time;

(ii) the fair value and present fair saleable value of such Person’s assets is greater than the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured (“debts,” for this purpose, includes all legal liabilities, whether matured or unmatured, liquidated or unliquidated, absolute, fixed, or contingent);

(iii) such Person is and shall continue to be able to pay all of its liabilities as such liabilities mature; and

(iv) such Person does not have unreasonably small capital with which to engage in its current and in its anticipated business.

For purposes of this definition:

(A) the amount of a Person’s contingent or unliquidated liabilities at any time shall be that amount which, in light of all the facts and circumstances then existing, represents the amount which can reasonably be expected to become an actual or matured liability;

(B) the “fair value” of an asset shall be the amount which may be realized within a reasonable time either through collection or sale of such asset at its regular market value;

(C) the “regular market value” of an asset shall be the amount which a capable and diligent business person could obtain for such asset from an interested buyer who is willing to purchase such asset under ordinary selling conditions; and

(D) the “present fair saleable value” of an asset means the amount which can be obtained if such asset is sold with reasonable promptness in an arm’s-length transaction in an existing and not theoretical market.

“Special Member” has the meaning set forth in Schedule A to the LLC Agreement.

“Special Obligor” means the Navajo Project, for so long as, with respect to such Navajo Project, (a) the agreement among the project participants requires that upon the default of any participant, the non-defaulting participants are required to cure any such default, and (b) Peabody represents and warrants that, to its knowledge, the statement set forth in subsection (a) above is true, complete and correct. The Navajo Project shall be deemed to be a “Special Group A Obligor” hereunder for so long as such Navajo Project has at least one project participant with the rating of a Group A Obligor; the Navajo Project shall be deemed to be a “Special Group B Obligor” hereunder for so long as such Navajo Project has at least one project participant with the rating of a Group B Obligor (but no project participants with the rating of a Group A Obligor); the Navajo Project shall be deemed to be a “Special Group C Obligor” hereunder for so long as such Navajo Project has at least one project participant with the rating of a Group C Obligor (but no project participants with the rating of a Group A Obligor or a Group B Obligor); and the Navajo Project shall be deemed to be a “Special Group D Obligor” hereunder for so long as such Navajo Project has no project participants with the rating of a Group A Obligor, a Group B Obligor or a Group C Obligor.

“Special Obligor Group” means any one of the following: Special Group A Obligor, Special Group B Obligor, Special Group C Obligor, or Special Group D Obligor.

“Spike Factor” means, for any calendar month, (a) the positive difference, if any, between: (i) the highest Dilution Ratio for any one calendar month during the twelve most recent calendar months and (ii) the arithmetic average of the Dilution Ratios for such twelve months times (b) (i) the highest Dilution Ratio for any one calendar month during the twelve most recent calendar months divided by (ii) the arithmetic average of the Dilution Ratios for such twelve months.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a Standard and Poor’s Financial Services LLC business.

“Sub-Servicer” has the meaning set forth in Section 4.1 of the Agreement.

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock of each class or other interests having ordinary voting power (other than stock or other interests having such power only by reason of the happening of a contingency) to elect a majority of the Board of Directors or other managers of such entity are at the time owned, or management of which is otherwise controlled: (a) by such Person, (b) by one or more Subsidiaries of such Person or (c) by such Person and one or more Subsidiaries of such Person.

“Superpriority Claim” means a claim against any member of the Peabody Operating Group in any of the Chapter 11 Cases, which is an administrative expense claim having priority over any or all administrative expenses of the kind specified in Section 503(b) or 507(b) of the Bankruptcy Code.

“Taxes” has the meaning set forth in Section 5.4(b)(i) of this Agreement.

“Termination Day” means: (a) each day on which the conditions set forth in Section 2 of Exhibit II to the Agreement are not satisfied or (b) each day that occurs on or after the Facility Termination Date.

“Termination Event” has the meaning specified in Exhibit V to the Agreement.

“Termination Fee” means, for any Settlement Period during which a Termination Day occurs, the amount, if any, by which: (a) the additional Discount (calculated without taking into account any Termination Fee or any shortened duration of such Settlement Period pursuant to the definition thereof) that would have accrued during such Settlement Period on the reductions of Capital relating to such Settlement Period had such reductions not been made, exceeds (b) the income, if any, received by the applicable Purchaser from investing the proceeds of such reductions of Capital, as determined by the applicable Purchaser Agent, which determination shall be binding and conclusive for all purposes, absent manifest error.

“Total Reserves” means, at any time the sum of: (a) the Yield Reserve, plus the greater of (b) (i) the Performance Reserve, or (ii) the sum of the Concentration Reserve plus the Dilution Component Reserve.

“Transaction Documents” means the Agreement, the Lock-Box Agreements, the Fee Letters, the Sale Agreement, the Contribution Agreement, the Performance Guaranty, the Servicer Note, and all other certificates, instruments, UCC financing statements, reports, notices, agreements and documents executed or delivered under or in connection with the Agreement, in each case as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Agreement.

“Transfer Supplement” has the meaning set forth in Section 5.3(c) of the Agreement.

“TVA” means Tennessee Valley Authority, an Obligor of the Originators.

“UCC” means the Uniform Commercial Code as from time to time in effect in the applicable jurisdiction.

“UCP 600” has the meaning set forth in Section 1.14 of the Agreement.

“Unmatured Contribution Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Contribution Termination Event.

“Unmatured Purchase and Sale Termination Event” means any event which, with the giving of notice or lapse of time, or both, would become a Purchase and Sale Termination Event.

“Unmatured Termination Event” means an event that, with the giving of notice or lapse of time, or both, would constitute a Termination Event.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced.

“Yield Reserve” means, on any date, an amount equal to: (a) the sum of the Aggregate Capital plus the Adjusted LC Participation Amount at the close of business of the Seller on such date multiplied by (b) (i) the Yield Reserve Percentage on such date divided by (ii) 100% minus the Yield Reserve Percentage on such date.

“Yield Reserve Percentage” means at any time:

(BR+SFR) x l.5 x DSO

360

where:

BR	=	the Base Rate computed for the most recent Settlement Period,

DSO	=	Days’ Sales Outstanding, and

SFR	=	the Servicing Fee Rate

Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

EXHIBIT II

CONDITIONS PRECEDENT

1. Conditions Precedent to Effectiveness of this Agreement. The effectiveness of this Agreement is subject to the Administrator’s receipt of each of the documents, instruments and opinions listed on the closing memorandum attached to this Agreement as Schedule VIII.

2. Conditions Precedent to All Investments, Issuances of Letters of Credit and Reinvestments. Each Investment (including any deemed Investment pursuant to Section 1.4(f) of the Agreement) and the issuance of any Letters of Credit and each Reinvestment shall be subject to the further conditions precedent that:

(a) in the case of each Investment and the issuance of any Letters of Credit, the Servicer shall have delivered to the Administrator and each Purchaser Agent on or before such Investment or issuance, as the case may be, in form and substance satisfactory to the Administrator and each Purchaser Agent, a completed pro forma Information Package to reflect the level of Aggregate Capital, the LC Participation Amount and related reserves and the calculation of the Purchased Asset Coverage Percentage after such subsequent Investment or issuance, as the case may be, and a completed Investment Notice in the form of Annex B; and

(b) on the date of such Investment, issuance or Reinvestment, as the case may be, the following statements shall be true (and acceptance of the proceeds of such Investment, issuance or Reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

(i) the representations and warranties contained in Exhibit III to the Agreement are true and correct in all material respects on and as of the date of such Investment, issuance or Reinvestment as though made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, and in which case such representations and warranties shall be true and correct in all material respects as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such Investment, issuance or Reinvestment, that constitutes a Termination Event;

(iii) solely in the case of any Investment (but not Reinvestment) or any such issuance, no Unmatured Termination Event shall exist and be continuing;

(iv) the sum of the Aggregate Capital plus the LC Participation Amount, after giving effect to any such Investment, issuance or Reinvestment, as the case may be, shall not exceed the Purchase Limit;

(v) after giving effect to any such Investment, issuance or Reinvestment, as the case may be, the Purchased Assets Coverage Percentage shall not exceed 100%; and

(vi) the Facility Termination Date shall not have occurred.

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EXHIBIT III

REPRESENTATIONS AND WARRANTIES

1. Representations and Warranties of the Seller. The Seller represents and warrants as follows:

(a) The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified to do business and is in good standing as a foreign limited liability company in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) The execution, delivery and performance by the Seller of the Agreement and the other Transaction Documents to which it is a party, including its use of the proceeds of Investments and Reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action; (iii) do not contravene or result in a default under or conflict with: (A) its certificate of formation or any other organizational document of the Seller, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which it is a party have been duly executed and delivered by the Seller.

(c) No authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for its due execution, delivery and performance by the Seller of the Agreement or any other Transaction Document to which it is a party, other than the Uniform Commercial Code filings referred to in Exhibit II to the Agreement, all of which shall have been filed on or before the Closing Date.

(d) Each of the Agreement and the other Transaction Documents to which the Seller is a party constitutes its legal, valid and binding obligation enforceable against the Seller in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e) ~~There is~~Except for the Chapter 11 Cases, there are no pending or, to the best of the Seller’s ~~best~~ knowledge, threatened action or proceeding affecting the Seller or ~~any of~~ its properties, in or before any ~~Governmental Authority or arbitrator.~~court.

(f) No proceeds of any Investment or Reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

(g) The Seller is the legal and beneficial owner of, and has good and marketable title to, the Pool Receivables, the Lock-Box Accounts (and related lock-boxes) and Related Security, free and clear of any Adverse Claim. Upon each Investment or Reinvestment, the Administrator (on

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behalf of the Purchasers) shall acquire a valid and enforceable perfected ownership or security interest in each Pool Receivable then existing or thereafter arising and in the Related Security, Collections and other proceeds with respect thereto, free and clear of any Adverse Claim. The Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in favor of the Administrator in the Pool Assets and the Lock-Box Accounts (and related lock-boxes), which ownership or security interest is prior to all other Adverse Claims, and is enforceable as such against creditors of and purchasers from the Seller. The Pool Assets constitute “accounts”, “general intangibles” or “tangible chattel paper” within the meaning of the applicable UCC. Each Lock-Box Account constitutes a “deposit account” within the meaning of the applicable UCC. The Seller has caused or will have caused, within ten (10) days, the filing of all appropriate UCC financing statements in the proper filing offices in the appropriate jurisdictions under Applicable Laws in order to perfect the ownership or security interest in the Pool Assets and the Lock-Box Accounts (and related lock-boxes) granted to the Administrator (on behalf of the Purchasers) hereunder. Other than the ownership or security interest granted to the Administrator (on behalf of the Purchasers) pursuant to this Agreement, Seller has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Pool Assets or the Lock-Box Accounts (and related lock-boxes). Seller has not authorized the filing of and is not aware of any UCC financing statements against Seller that include a description of collateral covering the Pool Assets, other than any UCC financing statement relating to the security interest granted to the Administrator (on behalf of the Purchasers) hereunder or that has been terminated. Seller is not aware of any judgment, ERISA or tax lien filings against the Seller. With respect to any Pool Receivable that constitutes “tangible chattel paper”, the Servicer is in possession of the original copies of the tangible chattel paper that constitutes or evidences such Pool Receivables, and the Seller has filed the financing statements described in this section above, each of which will contain a statement that “A purchase of or a grant of a security interest in any property described in this financing statement will violate the rights of the Administrator.” The Pool Receivables to the extent they are evidenced by “tangible chattel paper” do not have any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than the Seller or the Administrator (on behalf of the Purchasers).

(h) Each Information Package (if prepared by the Seller or one of its Affiliates, or to the extent that information contained therein is supplied by the Seller or one of its Affiliates), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Seller to the Administrator or any Purchaser Agent in connection with the Agreement or any other Transaction Document to which it is a party is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator or such Purchaser Agent, as applicable, at such time) as of the date so furnished.

(i) The Seller’s principal place of business, chief executive office and state of formation (as such terms are used in the UCC) and the office where it keeps its records concerning the Receivables are located at the address referred to in Sections l(b) and 2(b) of Exhibit IV to the Agreement.

(j) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule II to the Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have

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been notified to the Administrator in accordance with the Agreement) and all Lock-Box Accounts are subject to Lock-Box Agreements. With respect to all Lock-Box Accounts (and related lock-boxes), the Seller has delivered to the Administrator, on behalf of the Purchasers, a fully executed Lock-Box Agreement pursuant to which the applicable Lock-Box Bank has agreed to comply with all instructions given by the Administrator with respect to all funds on deposit in such Lock-Box Account (and all funds sent to the respective lock-box), without further consent by the Seller or the Servicer. None of the Lock-Box Accounts (and the related lock-boxes) are in the name of any Person other than the Seller or the Administrator (on behalf of the Purchasers). The Seller has not consented to any Lock-Box Bank’s complying with instructions of any person other than the Administrator.

(k) The Seller is not in violation of any order of any court, arbitrator or Governmental Authority.

(l) No proceeds of any Investment or Reinvestment will be used for any purpose that violates any Applicable Law, including Regulations T, U or X of the Federal Reserve Board.

(m) Each Pool Receivable included as an Eligible Receivable in the calculation of the Net Receivables Pool Balance is an Eligible Receivable.

(n) No event has occurred and is continuing, or would result from an Investment or Reinvestment or from the application of the proceeds therefrom, that constitutes a Termination Event or an Unmatured Termination Event.

(o) The Seller has accounted for each sale of the Receivables and the other Purchased Assets in its books and financial statements as sales, consistent with generally accepted accounting principles.

(p) The Seller has complied in all material respects with the Credit and Collection Policy of the Originators with regard to each Receivable originated by the Originators.

(q) The Seller has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

(r) The Seller’s complete organizational name is set forth in the preamble to the Agreement, and it does not use and has not during the last six years used any other organizational name, trade name, doing-business name or fictitious name, except as set forth on Schedule III to the Agreement and except for names first used after the date of the Agreement and set forth in a notice delivered to the Administrator pursuant to Section 1(1)(iv) of Exhibit IV to the Agreement.

(s) The Seller is not (i) required to register as an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), or (ii) a “covered fund” under Section 13 of the U.S. Bank Holding Company Act of 1956, as amended, and the applicable rules and regulations thereunder. In reaching such determination, the Seller is entitled to rely on the exemption from the definition of “investment company” set forth in Section 3(c)(5) of the Investment Company Act.

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(t) No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(u) The Seller has not, does not and will not (x) issue any obligations that (A) constitute asset-backed commercial paper, or (B) are securities required to be registered under the Securities Act of 1933 (the “33 Act”) or that may be offered for sale under Rule 144A or a similar exemption from registration under the 33 Act or the rules promulgated thereunder, or (y) issue any other debt obligations or equity interests other than the Company Note or debt obligations substantially similar to the obligations of such Borrower under this Agreement that are (A) issued to other banks or asset-backed commercial paper conduits in privately negotiated transactions, and (B) subject to transfer restrictions substantially similar to the transfer restrictions set forth in this Agreement. The Seller further represents and warrants that its assets and liabilities are consolidated with the assets and liabilities of Peabody for purposes of generally accepted accounting principles.

(v) There are no mortgages that are effective as financing statements covering as-extracted collateral that constitutes Purchased Assets and that name any Originator (or, if such Originator is not the “record owner” of the underlying property, any “record owner” with respect to such as-extracted collateral, as such term is used in the UCC) as grantor, debtor or words of similar effect filed or recorded in any jurisdiction.

2. Representations and Warranties of Peabody (including in its capacity as the Servicer). Peabody, individually and in its capacity as the Servicer, represents and warrants jointly and severally as follows:

(a) Peabody is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware~~,~~ and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction where the nature of its business requires it to be so qualified, except where the failure to be so qualified would not have a Material Adverse Effect.

(b) ~~The~~Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, the execution, delivery and performance by Peabody of the Agreement and the other Transaction Documents to which it is a party, including the Servicer’s use of the proceeds of Investments and Reinvestments: (i) are within its organizational powers; (ii) have been duly authorized by all necessary organizational action; (iii) do not contravene or result in a default under or conflict with: (A) its certificate of incorporation or any other organizational document of Peabody, (B) any law, rule or regulation applicable to it, (C) any indenture, loan agreement, mortgage, deed of trust or other material agreement or instrument to which it is a party or by which it is bound, or (D) any order, writ, judgment, award, injunction or decree binding on or affecting it or any of its property; and (iv) do not result in or require the creation of any Adverse Claim upon or with respect to any of its properties. The Agreement and the other Transaction Documents to which Peabody is a party have been duly executed and delivered by Peabody.

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(c) ~~No~~Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, no authorization, approval or other action by, and no notice to or filing with any Governmental Authority or other Person, is required for the due execution, delivery and performance by Peabody of the Agreement or any other Transaction Document to which it is a party.

(d) ~~Each of the~~Subject to the entry by the Bankruptcy Court of (x) the Interim Order at any time prior to the entry of the Final Order and (y) the Final Order thereafter, this Agreement and ~~the~~each other Transaction ~~Documents~~Document to which ~~Peabody~~it is a party constitutes the legal, valid and binding obligation of ~~Peabody~~the Servicer enforceable against ~~Peabody~~the Servicer in accordance with its terms~~, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws from time to time in effect affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law~~.

(e) The consolidated balance sheets of Peabody and its Subsidiaries as at September 30, 2015, and the related consolidated statements of operations, comprehensive income, change in stockholders’ equity, and cash flows for the fiscal year then ended, copies of which have been furnished to the Administrator, fairly present in all material respects the consolidated financial position of Peabody and its Subsidiaries as at such date and the consolidated results of operations of Peabody and its Subsidiaries for the period ended on such date, all in accordance with United States generally accepted accounting principles consistently applied.

(f) Except (i) as disclosed in the most recent audited financial statements of Peabody furnished to the Administrator and (ii) the Chapter 11 Cases, there is no pending or, to its best knowledge, threatened action or proceeding affecting it or any of its Subsidiaries before any Governmental Authority or arbitrator that is reasonably likely to have a Material Adverse Effect.

(g) No proceeds of any Investment or Reinvestment will be used to acquire any equity security of a class that is registered pursuant to Section 12 of the Securities Exchange Act of 1934. No proceeds of any Investment or Reinvestment will be used for any purpose that violates any Applicable Law, including Regulations T, U or X of the Federal Reserve Board.

(h) Each Information Package (if prepared by Peabody or one of its Affiliates, or to the extent that information contained therein is supplied by Peabody or an Affiliate), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by or on behalf of the Servicer to the Administrator or any Purchaser Agent in connection with the Agreement is or will be complete and accurate in all material respects as of its date or (except as otherwise disclosed to the Administrator or such Purchaser Agent, as applicable, at such time) as of the date so furnished.

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(i) The principal place of business, chief executive office and state of formation (as such terms are used in the UCC) of Peabody and the office where it keeps its records concerning the Receivables are located at the address referred to in Section 2(b) of Exhibit IV to the Agreement.

(j) Peabody is not in violation of any order of any court, arbitrator or Governmental Authority, which is reasonably likely to have a Material Adverse Effect.

(k) The Servicer has complied in all material respects with the Credit and Collection Policy of the Originators with regard to each Receivable originated by the Originators.

(l) Peabody has complied in all material respects with all of the terms, covenants and agreements contained in the Agreement and the other Transaction Documents that are applicable to it.

(m) Peabody is not an “investment company,” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(n) No Covered Entity is a Sanctioned Person. No Covered Entity, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (iii) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(o) The agreement among the project participants of the Navajo Project requires that upon the default of any participant, the non-defaulting participants are required to cure any such default.

(p) There are no mortgages that are effective as financing statements covering as-extracted collateral that constitutes Purchased Assets and that name any Originator (or, if such Originator is not the “record owner” of the underlying property, any “record owner” with respect to such as-extracted collateral, as such term is used in the UCC) as grantor, debtor or words of similar effect filed or recorded in any jurisdiction.

(q) The Interim Order at any time prior to the entry of the Final Order and, to the extent then entered, the Final Order, is in full force and effect and has not been vacated or reversed, is not subject to a stay, and has not been modified or amended (other than any amendment or modification approved in writing by the Administrator and the Majority Purchaser Agents in their sole discretion).

(r) The Servicer and each of the other members of the Peabody Group are in compliance in all material respects with the Interim Order at any time prior the entry of the Final Order and, to the extent then entered, the Final Order.

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EXHIBIT IV

COVENANTS

1. Covenants of the Seller. Until the Final Payout Date:

(a) Compliance with Laws, Etc. The Seller shall comply in all material respects with all Applicable Laws and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules, regulations and orders or the failure so to preserve and maintain such rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

(b) Offices, Records and Books of Account, Etc. The Seller: (i) shall keep its principal place of business, chief executive office and state of formation (as such terms or similar terms are used in the UCC) and the office where it keeps its records concerning the Receivables at the address of the Seller set forth on Schedule IV or, pursuant to clause (1)(iv) below, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator in the Receivables and related items (including the Pool Assets) have been taken and completed and (ii) shall provide the Administrator with at least 30 days’ written notice before making any change in the Seller’s name or making any other change in the Seller’s identity or organizational structure (including a Change in Control) that could render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the UCC; each notice to the Administrator pursuant to this sentence shall set forth the applicable change and the effective date thereof. The Seller also will maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable). Notwithstanding the above, in no event shall the Seller have or maintain, or be a partner in any partnership that has or maintains, its jurisdiction of organization, principal place of business or principal assets in any of the states of Colorado, Kansas, New Mexico, Oklahoma, Utah or Wyoming.

(c) Performance and Compliance with Contracts and Credit and Collection Policy. The Seller shall (and shall cause the Servicer to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the applicable Credit and Collection Policy with regard to each Receivable and the related Contract.

(d) Ownership Interest, Etc. The Seller shall (and shall cause the Servicer to), at its expense, take all action necessary or desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Security and Collections with respect thereto, and a first priority perfected ownership or security interest in the Pool Assets, in each case free and clear of any Adverse Claim, in favor of the Administrator (on behalf of the

Purchasers), including taking such action to perfect, protect or more fully evidence the interest of the Administrator (on behalf of the Purchasers), as the Administrator, may reasonably request. The Seller shall from time to time and within the time limits established by law prepare and present to the Administrator for the Administrator’s authorization and approval all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Administrator’s (on behalf of the Purchasers) ownership or security interest in the Pool Assets as a first-priority interest. The Administrator’s approval of such filings shall authorize the Seller to file such financing statements under the UCC without the signature of the Seller, or the Administrator, any Purchaser Agent or any Purchaser where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, neither the Seller, the Servicer nor any other Person shall have any authority to file a termination, partial termination, release or partial release or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements without the prior written consent of the Administrator.

(e) Sales, Liens, Etc. The Seller shall not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any or all of its right, title or interest in, to or under any Pool Assets (including the Seller’s interest in any Receivable, Related Security or Collections, or upon or with respect to any account to which any Collections of any Receivables are sent), or assign any right to receive income in respect of any items contemplated by this paragraph.

(f) Extension or Amendment of Receivables. Except as provided in the Agreement, the Seller shall not, and shall not permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

(g) Change in Business or Credit and Collection Policy. Without the prior written consent of the Administrator and each Purchaser Agent, the Seller shall not make (or permit the Originators to make) any material change in the character of its business or in any Credit and Collection Policy, or any change in any Credit and Collection Policy that would have a Material Adverse Effect with respect to the Receivables. The Seller shall not make (or permit the Originators to make) any other change in any Credit and Collection Policy without giving 30 days’ prior written notice thereof to the Administrator and each Purchaser Agent.

(h) Audits. The Seller shall (and shall cause the Originators to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator, permit the Administrator or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in the possession or under the control of the Seller (or the Originators) relating to Receivables and the Related Security, including the related Contracts, (ii) to visit the offices and properties of the Seller and the Originators for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or the Seller’s, Peabody’s or any Originator’s performance under the Transaction Documents or under the Contracts with any of the officers, employees, agents or contractors of the Seller, Peabody or any Originator having knowledge of such matters and (iii) without limiting the clauses (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Seller and the Administrator to conduct, at the Seller’s expense, a review of the Seller’s books and records with respect to such Receivables, provided, that at any time when no Termination Event exists and is continuing, the Seller shall be required to reimburse the Administrator for only two (2) such audit per year.

(i) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Seller shall not, and shall not permit the Servicer or any Originator to, add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Seller, any Originator, the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have received ten (10) days prior written notice of assignment to a Permitted Lock-Box Bank and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

(j) Deposits to Lock-Box Accounts. The Seller shall (or shall cause the Servicer to): (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis), and (ii) deposit, or cause to be deposited, any Collections received by it, the Servicer or any Originator into Lock-Box Accounts not later than two (2) Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement. The Seller will not (and will not permit the Servicer to) deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections.

(k) Marking of Records. At its expense, the Seller shall: (i) mark (or cause the Servicer to mark) its master data processing records relating to Pool Receivables and related Contracts, including with a legend evidencing that the Receivables and related Contracts included in the Purchased Assets have been sold in accordance with the Agreement, and (ii) cause each Originator so to mark its master data processing records pursuant to the Sale Agreement.

(l) Reporting Requirements. The Seller will provide to the Administrator and each Purchaser Agent (in multiple copies, if requested by the Administrator or any Purchaser Agent) the following:

(i) as soon as available and in any event within 120 days after the end of each fiscal year of the Seller, a copy of the financial statements for such year for the Seller, certified as to accuracy by a Responsible Officer of the Seller;

(ii) as soon as possible and in any event within five days after the occurrence of each Termination Event or Unmatured Termination Event, a statement of a Responsible Officer of the Seller setting forth details of such Termination Event or Unmatured Termination Event and the action that the Seller has taken and proposes to take with respect thereto;

(iii) promptly after the filing or receiving thereof, copies of all reports and notices that the Seller or any ERISA Affiliate files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any ERISA Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 400l(a)(3) of ERISA) to which the Seller or any of its ERISA Affiliates is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on the Seller and/or any such ERISA Affiliate;

(iv) at least thirty days before any change in the Seller’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

(v) promptly after any Responsible Officer of the Seller obtains knowledge thereof, notice of any: (A) material litigation, investigation or proceeding that may exist at any time between the Seller and any Person or (B) material litigation or proceeding relating to any Transaction Document;

(vi) promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of the Seller, the Servicer or the Originator (other than any solely resulting from the Chapter 11 Cases); and

(vii) such other information respecting the Receivables or the condition or operations, financial or otherwise, of the Seller or any of its Affiliates as the Administrator or any Purchaser Agent may from time to time reasonably request.

(m) Certain Agreements. Without the prior written consent of the Administrator and the Majority Purchaser Agents, the Seller will not (and will not permit the Originators to) amend, modify, waive, revoke or terminate any Transaction Document to which it is a party or any provision of Seller’s certificate of formation or other organizational document of the Seller.

(n) Restricted Payments. (i) Except pursuant to clause (ii) below, the Seller will not: (A) purchase or redeem any shares of its capital stock, (B) declare or pay any dividend or set aside any funds for any such purpose, (C) prepay, purchase or redeem any Debt, (D) lend or advance any funds or (E) repay any loans or advances to, for or from any of its Affiliates (the amounts described in clauses (A) through (E) being referred to as “Restricted Payments”).

(ii) Subject to the limitations set forth in clause (iii) below, the Seller may make Restricted Payments so long as such Restricted Payments are made only in the following way: the Seller may declare and pay distributions and make loans and advances to Peabody (provided that any such loans and advances shall be treated as a dividend within no less than 30 days following the making thereof).

(iii) The Seller may make Restricted Payments only out of the funds it receives pursuant to Sections 1.6(b)(ii) and (iv) and 1.6(d) of the Agreement. Furthermore, the Seller shall not pay, make or declare: (A) any distributions, loans or advances if, after giving effect thereto, the Seller’s tangible net worth would be less than $10,000,000, or (B) any Restricted Payment (including any dividend) if, after giving effect thereto, any Termination Event or Unmatured Termination Event shall have occurred and be continuing.

(o) Other Business. The Seller will not: (i) engage in any business other than the transactions contemplated by the Transaction Documents; (ii) create, incur or permit to exist any Debt of any kind (or cause or permit to be issued for its account any letters of credit or bankers’ acceptances) other than pursuant to this Agreement or any Company Note; or (iii) form any Subsidiary or make any investments in any other Person; provided, however, that the Seller shall be permitted to incur minimal obligations to the extent necessary for the day-to-day operations of the Seller (such as expenses for stationery, audits, maintenance of legal status, etc.).

(p) Use of Collections. The Seller shall apply the Collections that are available to the Seller in accordance with the Agreement to make payments in the following order of priority: (i) the payment of its expenses (including all obligations payable to the Purchasers, the Purchaser Agents and the Administrator under the Agreement and under the Fee Letters); (ii) the payment of accrued and unpaid interest on any Company Note; and (iii) other legal and valid organizational purposes.

(q) Tangible Net Worth. The Seller will not permit its tangible net worth, at any time, to be less than $10,000,000.

(r) Anti-Money Laundering/International Trade Law Compliance. No Covered Entity will become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of any Investment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay Seller’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any unlawful activity. Each Covered Entity shall comply with all Anti-Terrorism Laws. Seller shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

2. Covenants of the Servicer and Peabody. Until the Final Payout Date:

(a) Compliance with Laws, Etc. The Servicer and, to the extent that it ceases to be the Servicer, Peabody shall comply (and shall cause the Originators to comply) in all material respects with all Applicable Law and preserve and maintain its organizational existence, rights, franchises, qualifications and privileges, except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications and privileges would not have a Material Adverse Effect.

(b) Offices, Records and Books of Account, Etc. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, (i) shall keep its principal place of business, chief executive office and state of formation (as such terms or similar terms are used in the applicable UCC) and the office where it keeps its records concerning the Receivables at the address of the Servicer set forth on Schedule IV and (ii) shall cause Peabody Holding Company, LLC and each Originator to keep its state of formation (as such term is defined in the applicable UCC) and the office where it keeps its records concerning the Receivables at the applicable address set forth on Schedule IV, in the case of Peabody Holding Company, LLC, and Exhibit E to the Sale Agreement, in the case of any Originator or, in the case of either sub-clause (i) or (ii) of this clause (b), upon at least 30 days’ prior written notice of a proposed change to the Administrator, at any other locations in jurisdictions where all actions reasonably requested by the Administrator to protect and perfect the interest of the Administrator in the Receivables and related items (including the Pool Assets) have been taken and completed. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, also will (and will cause the Originators to) maintain and implement administrative and operating procedures (including an ability to recreate records evidencing Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Receivables (including records adequate to permit the daily identification of each Receivable and all Collections of and adjustments to each existing Receivable).

(c) Performance and Compliance with Contracts and Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall (and shall cause the Originators to), at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy with regard to each Receivable and the related Contract.

(d) Extension or Amendment of Receivables. Except as provided in the Agreement, the Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall not alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract (which term or condition relates to payments under, or the enforcement of, such Contract).

(e) Change in Business or Credit and Collection Policy. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall not make (and shall not permit the Originators to make) any material change in the character of its business, other than Similar Businesses, or any change in any Credit and Collection Policy that would have a Material Adverse Effect. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall not make (and shall not permit the Originators to make) any other change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator and each Purchaser Agent.

(f) Audits. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall (and shall cause the Originators to), from time to time during regular business hours as reasonably requested in advance (unless a Termination Event or Unmatured Termination Event exists) by the Administrator or any Purchaser Agent, permit the Administrator or its agents or representatives: (i) to examine and make copies of and abstracts from all books, records and documents (including computer tapes and disks) in its possession or under its control relating to Receivables and the Related Security, including the related Contracts; (ii) to visit its offices and properties for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Receivables and the Related Security or its performance hereunder or under the Contracts with any of its officers, employees, agents or contractors having knowledge of such matters and (iii), without limiting the clauses (i) and (ii) above, to engage certified public accountants or other auditors acceptable to the Servicer and the Administrator to conduct, at the Servicer’s expense, a review of the Servicer’s books and records with respect to such Receivables, provided, that at any time when no Termination Event exists and is continuing, the Servicer shall be required to reimburse the Administrator for only two (2) such audit per year.

(g) Change in Lock-Box Banks, Lock-Box Accounts and Payment Instructions to Obligors. The Servicer and, to the extent that it ceases to be the Servicer, Peabody, shall not (and shall not permit the Originators to) add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account from those listed in Schedule II to the Agreement, or make any change in its instructions to Obligors regarding payments to be made to the Servicer or any Lock-Box Account (or related post office box), unless the Administrator shall have received ten (10) days advance written notice of assignment to a Permitted Lock-Box Bank and the Administrator shall have received copies of all agreements and documents (including Lock-Box Agreements) that it may request in connection therewith.

(h) Deposits to Lock-Box Accounts. The Servicer shall: (i) instruct all Obligors to make payments of all Receivables to one or more Lock-Box Accounts or to post office boxes to which only Lock-Box Banks have access (and shall instruct the Lock-Box Banks to cause all items and amounts relating to such Receivables received in such post office boxes to be removed and deposited into a Lock-Box Account on a daily basis); and (ii) deposit, or cause to be deposited, any Collections received by it into Lock-Box Accounts not later than two (2) Business Days after receipt thereof. Each Lock-Box Account shall at all times be subject to a Lock-Box Agreement.

(i) Preservation of Security Interest. The Servicer shall (and shall cause the Seller to) take any and all action as the Administrator may require to preserve and maintain the perfection and priority of the ownership or security interest of the Administrator in the Pool Assets pursuant to this Agreement.

(j) Marking of Records. At its expense, the Servicer shall mark its master data processing records relating to Pool Receivables and related Contracts with a legend evidencing that such Receivables and related Contracts have been sold in accordance with the Agreement.

(k) Navajo Project. Peabody shall notify the Administrator and each Purchaser Agent if a Responsible Officer of Peabody obtains actual knowledge that the documents and agreements governing the Navajo Project are amended in any manner which would cause the representations and warranties set forth in Section 2(o) of Exhibit III to be incorrect or untrue in any respect.

(l) Reporting Requirements. Peabody shall provide to the Administrator and each Purchaser Agent (in multiple copies, if requested by the Administrator or any Purchaser Agent) the following:

(i) as soon as available and in any event within 60 days after the end of the first three quarters of each fiscal year of Peabody balance sheets of Peabody and the consolidated Subsidiaries of Peabody as of the end of such quarter and statements of income, retained earnings and cash flow of Peabody and the consolidated Subsidiaries of Peabody for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Peabody; provided, that any financial statements or other material required to be delivered pursuant to this Section (2)(l)(i) shall be deemed to have been furnished to each of the Administrator and each Purchaser Agent on the date that such financial statements or other material is posted on the SEC’s website at www.sec.gov;

(ii) as soon as available and in any event within 120 days after the end of each fiscal year of Peabody, a copy of the annual report for such year for Peabody and its consolidated Subsidiaries, containing financial statements for such year audited by independent certified public accountants of nationally recognized standing; provided, that any such material required to be delivered pursuant to this Section (2)(l)(ii) shall be deemed to have been furnished to each of the Administrator and each Purchaser Agent on the date that such material are posted on the SEC’s website at www.sec.gov;

(iii) together with the financial statements required in (i) and (ii) above, a compliance certificate in substantially the form of Annex D signed by the senior financial officer of the Seller or Peabody, or such other Person as may be acceptable to the Administrator;

(iv) as to the Servicer only, as soon as available and in any event not later than two Business Days prior to the Monthly Settlement Date, an Information Package as of the most recently completed calendar month or, if in the opinion of the Administrator reasonable grounds for insecurity exist with respect to the collectibility of the Pool Receivables or with respect to the Seller or Servicer’s performance or ability to perform its obligations under the Agreement, within six Business Days of a request by the Administrator, an Information Package for such periods as is specified by the Administrator (but in no event more frequently than weekly);

(v) as soon as possible and in any event within five days after becoming aware of the occurrence of each Termination Event or Unmatured Termination Event, a statement of the chief financial officer of Peabody setting forth details of such Termination Event or Unmatured Termination Event and the action that such Person has taken and proposes to take with respect thereto;

(vi) promptly after the sending or filing thereof, copies of all reports that Peabody sends to any of its security holders, and copies of all reports and registration statements that Peabody or any Subsidiary files with the Securities and Exchange Commission or any national securities exchange; provided, that any filings with the Securities and Exchange Commission that have been granted “confidential” treatment shall be provided promptly after such filings have become publicly available; provided, that any material required to be delivered pursuant to this Section (2)(l)(vi) shall be deemed to have been furnished to each of the Administrator and each Purchaser Agent on the date that such material is posted on the SEC’s website at www.sec.gov;

(vii) promptly after the filing or receiving thereof notice of and, upon the request of the Administrator, copies of all reports and notices that Peabody or any ERISA Affiliate of Peabody files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that such Person or any of its ERISA Affiliates receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which such Person or any ERISA Affiliate of Peabody is or was, within the preceding five years, a contributing employer, in each case in respect of the assessment of withdrawal liability or an event or condition that could, in the aggregate, result in the imposition of liability on Peabody and/or any such ERISA Affiliate;

(viii) at least thirty days before any change in Peabody or any Originator’s name or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof;

(ix) promptly after a Responsible Officer of Peabody obtains knowledge thereof, notice of any: (A) litigation, investigation or proceeding that may exist at any time between Peabody or any of its Subsidiaries and any Governmental Authority that is reasonably likely to have a Material Adverse Effect; (B) litigation or proceeding adversely affecting such Person or any of its Subsidiaries that is reasonably likely to have a Material Adverse Effect; or (C) litigation or proceeding relating to any Transaction Document;

(x) all pleadings, motions and other documents directly related to this Agreement or any other Transaction Document prior to being filed (and if impracticable, then promptly after being filed) on behalf of Peabody or any of its Affiliates with the Bankruptcy Court, it being agreed that the Servicer shall be deemed in compliance with this covenant if it uses good faith efforts to comply; provided, however that the Servicer shall not be required to deliver any such pleading, motion or other document that it is impracticable to provide before filing to the extent it is accessible to the Administrator or its counsel on the electronic docket maintained for the Chapter 11 Cases; provided, further that this clause (v) shall not require delivery of any sealed documents or unredacted versions of documents for which any member of the Peabody Group is seeking or intends to seek sealed treatment, but shall instead require delivery of reasonably complete summaries of the content of any such sealed documents and redacted versions of any such documents for which sealed treatment is sought or intended to be sought (excluding any content sought or intended to be sought to be sealed or redacted).

(xi) ~~(x)~~ promptly after the occurrence thereof, notice of a material adverse change in the business, operations, property or financial or other condition of Peabody and its Subsidiaries taken as a whole, or any individual Material Originator;

(xii) ~~(xi)~~ the occurrence of a default or any event of default under (x) any Eligible DIP Facility or (y) any other financing arrangement evidencing $50,000,000 or more of indebtedness pursuant to which Peabody is a debtor or an obligor; provided that this clause (xii) shall not relate to any indebtedness of any Filing Debtor that was incurred prior to the Filing Date (or, if later, the date on which such Person became a Filing Debtor) for which payment is not required after the Filing Date; and

(xiii) ~~(xii)~~ such other information respecting the Receivables or the condition or operations, financial or otherwise, of Peabody or any of its Affiliates as the Administrator or any Purchaser Agent may from time to time reasonably request.

(m) Anti-Money Laundering/International Trade Law Compliance. No Covered Entity will become a Sanctioned Person. No Covered Entity, either in its own right or through any third party, will (i) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (ii) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (iii) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (iv) use the proceeds of any Investment to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay Servicer’s obligations under this Agreement and each of the other Transaction Documents will not be derived from any unlawful activity. Each Covered Entity shall comply with all Anti-Terrorism Laws. Servicer shall promptly notify the Administrator in writing upon the occurrence of a Reportable Compliance Event.

(n) The Servicer will not, and will not permit any of its Affiliates to, permit to exist any Superpriority Claim against any member of the Peabody Operating Group that is pari passu with or senior to the Superpriority Claims granted to the Purchasers under the Transaction Documents, other than with respect to the Superpriority Claims granted in connection with any Eligible DIP Facility and the “Carve-Outs” (as defined in the Financing Orders).

(o) The Servicer will not, and will not permit any of its Affiliates to, assert any charges under Section 506(c) of the Bankruptcy Code against any Pool Assets.

3. Separate Existence. Each of the Seller and Peabody hereby acknowledges that the Purchasers, the Purchaser Agents and the Administrator are entering into the transactions contemplated by this Agreement and the other Transaction Documents in reliance upon the Seller’s identity as a legal entity separate from Peabody and its Affiliates. Therefore, from and after the date hereof, each of the Seller and Peabody shall take all steps specifically required by the Agreement or reasonably required by the Administrator to continue the Seller’s identity as a separate legal entity and to make it apparent to third Persons that the Seller is an entity with assets and liabilities distinct from those of Peabody and any other Person, and is not a division of Peabody, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, each of the Seller and Peabody shall take such actions as shall be required in order that:

(a) The Seller will be a limited purpose limited liability company whose activities are restricted in its certificate of formation to: (i) purchasing or otherwise acquiring from the Originators or Peabody (or their Affiliates), owning, holding, granting security interests or selling interests in Pool Assets (or other receivables originated by the Originators or their Affiliates, and certain related assets), (ii) entering into agreements for the selling and servicing of the Receivables Pool (or other receivables pools originated by the Originators or their Affiliates), and (iii) conducting such other activities as are necessary or appropriate to carry out such activities;

(b) The Seller shall not engage in any business or activity except as set forth in this Agreement nor incur any indebtedness or liability, other than as expressly permitted by the Transaction Documents;

(c) Not less than one of the Seller’s Directors (the “Independent Director”) shall be a natural person who (A) for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Seller, Peabody or any of their respective Affiliates (other than his or her service as an Independent Director of the Seller); (ii) a customer or supplier of the Seller, Peabody or any of their respective Affiliates (other than his or her service as an Independent Director of Seller); or (iii) any member of the immediate family of a person described in clause (i) or (ii) above, and (B) has, (i) prior experience as an Independent Director for a corporation or limited liability company whose charter documents required the unanimous consent of all independent directors thereof before such corporation or limited liability company could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (ii) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management or placement services to issuers of securitization or structured finance instruments, agreements or securities. Such Independent Director of the Seller shall have been appointed as such in strict compliance with the Seller’s LLC Agreement. The Seller’s LLC Agreement shall provide that (i) the Seller’s Board of Directors shall not approve, or take any other action to cause the filing of, or join in any filing of, a voluntary bankruptcy or insolvency petition, dissolution, liquidation, consolidation, merger, sale of all or substantially all of its assets, assignment for the benefit of creditors, admit in writing its inability to pay its debts generally as they become due, or to engage in any other business or activity with respect to the Seller unless (x) there is at least one Independent Director then serving as a director of the Seller and appointed pursuant to and in strict compliance with the Seller’s LLC Agreement, and (y) all such Independent Directors of the Seller shall have approved the taking of such action in writing prior to the taking of such action and (ii) such provision cannot be amended without the prior written consent of the Independent Director and the Administrator;

(d) Upon the occurrence of any event that causes the Member to cease to be a member of the Seller (other than (i) upon an assignment by the Member of all of its limited liability company interest in the Seller and the admission of the transferee pursuant to Sections 21 and 23 of the LLC Agreement, or (ii) the resignation of the Member and the admission of an additional member of the Seller pursuant to Sections 22 and 23 of the LLC Agreement), each person acting as an Independent Director pursuant to Section 10 of the LLC Agreement shall, without any action of any Person and simultaneously with the Member ceasing to be a member of the Seller, automatically be admitted to the Seller as a Special Member and shall continue the Seller without dissolution. No Special Member may resign from the Seller or transfer its rights as a Special Member unless (i) a successor Special Member has been admitted to the Seller as Special Member by executing a counterpart to the LLC Agreement, and (ii) such successor has also accepted its appointment as Independent Director pursuant to Section 10 of the LLC Agreement; provided, however, the Special Members shall automatically cease to be members of the Seller upon the admission to the Seller of a substitute Member.

(e) The Independent Director shall not at any time serve as a trustee in bankruptcy for the Seller, Peabody or any Affiliate thereof;

(f) Any employee, consultant or agent of the Seller will be compensated from the Seller’s funds for services provided to the Seller. The Seller will not engage any agents other than its attorneys, auditors and other professionals, and a servicer and any other agent contemplated by the Transaction Documents for the Receivables Pool, which servicer will be fully compensated for its services by payment of the Servicing Fee, and a manager, which manager will be fully compensated from the Seller’s funds;

(g) The Seller will contract with the Servicer to perform for the Seller all operations required on a daily basis to service the Receivables Pool. The Seller will pay the Servicer the Servicing Fee pursuant hereto. The Seller will not incur any material indirect or overhead expenses for items shared with Peabody (or any other Affiliate thereof) that are not reflected in the Servicing Fee. To the extent, if any, that the Seller (or any Affiliate thereof) shares items of expenses not reflected in the Servicing Fee or the manager’s fee, such as legal, auditing and other professional services, such expenses will be allocated to the extent practical on the basis of actual use or the value of services rendered, and otherwise on a basis reasonably related to the actual use or the value of services rendered; it being understood that Peabody shall pay all expenses relating to the preparation, negotiation, execution and delivery of the Transaction Documents, including legal, agency and other fees;

(h) The Seller’s operating expenses will be paid by the Seller and not by Peabody or any other Affiliate thereof;

(i) All of the Seller’s business correspondence and other communications shall be conducted in the Seller’s own name and on its own separate stationery;

(j) The Seller’s books and records will be maintained separately from those of Peabody and any other Affiliate thereof and any other Person;

(k) All financial statements of Peabody or any Affiliate thereof that are consolidated to include Seller will contain detailed notes clearly stating that: (i) a special purpose limited liability company exists as a Subsidiary of Peabody, and (ii) the Originators have sold receivables and other related assets to the Contributor, which has contributed such receivables and other related assets to such special purpose Subsidiary that, in turn, has sold such receivables and other related assets to certain financial institutions and other entities;

(l) The Seller’s assets will be maintained in a manner that facilitates their identification and segregation from those of Peabody or any Affiliate thereof and any other Person;

(m) The Seller will strictly observe organizational formalities in its dealings with Peabody or any Affiliate thereof, and funds or other assets of the Seller will not be commingled with those of Peabody or any Affiliate thereof except as permitted by the Agreement in connection with servicing the Pool Receivables. The Seller shall not maintain joint bank accounts or other depository accounts to which Peabody or any Affiliate thereof or any other Person has independent access, and the Seller shall use separate invoices and checks from any other Person. The Seller is not named, and has not entered into any agreement to be named, directly or indirectly, as a direct or contingent beneficiary or loss payee on any insurance policy with respect to any loss relating to the property of Peabody or any Subsidiary or other Affiliate of Peabody (other than the Seller). The Seller will pay to the appropriate Affiliate the marginal increase or, in the absence of such increase, the market amount of its portion of the premium payable with respect to any insurance policy that covers the Seller and such Affiliate;

(n) The Seller will maintain arm’s-length relationships with Peabody (and any Affiliate thereof). Any Person that renders or otherwise furnishes services to the Seller will be compensated by the Seller at market rates for such services it renders or otherwise furnishes to the Seller. Neither the Seller nor Peabody will be or will hold itself out to be responsible for the debts of the other or the decisions or actions respecting the daily business and affairs of the other. The Seller and Peabody will immediately correct any known misrepresentation with respect to the foregoing, and they will not operate or purport to operate as an integrated single economic unit with respect to each other or in their dealing with any other entity;

(o) Peabody shall not pay the salaries of Seller’s employees, if any;

(p) The Seller does not and will not hold itself responsible for the obligations of any other Person, and shall not guarantee or become liable for the debts of any other Person;

(q) The Seller will conduct its business in its own name and shall hold itself out as a separate entity from any other Person;

(r) The Seller shall maintain a sufficient number of employees and adequate capital in light of its contemplated business activities;

(s) The Seller shall not acquire the obligations or securities of any of its members;

(t) The Seller will remain a wholly-owned subsidiary of a United States person (within the meaning of Section 7701(a)(30) of the Internal Revenue Code) and not be subject to withholding under Section 1446 of the Internal Revenue Code, and no action will be taken that would cause the Seller to (i) be treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) become an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes; and

(u) The Seller shall not pledge its assets for the benefit of any other Person or make any loans or advances to any other Person, except pursuant to the Transaction Documents.

EXHIBIT V

TERMINATION EVENTS

Each of the following shall be a “Termination Event”:

(a) (i) the Seller, Peabody, any Originator or the Servicer (if Peabody or any of its Affiliates) shall fail to perform or observe any term, covenant or agreement under the Agreement (other than those terms, covenants or agreements contained in Exhibit IV, Sections 1(a), 1(l) (except clause (iv) thereof), 2(a), and 2(l) (except clause (viii) thereof)) or any other Transaction Document and, except as otherwise provided herein, such failure shall continue for five consecutive Business Days after knowledge or notice thereof, (ii) the Seller or the Servicer shall fail to make when due any payment or deposit to be made by it under the Agreement and such failure shall continue unremedied for one Business Day, (iii) Peabody shall resign as Servicer, and no successor Servicer reasonably satisfactory to the Administrator shall have been appointed, or (iv) the Seller, Peabody, any Originator or the Servicer (if Peabody or any of its Affiliates) shall fail to perform or observe any term covenant or agreement in any of Exhibit IV, Sections 1(a), 1(l) (except clause (iv) thereof), 2(a), or 2(l) (except clause (viii) thereof) and, except as otherwise provided herein, such failure shall continue for thirty days after knowledge or notice thereof;

(b) Peabody (or any Affiliate thereof) shall fail to transfer to any successor Servicer when required any rights pursuant to the Agreement that Peabody (or such Affiliate) then has as Servicer;

(c) any representation or warranty made or deemed made by the Seller, Peabody or any Originator (or any of their respective officers) under or in connection with the Agreement or any other Transaction Document, or any information or report delivered by the Seller, Peabody or any Originator or the Servicer pursuant to the Agreement or any other Transaction Document, shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and shall remain incorrect or untrue for 10 Business Days after notice to the Seller or the Servicer of such inaccuracy;

(d) the Seller or the Servicer shall fail to deliver the Information Package pursuant to the Agreement, and such failure shall remain unremedied for two Business Days;

(e) the Agreement or any Investment or Reinvestment pursuant to the Agreement shall for any reason: (i) cease to create a valid and enforceable perfected ownership or security interest in each Pool Receivable, the Related Security and Collections with respect thereto, free and clear of any Adverse Claim, or (ii) cease to create with respect to the Pool Assets, or the interest of the Administrator with respect to such Pool Assets shall cease to be, a valid and enforceable first priority perfected ownership or security interest, free and clear of any Adverse Claim;

(f) the Seller~~, Peabody or any Originator~~ shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller~~, Peabody or any Originator~~ seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property ~~and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller, Peabody or any Originator~~or the Seller shall take any corporate or organizational action to authorize any of the actions set forth above in this paragraph;

(g) (i) the (A) Default Ratio shall exceed 2.25% or (B) the Delinquency Ratio shall exceed 4.50% or (ii) the average for three consecutive calendar months of: (A) the Default Ratio shall exceed 1.75%, (B) the Delinquency Ratio shall exceed 3.50% or (C) the Dilution Ratio shall exceed 2.50%;

(h) a Change in Control shall occur;

(i) at any time the Purchased Assets Coverage Percentage exceeds 100%, and such circumstance shall not have been cured within two Business Days;

(j) (i) the occurrence of any ~~Event of Default under and as defined in the Credit Agreement, provided that if the Credit Agreement is terminated but not replaced, the covenants in effect in the Credit Agreement immediately prior to termination of the Credit Agreement shall be deemed to be effective for the purposes of the Agreement~~event of default under any Eligible DIP Facility; (ii) any other event shall occur or condition shall exist under ~~the Credit Agreement~~any Eligible DIP Facility and shall continue after the applicable grace period, if any, specified in such ~~Credit Agreement~~Eligible DIP Facility if, in either case: (a) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of ~~such~~ Debt under an Eligible DIP Facility, or (b) any ~~such~~ Debt under an Eligible DIP Facility shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof; or (iii) in the event that ~~the Credit Agreement~~any Eligible DIP Facility shall have terminated, and there exists any other financing arrangement evidencing $25,000,000 or more of indebtedness pursuant to which Peabody is a debtor or an obligor (an “Other Material Financing Agreement”); either (A) the occurrence of any event of default under such Other Material Financing Agreement, or (B) any other event shall occur or condition shall exist under and shall continue after the applicable grace period, if any, specified in such Other Material Financing Agreement, if, in either case of (A) or (B): (i) the effect of such non-payment, event or condition is to give the applicable debtholders the right (whether acted upon or not) to accelerate the maturity of such Other Material Financing Agreement, or (b) any such Other Material Financing Agreement shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), redeemed, purchased or defeased, or an offer to repay, redeem, purchase or defease such Debt shall be required to be made, in each case before the stated maturity thereof; provided, for the avoidance of doubt, that this clause (j) shall not relate to any Debt of any Filing Debtor that was incurred prior to the Filing Date (or, if later, the date on which such Person became a Filing Debtor) for which payment is not required after the Filing Date;

(k) except as could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, either: (i) a contribution failure shall occur with respect to any Benefit Plan sufficient to give rise to a lien on any of the assets of Seller, any Originator, Peabody or any ERISA Affiliate under Section 303(k) of ERISA, (ii) the Internal Revenue Service shall file a notice of lien asserting a claim or claims pursuant to the Internal Revenue Code with regard to any of the assets of Seller, any Originator, Peabody or any ERISA Affiliate and such lien shall have been filed and not released within 10 days, or (iii) the Pension Benefit Guaranty Corporation shall, or shall indicate its intention in writing to the Seller, any Originator, Peabody or any ERISA Affiliate to, either file a notice of lien asserting a claim pursuant to ERISA with regard to any assets of the Seller, any Originator, Peabody or any ERISA Affiliate or terminate any Benefit Plan that has unfunded benefit liabilities, or any steps shall have been taken to terminate any Benefit Plan subject to Title IV of ERISA so as to result in any liability and such lien shall have been filed and not released within 10 days;

(l) the Days’ Sales Outstanding exceed 40.0 days;

(m) [RESERVED]; ~~or~~

(n) any Letter of Credit is drawn upon and, unless as a result of the LC Bank’s failure to provide the notice required by Section 1.16(b), not fully reimbursed pursuant to Section 1.16 (including, if applicable, with the proceeds of any funding by any Purchaser) within two Business Days from the date of such draw;

(o) (i) any of the Chapter 11 Cases shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code without the consent of the Administrator and the Majority Purchaser Agents or (ii) a trustee under Chapter 11 of the Bankruptcy Code or an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code shall be appointed in any of the Chapter 11 Cases and solely with respect to this clause (ii), the order appointing such trustee or examiner shall not be reversed or vacated within thirty (30) days after the entry thereof (or the Loan Parties or their Affiliates shall have acquiesced to the entry of such order) unless consented to by the Required Lenders; provided, however, that a Termination Event shall be deemed to have occurred and to be continuing for all purposes during such period until the occurrence of such reversal, vacation or consent;

(p) an order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases staying, reversing, vacating, amending, supplementing or otherwise modifying any of the Financing Orders or any member of the Peabody Group shall apply for authority to do so, in each, without the prior written consent of the Administrator and the Majority Purchaser Agents;

(q) a member of the Peabody Group shall file a pleading seeking or consenting to the matters described in clauses (o) or (p) above;

(r) any member of the Peabody Group shall seek or support (in any such case by way of any motion or other pleading filed with the Bankruptcy Court) any other Person’s opposition of, any motion made in the Bankruptcy Court by the Administrator or any other Purchaser seeking confirmation of the validity, priority or extent of the liens or other interests of the Administrator granted pursuant to the Transaction Documents;

(s) the filing by any member of the Peabody Group of any motion or proceeding to approve a DIP Facility that grants a lien on (i) the membership interests of the Seller unless the agent for such DIP Facility has entered into and become a party to a No Proceedings Agreement, or (ii) any Pool Assets, in each case without the prior written consent of the Administrator and the Majority Purchaser Agents;

(t) the entry of an order authorizing recovery by any Person from the Pool Assets for any costs of preservation or disposition thereof under Section 506(c) of the Bankruptcy Code or the filing by any member of the Peabody Group of a motion seeking such an order;

(u) the filing by any member of the Peabody Group of any motion or proceeding that could reasonably be expected to result in material impairment of the Administrator’s or any Purchaser’s rights under the Transaction Documents; or a final determination by the Bankruptcy Court (or any other court of competent jurisdiction) with respect to any motion or proceeding brought by any other party that results in any material impairment of the Administrator’s or any Purchaser’s rights under the Transaction Documents, unless such suit or other proceeding is in connection with the enforcement of the Transaction Documents against the Administrator or any Purchaser Agent;

(v) the entry of one or more orders granting relief from the automatic stay with respect to any proceeding involving (i) any member of the Peabody Group, so as to allow any third party to proceed against the assets of any member of the Peabody Group, which have a value in excess of $10,000,000 in the aggregate or (ii) granting the trustee, administrative agent or collateral agent under the Credit Agreement or the Second Lien Notes Indenture (or any other Person directly or indirectly on its behalf) relief from the automatic stay to proceed against the limited liability company interests in the Seller;

(w) the existence of any Adverse Claim on any Pool Assets;

(x) any member of the Peabody Group makes any payment on any Debt of any member of the Peabody Group arising before the Filing Date, other than as permitted by order of the Bankruptcy Court or as otherwise agreed to by the Administrator and permitted by the Bankruptcy Court in respect of claims that are sought pursuant to the “first day” motions filed by the Filing Debtors and subsequently authorized by orders in the Chapter 11 Cases;

(y) a Final Order shall not have been entered within 45 days following the Filing Date (or such later date as consented to in writing by the Administrator and each Purchaser Agent in their sole and absolute discretion); or from and after the date of entry thereof, the Final Order shall cease to be in full force and effect (or shall have been vacated, stayed, reversed, modified or amended), in each case without the prior written consent of the Administrator and each Purchaser;

(z) Peabody or any of its Affiliates shall fail to comply in any material respect with the terms of the Financing Orders;

(aa) the filing of a plan that does not provide for indefeasible payment in full in cash of all obligations owed by any member of the Peabody Operating Group to the Purchasers (other than contingent obligations not yet due and payable as of the effective date of such plan) upon effectiveness;

(bb) the Servicer shall fail to perform its obligations under Section 2(n) of Exhibit IV of this Agreement;

(cc) either (i) an order of the Bankruptcy Court shall be entered in any of the Chapter 11 Cases, after the entry of an order approving the Transaction Documents, approving a DIP Facility that is not an Eligible DIP Facility or (ii) any member of the Peabody Operating Group enters into a DIP Facility that either (x) is not an Eligible DIP Facility or (y) has terms that are not substantially consistent with the terms of the DIP Facility filed with the related motion in the Chapter 11 Cases; and

(dd) any Person that has an Adverse Claim on the membership interests of the Seller shall take any action that would constitute a breach of any provision set forth in the form of No Proceedings Letter attached hereto as Annex I (if such Person is or were then a party to such a No Proceedings Letter (without regard to whether such Person actually is then a party to such a No Proceedings Letter)).

SCHEDULE I

CREDIT AND COLLECTION POLICY

(Attached)

Schedule I-1

SCHEDULE II

LOCK-BOX BANKS AND LOCK-BOX ACCOUNTS

BANK: PNC BANK

              PITTSBURGH, PA

Name of Originator	Lock-Box Post Office Number	Lock-Box Account Number
PEABODY MIDWEST MINING, LLC	643461	1017293238
Peabody COALSALES, LLC	643772	1019275295
COALSALES II, LLC	642381	1008971287
Peabody COALTRADE, LLC	642406	1008971359
PEABODY WESTERN COAL COMPANY	N/A	1008971308
PEABODY POWDER RIVER MINING, LLC	642396	1008971367

Schedule II-1

SCHEDULE III

TRADE NAMES

None.

Schedule III-1

SCHEDULE IV

OFFICE LOCATIONS

The Principal Place of Business, Chief Executive Office and state of formation of the Seller is:

701 Market Street, St. Louis, Missouri 63101; Seller is a Delaware limited liability company

The Seller maintains its master books and records relating to Receivables at:

701 Market Street, St. Louis, Missouri 63101

The Principal Place of Business, Chief Executive Office and state of formation of Peabody is:

701 Market Street, St. Louis, Missouri 63101; Peabody is a Delaware corporation

Peabody maintains its master books and records relating to the Receivables at:

701 Market Street, St. Louis, Missouri 63101

The Principal Place of Business, Chief Executive Office and state of formation of Peabody Holding Company, LLC is:

701 Market Street, St. Louis, Missouri 63101; Peabody Holding Company, LLC is a Delaware limited liability company

Peabody Holding Company, LLC maintains its master books and records relating to the Receivables at:

701 Market Street, St. Louis, Missouri 63101

Schedule IV-1

SCHEDULE V

GROUP COMMITMENTS

PNC’s Purchaser Group
Party	Capacity	Commitment
PNC Bank, National Association	Committed Purchaser	$180,000,000
PNC Bank, National Association	LC Bank and as LC Participant	$180,000,000

Group Commitment:		$180,000,000

Schedule V-1

SCHEDULE VI

NOTICE ADDRESSES

Notices to the Seller, the Servicer or any Sub-Servicer:

Peabody Energy Corporation

701 Market St.

St. Louis, MO 63101-1826

Attention: James A. Tichenor, Treasurer

Facsimile: 314-342-7740

E-mail: jtichenor@peabodyenergy.com

Notices to PNC in its capacity as Administrator, as a Purchaser Agent or as a Committed Purchaser:

PNC Bank, National Association

300 Fifth Avenue, 11th Floor

Pittsburgh, PA 15222-2707

Attention: Robyn Reeher

Facsimile: 412-762-9184

E-mail: robyn.reeher@pnc.com

Notices to PNC in its capacity as LC Bank or as an LC Participant:

PNC Bank, National Association

300 Fifth Avenue, 11th Floor

Pittsburgh, PA 15222-2707

Attention: Robyn Reeher

Facsimile: 412-762-9184

E-mail: robyn.reeher@pnc.com

With a copy to its Purchaser Agent

Schedule VI-1

SCHEDULE VII

SELLER ACCOUNT

Bank Name:	Bank of America, N.A.
Account Number:	4426927763
ABA No.:	02009593

Schedule VII-1

SCHEDULE ~~VII~~VIII

CLOSING MEMORANDUM

Schedule VIII-1

ANNEX A

to Receivables Purchase Agreement

FORM OF INFORMATION PACKAGE

(Attached)

Annex A-1

ANNEX B

to Receivables Purchase Agreement

FORM OF INVESTMENT NOTICE

                    , [20        ]

PNC Bank, National Association

Three PNC Plaza, 4th Floor

255 Fifth Avenue

Pittsburgh, PA 15222-2707

[Each Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016 (as heretofore amended or supplemented, the “Receivables Purchase Agreement”), among P&L Receivables Company, LLC (“Seller”), Peabody Energy Corporation, as Servicer, the Persons from time to time party thereto as Sub-Servicers, the Persons from time to time party thereto as Conduit Purchasers, Committed Purchasers, Purchaser Agents and LC Participants, and PNC Bank National Association, as administrator (in such capacity, the “Administrator”) and as the issuer of letters of credit thereunder (in such capacity, the “LC Bank”). Capitalized terms used in this Investment Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

[This letter constitutes an Investment Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller requests that the Purchasers make an Investment in a pool of receivables on             , [20            ], in the amount of $            . Subsequent to this Investment, the Aggregate Capital will be $            .]1

[This letter constitutes a notice pursuant to Section 1.14(a) of the Receivables Purchase Agreement. Seller desires that LC Bank issue a Letter of Credit with a face amount of $            . Subsequent to this issuance, the LC Participation Amount will be $            and the Aggregate Capital will be $            .]2

Seller hereby represents and warrants as of the date hereof, and as of the date of such [Investment] [issuance], as follows:

(i)	the representations and warranties contained in Exhibit III to the Receivables Purchase Agreement are true and correct in all material respects (except to the extent that such representations and warranties expressly relate to an earlier date, and in which case such representations and warranties are true and correct in all material respects as of such earlier date);

[1]	In the case of a Borrowing Request.
[2]

In the case of a request for an issuance of a Letter of Credit. In the event of a request for the issuance of a Letter of Credit, a Letter of Credit Application in the form of Annex E to the Receivables Purchase Agreement must also be delivered by the Seller.

Annex B-1

(ii)	no event has occurred and is continuing, or would result from the Investment or issuance requested hereby that constitutes a Termination Event;

(iii)	no Unmatured Termination Event exists and is continuing;

(iv)	the sum of the Aggregate Capital plus the LC Participation Amount, after giving effect to the Investment or issuance requested hereby, will not exceed the Purchase Limit;

(v)	after giving effect to the Investment or issuance requested hereby, the Purchased Assets Coverage Percentage shall not exceed 100%; and

(vi)	the Facility Termination Date has not occurred.

Annex B-2

IN WITNESS WHEREOF, the undersigned has caused this Investment Notice to be executed by its duly authorized officer as of the date first above written.

P&L RECEIVABLES COMPANY, LLC

By:
Name:
Title:

Annex B-3

ANNEX C

to Receivables Purchase Agreement

FORM OF PAYDOWN NOTICE

            , 20

PNC Bank, National Association

Three PNC Plaza, 4th Floor

255 Fifth Avenue

Pittsburgh, Pennsylvania 15222-2707

[Each Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016 (as amended, supplemented or otherwise modified, the “Receivables Purchase Agreement”), among P&L Receivables Company, LLC, as Seller, Peabody Energy Corporation, as Servicer, the Persons from time to time party thereto as Sub-Servicers, the Persons from time to time party thereto as Conduit Purchasers, Committed Purchasers, Purchaser Agents and LC Participants, and PNC Bank, National Association, as Administrator and as the LC Bank. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a paydown notice pursuant to Section 1.6(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Aggregate Capital on             ,             3 by the application of $            in cash to pay Capital and Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Capital, together with all costs related to such reduction of the Aggregate Capital. Subsequent to this Paydown, the Aggregate Capital will be $            .

IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

P&L RECEIVABLES COMPANY, LLC

By:
Name:
Title:

[3]	Notice must be given at least two Business Days prior to the requested paydown date.

Annex C-1

ANNEX D

to Receivables Purchase Agreement

FORM OF COMPLIANCE CERTIFICATE

To: PNC Bank, National Association, as Administrator, and [each Purchaser Agent]

This Compliance Certificate is furnished pursuant to that certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016, by and among P&L Receivables Company, LLC (“Seller”), Peabody Energy Corporation (the “Servicer”), the Persons from time to time party thereto as Sub-Servicers, the Persons from time to time party thereto as Conduit Purchasers, Committed Purchasers, Purchaser Agents and LC Participants, and PNC Bank, National Association (the “Administrator”) and as the LC Bank (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Agreement.

THE UNDERSIGNED HEREBY CERTIFIES THAT:

1. I am the duly elected             of Seller.

2. I have reviewed the terms of the Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and condition of Seller during the accounting period covered by the attached financial statements.

3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes a Termination Event or an Unmatured Termination Event, as each such term is defined under the Agreement, during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in paragraph 5 below.

4. Described below are the exceptions, if any, to paragraph 3 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which Seller has taken, is taking, or proposes to take with respect to each such condition or event:

Annex D-1

The foregoing certifications, together with the computations set forth in the financial statements delivered with this Certificate in support hereof, are made and delivered this             day of             , 20            .

P&L RECEIVABLES COMPANY, LLC

By:
Name:
Title:

Annex D-2

ANNEX E

to Receivables Purchase Agreement

FORM OF LETTER OF CREDIT APPLICATION

(Attached)

Annex E-1

ANNEX F

to Receivables Purchase Agreement

FORM OF ASSUMPTION AGREEMENT

Dated as of [                    , 20    ]

THIS ASSUMPTION AGREEMENT (this “Agreement”), dated as of [            ,             ], is among P&L RECEIVABLES COMPANY, LLC (the “Seller”), [            ], as purchaser (the “[            ] Conduit Purchaser”), [            ], as the related committed purchaser (the “[            ] Committed Purchaser”), [            ], as related lc participant (the “[            ] LC Participant” and together with the Conduit Purchaser and the Committed Purchaser, the “[            ] Purchasers”), and [            ], as agent for the [            ] Purchasers (the “[            ] Purchaser Agent” and together with the [            ] Purchasers, the “[            ] Purchaser Group”).

BACKGROUND

The Seller and various others are parties to that certain Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

NOW, THEREFORE, the parties hereto hereby agree as follows:

SECTION 1. This Agreement constitutes an Assumption Agreement pursuant to Section 1.4(g) of the Receivables Purchase Agreement. The Seller desires [the [            ] Purchasers] [the [            ] Committed Purchaser] [the [            ] related LC Participant] to [become Purchasers under] [increase its existing Commitment under] the Receivables Purchase Agreement and upon the terms and subject to the conditions set forth in the Receivables Purchase Agreement, the [            ] Purchasers agree to [become Purchasers thereunder] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [            ] Committed Purchaser hereto] [increase its Commitment in an amount equal to the amount set forth as the “Commitment” under the signature of such [            ] related LC Participant hereto].

Seller hereby represents and warrants to the [            ] Purchasers as of the date hereof, as follows:

(i) the representations and warranties of the Seller contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date hereof as though made on and as of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

Annex F-1

(ii) no event has occurred and is continuing that constitutes a Termination Event or an Unmatured Termination Event; and

(iii) the Facility Termination Date has not occurred.

SECTION 2. Upon execution and delivery of this Agreement by the Seller and each member of the [            ] Purchaser Group, satisfaction of the other conditions to assignment specified in Section 1.4(g) of the Receivables Purchase Agreement (including the written consent of the Administrator and each Purchaser Agent) and receipt by the Administrator and Seller of counterparts of this Agreement (whether by electronic mail or otherwise) executed by each of the parties hereto, [the [            ] Purchasers shall become a party to, and have the rights and obligations of Purchasers under, the Receivables Purchase Agreement][the [            ] Committed Purchaser shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [            ] Committed Purchaser hereto][the [            ] related LC Participant shall increase its Commitment in the amount set forth as the “Commitment” under the signature of the [            ] related LC Participant hereto].

SECTION 3. Each party hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, any Conduit Purchaser, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by such Conduit Purchaser is paid in full. The covenant contained in this paragraph shall survive any termination of the Receivables Purchase Agreement.

SECTION 4. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. This Agreement may not be amended, supplemented or waived except pursuant to a writing signed by the party to be charged. This Agreement may be executed in counterparts, and by the different parties on different counterparts, each of which shall constitute an original, but all together shall constitute one and the same agreement.

(continued on following page)

Annex F-2

IN WITNESS WHEREOF, the parties hereto have executed this Agreement by their duly authorized officers as of the date first above written.

[ ], as a Conduit Purchaser

By:
Name Printed:
Title:

[Address]

[ ], as a Committed Purchaser

By:
Name Printed:
Title:

[Address]
[Commitment]

[ ], as a related LC Participant

By:
Name Printed:
Title:

[Address]
[Commitment]

[ ], as Purchaser Agent for [ ]

By:
Name Printed:
Title:

[Address]

Annex F-3

P&L RECEIVABLES COMPANY, as Seller

By:
Name Printed:
Title:

Consented and Agreed:

PNC BANK, NATIONAL ASSOCIATION, as Administrator

By:
Name Printed:
Title:

Address:	PNC Bank, National Association
Three PNC Plaza
255 Fifth Avenue
Pittsburgh, Pennsylvania 15222-2707

PNC BANK, NATIONAL ASSOCIATION, as LC Bank

By:
Name Printed:
Title:

Address:	PNC Bank, National Association
500 First Avenue
Third Floor
Pittsburgh, Pennsylvania 15219

[THE PURCHASER AGENTS]

By:
Name Printed:
Title:

[Address]

Annex F-4

ANNEX G

to Receivables Purchase Agreement

FORM OF TRANSFER SUPPLEMENT

Dated as of [                    , 20    ]

Section 1.

Commitment assigned:

$

Assignor’s remaining ~~Commitment:~~

~~$~~

~~Capital allocable to Commitment assigned:~~

~~$~~

~~Assignor’s remaining Capital:~~

~~$~~

~~Discount (if any) allocable to~~

~~Capital assigned:~~

~~$~~

~~Discount (if any) allocable to Assignor’s~~

  ~~remaining Capital:~~

~~$~~             Commitment:

$

Capital allocable to Commitment assigned:

$

Assignor’s remaining Capital:

$

Discount (if any) allocable to

  Capital assigned:

$

Discount (if any) allocable to Assignor’s

  remaining Capital:

$

Section 2.

Effective Date of this Transfer Supplement: [            ]

Annex G-1

Upon execution and delivery of this Transfer Supplement by transferee and transferor and the satisfaction of the other conditions to assignment specified in Section 5.3(c) of the Receivables Purchase Agreement (as defined below), from and after the effective date specified above, the transferee shall become a party to, and have the rights and obligations of a Committed Purchaser under, the Fifth Amended and Restated Receivables Purchase Agreement, dated as of March 25, 2016 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among P&L Receivables Company, LLC, as Seller, Peabody Energy Corporation, as initial Servicer, the various Sub-Servicers, Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator and as LC Bank.

Annex G-2

ASSIGNOR: [                    ], as a Committed Purchaser

By:
Name:
Title:

ASSIGNEE: [                    ], as a Purchasing Committed Purchaser

By:
Name:
Title:

[Address]

Accepted as of date first above written:

[                    ], as Purchaser Agent for

the [            ] Purchaser Group

By:
Name:
Title:

Annex G-3

ANNEX H

to Receivables Purchase Agreement

FORM OF INTERIM REPORT

(attached)

Annex H-1

ANNEX I

to Receivables Purchase Agreement

~~RESERVED~~

FORM OF NO PROCEEDINGS LETTER

(attached)

Annex I-1

ANNEX J

to Receivables Purchase Agreement

~~FORM OF~~ INTERIM ~~ORDER~~REPORT

(attached)

Annex ~~H~~K-1